     As filed with the Securities and Exchange Commission on May 8, 2000
                                                 Registration No. 333-31986
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      PRE-EFECTIVE AMENDMENT NO. 2 TO THE

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DUTCHFORK BANCSHARES, INC.
                                      and
                         NEWBERRY FEDERAL SAVINGS BANK
                   EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
      (Name of Small Business Issuer in its Certificate of Incorporation)

            DELAWARE                       6035                   57-1094236
(State or Other Jurisdiction of      (Primary Standard          (IRS Employer
Incorporation or Organization)   Industrial Classification   Identification No.)
                                        Code Number)


                               1735 Wilson Road
                        Newberry, South Carolina 29108
                                (803) 321-3200
       (Address and Telephone Number of Principal Executive Offices)


                               1735 Wilson Road
                                Newberry, South
                                Carolina 29108
                                (803) 321-3200
(Address of Principal Place of Business or Intended Principal Place of Business)


                               J. Thomas Johnson
                Chairman, President and Chief Executive Officer
                          DutchFork Bancshares, Inc.
                               1735 Wilson Road
                        Newberry, South Carolina 29108
                                (803) 321-3200
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                           Paul M. Aguggia, Esquire
                         Victor L. Cangelosi, Esquire
                        Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
 Title of each Class of       Amount to      Proposed Maximum     Proposed Maximum        Amount of
    Securities to be        be Registered     Offering  Price    Aggregate Offering     Registration
       Registered                                Per Unit             Price (1)              Fee
------------------------------------------------------------------------------------------------------
Common Stock
$.01 par Value                  1,560,550             $10.00           $15,605,500       $4,539 (2)
------------------------------------------------------------------------------------------------------
Participation Interests            (3)                    --           $   960,878              (4)
======================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The registration fee of $4,539 was previously paid upon the filing of the Form SB-2.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be deferred or sold pursuant to the employee benefit plan described herein.
(4) The securities of DutchFork Bancshares, Inc. to be purchased by the Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 INTERESTS IN
                         NEWBERRY FEDERAL SAVINGS BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

                                  INVESTED IN
                                UP TO $960,878 OF

                           DUTCHFORK BANCSHARES, INC.
                                 COMMON STOCK



The Board of Directors of Newberry Federal has adopted a plan that will convert the structure of Newberry Federal from a mutual savings institution to a stock savings institution. As part of the conversion, DutchFork Bancshares, Inc. has been established to acquire all of the stock of Newberry Federal and simultaneously offer DutchFork Bancshares common stock to the public under certain purchase priorities in the plan of conversion. You are now permitted to direct the trustee of the Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust to use your current account balances to subscribe for and purchase shares of DutchFork Bancshares common stock through the DutchFork Bancshares Stock Fund. Based upon the value of the Savings Plan assets at ________, the trustee of the Savings Plan could purchase up to 96,087 shares of DutchFork Bancshares common stock assuming a purchase price of $10.00 per share. If the trustee is unable to purchase shares of DutchFork Bancshares common stock in the conversion, the trustee will purchase shares in the open market after the conversion at then prevailing market prices, which may be higher than the initial offering price of $10.00 per share. This prospectus supplement relates to your election to direct the trustee of the Savings Plan to invest all or a portion of your Savings Plan accounts in DutchFork Bancshares common stock.

The prospectus dated __________, 2000, of DutchFork Bancshares, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Newberry Federal, DutchFork Bancshares common stock and the financial condition, results of operations and business of Newberry Federal. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

--------------------------------------------------------------------------------
Please refer to "Risk Factors" beginning on page __ of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
--------------------------------------------------------------------------------

This prospectus supplement may be used only in connection with offers and sales by DutchFork Bancshares of interests or shares of common stock under the Savings Plan to employees of Newberry Federal. You may not use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. DutchFork, Newberry Federal and the Savings Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Newberry Federal or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          The date of this Prospectus Supplement is __________, 2000.

                                   TABLE OF CONTENTS

THE OFFERING......................................................................
    Securities Offered............................................................
    Election to Purchase DutchFork Bancshares Common Stock in the Conversion of
              Newberry Federal....................................................
    Value of Participation Interests..............................................
    Method of Directing Transfer..................................................
    Time for Directing Transfer...................................................
    Irrevocability of Transfer Direction..........................................
    Purchase Price of DutchFork Bancshares Common Stock...........................
    Nature of a Participant's Interest in DutchFork Bancshares Common Stock.......
    Voting and Tender Rights of DutchFork Bancshares Common Stock.................

DESCRIPTION OF THE SAVINGS PLAN...................................................
    Introduction..................................................................
    Eligibility and Participation.................................................
    Contributions Under the Savings Plan..........................................
    Limitations on Contributions..................................................
    Investment of Contributions...................................................
    Benefits Under the Savings Plan...............................................
    Withdrawals and Distributions From the Savings Plan...........................
    Administration of the Savings Plan............................................
    Reports to Savings Plan Participants..........................................
    Plan Administrator............................................................
    Amendment and Termination.....................................................
    Merger, Consolidation or Transfer.............................................
    Federal Income Tax Consequences...............................................
    Restrictions on Resale........................................................
    SEC Reporting and Short-Swing Profit Liability................................

LEGAL OPINIONS....................................................................

CHANGE OF INVESTMENT ALLOCATION FORM

                                  THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan, invested in shares of DutchFork Bancshares common stock. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 96,087 shares of DutchFork Bancshares common stock for the DutchFork Bancshares Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Newberry Federal. Your investment in the DutchFork Bancshares Stock Fund in connection with the conversion of Newberry Federal is also governed by the purchase priorities contained in the plan of conversion of Newberry
Federal.

     This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the conversion of Newberry Federal and the financial condition, results of operations and business of Newberry Federal. The address of the principal executive office of Newberry Federal is 1735 Wilson Road, Newberry, South Carolina 29108. The telephone number of Newberry Federal is (803) 321-3200.

Election to Purchase DutchFork Bancshares Common Stock in the Conversion of Newberry Federal

     In connection with the conversion of Newberry Federal, the Savings Plan will permit you to direct the trustee to transfer all or part of the funds, which represent your current beneficial interest in the assets of the Savings Plan, to the DutchFork Bancshares Stock Fund. The trustee of the Savings Plan will subscribe for DutchFork Bancshares common stock offered for sale in connection with the conversion of Newberry Federal in accordance with your direction. If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion at then prevailing market prices to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price of $10.00 per share.

      You are eligible to direct a transfer of funds to the DutchFork Bancshares Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Newberry Federal. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the conversion of Newberry Federal. An eligible account holder is a depositor whose savings account(s) totalled $50.00 or more on November 30, 1998. A supplemental eligible account holder is a depositor whose savings account(s) totalled $50.00 or more on March 31, 2000. No eligible account holders or supplemental eligible account holders may purchase in the subscription offering more than $175,000 of DutchFork Bancshares common stock, which equals 17,500 shares. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in the Savings Plan account to pay for the shares of DutchFork Bancshares common stock which you are eligible to purchase.

Value of Participation Interests

     As of ____________, 2000, the market value of the assets of the Savings Plan equaled approximately $_________. The plan administrator has informed you of the value of your beneficial interest in the Savings Plan as of ____________, 2000. The value of Savings

Plan assets represents past contributions to the Savings Plan on your behalf, plus earnings losses on the contributions, less previous withdrawals and loans.

Method of Directing Transfer

     The last two pages of this prospectus supplement is a form for you to direct a transfer to the DutchFork Bancshares Stock Fund (the "Change of Investment Allocation Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the DutchFork Bancshares Stock Fund, you should complete the Change of Investment Allocation Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the DutchFork Bancshares Stock Fund during the initial public offering is $250.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the DutchFork Bancshares Stock Fund in connection with the conversion of Newberry Federal is __________, 2000. You should return the Change of Investment Allocation Form to ____________________________________ by ____ p.m. on
__________, 2000.

Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to your account in the Savings Plan to the DutchFork Bancshares Stock Fund cannot be changed. You will, however, be provided with opportunities in the future to make other investment elections with respect to new and previously contributed amounts.

Purchase Price of DutchFork Bancshares Common Stock

     The trustee will use the funds transferred to the DutchFork Bancshares Stock Fund to purchase shares of DutchFork Bancshares common stock in the conversion of Newberry Federal. The trustee will pay the same price for shares of DutchFork Bancshares common stock as all other persons who purchase shares of
DutchFork Bancshares common stock in the conversion of Newberry Federal.    If
there is not enough Common Stock in the conversion to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion at then prevailing market prices to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price of $10.00 per share.

Nature of a Participant's Interest in DutchFork Bancshares Common Stock

     The trustee will hold DutchFork Bancshares common stock in the name of the Savings Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, earnings on your account should not be affected by the investment designations of other participants in the Savings Plan.

Voting and Tender Rights of DutchFork Bancshares Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all DutchFork Bancshares common stock held by the DutchFork Bancshares Stock Fund as directed by participants with interests in the DutchFork Bancshares Stock Fund. With respect to each matter as to which holders of DutchFork Bancshares common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the DutchFork Bancshares Stock Fund. The number of shares of

DutchFork Bancshares common stock held in the DutchFork Bancshares Stock Fund that are voted for and against on each matter will be proportionate to the number of voting instruction rights exercised in such manner. If there is a tender offer for DutchFork Bancshares common stock, the Savings Plan provides that you will be allotted a number of tender instruction rights reflecting your proportionate interest in the DutchFork Bancshares Stock Fund. The percentage of shares of DutchFork Bancshares common stock held in the DutchFork Bancshares Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of DutchFork Bancshares common stock held in the DutchFork Bancshares Stock Fund will not be tendered. The Savings Plan provides for you to exercise your voting instruction rights and tender instruction rights on a confidential basis.


                        DESCRIPTION OF THE SAVINGS PLAN

I.     Introduction

     Effective ___________, 2000, Newberry Federal adopted the Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust. The Savings Plan is a continuation of similar programs maintained by Newberry Federal in prior years. Newberry Federal intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended." Newberry Federal may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Newberry Federal may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by the Employee Retirement Income Security Act of 1974, as amended, federal law provides you with various rights and protections as a plan participant.
Although the Savings Plan is governed by many of the provisions of the Employee Retirement Income Security Act of 1974, as amended, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

     Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the Savings Plan. Newberry Federal qualifies this overview in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to the Human Resources Department at Newberry Federal. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

II.    Eligibility and Participation

     Any employee of Newberry Federal may participate in the Savings Plan as of the first day of the month following the attainment of age 21 and the completion of one "year of service." For purposes of the Savings Plan, you generally complete one "year of service" if you complete 1,000 hours of service with Newberry Federal within a 12 consecutive-month period.

     As of ___________, 2000, ___ of the ___ eligible employees of Newberry Federal elected to participate in the Savings Plan.

III.   Contributions Under the Savings Plan

     Savings Plan Participant Contributions. The Savings Plan permits you to annually defer receipt of 2% to 10% of compensation that Newberry Federal would otherwise currently pay. For purposes of calculating deferrals, the Savings Plan considers compensation to include your base salary, plus overtime, bonuses and commissions. However, by law, the Savings Plan may not consider more than $70,000 of compensation for purposes of determining deferrals for 2000. You may modify the amount contributed to the plan, effective on the first day of each calendar quarter.

     Newberry Federal Contributions. Newberry Federal has discretion under the Savings Plan about whether or not to make matching contributions. Newberry Federal currently makes matching contributions to the Savings Plan equal to __% of your contributions up to 3% of your compensation for purposes of the Savings Plan. Newberry Federal may also make special contributions to the Savings Plan in an amount determined by Newberry Federal as of the last day of the plan year for all employees who participated in the Savings Plan on the last day of the plan year.

IV.    Limitations on Contributions

     Limitation on Employee Salary Deferral. Although the Savings Plan permits you to defer up to 10% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $10,500 for 2000. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in your gross income for federal income tax purposes in the year they are made. In addition, you will have to pay federal income taxes on any excess deferrals when distributed by the Savings Plan to you, unless the excess deferral and any related income allocable is distributed to you not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by you in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to you during any year may not exceed the lesser of 25% of your compensation for that year, or $30,000. The Savings Plan will also limit annual additions to the extent necessary to prevent the limitations contained in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by Newberry Federal from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

     In general, a highly compensated employee includes any employee who, (1) was a 5% owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $85,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 2000, but maybe adjusted annually to reflect increases in the cost of living.

     Top-Heavy Plan Requirements. If for any calendar year the Savings Plan is a Top-Heavy Plan, then Newberry Federal may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the Savings Plan and projected annual benefits under any defined benefit plan maintained by Newberry Federal.

     In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1) an officer of Newberry Federal Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity,

     (2) one of the 10 employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in Newberry Federal,

     (3) a person who owns directly or indirectly more than 5% of the stock of DutchFork Bancshares, or stock possessing more than 5% of the total combined voting power of all stock of DutchFork Bancshares, or

     (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of DutchFork Bancshares and has annual compensation in excess of $150,000.

     The foregoing dollar amounts are for 2000.

V.   Investment of Contributions

     All amounts credited to your account under the Savings Plan are held in trust. A trustee appointed by the Board of Directors of Newberry Federal administers the trust.

     The Savings Plan offers the following investment choices:

     S&P 500 Stock Fund. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

     Stable Value Fund. This fund invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. These contracts pay a steady rate of interest over a certain period of time, usually between three and five years. Its objective is short to intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of your principal.

     S&P MidCap Stock Fund. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term: to earn higher returns which reflect the growth potential of mid-sized companies.

     Money Market Fund. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short-term rates of return while preserving the value of your principal.

     Government Bond Fund. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

     International Stock Fund. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

     Income Plus Asset Allocation Fund. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The Fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

     Growth and Income Asset Allocation Fund. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

     Growth Asset Allocation Fund. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

     The Savings Plan now provides the DutchFork Bancshares Stock Fund as an additional choice to these investment alternatives. The DutchFork Bancshares Stock Fund invests primarily in the common stock of DutchFork Bancshares. You may direct the trustee to invest all or a portion of your Savings Plan account balance in the DutchFork Bancshares Stock Fund.

     The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                                 1999   1998   1997
                                                ------ ------ ------

S&P 500 Stock Fund...........................           27.9%  32.7%
Stable Value Fund............................            5.9    6.2
S&P MidCap Stock Fund........................           18.6   31.5
Money Market Fund............................            5.5    5.5
Government Bond Fund.........................           13.8   15.4
International Stock Fund.....................           19.3    3.6
Income Plus Asset Allocation Fund............            9.7    8.9
Growth and Income Asset Allocation Fund......           15.5   13.6
Growth Asset Allocation Fund.................           24.3   19.0


     The DutchFork Bancshares Stock Fund consists of investments in the common stock of DutchFork Bancshares made on the effective date of the conversion of Newberry Federal. After the conversion of Newberry Federal, the trustee of the Savings Plan will, to the extent practicable, use all amounts held by it in the DutchFork Bancshares Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of DutchFork Bancshares.

     As of the date of this prospectus supplement, none of the shares of DutchFork Bancshares common stock have been issued or are outstanding and there is no established market for the DutchFork

Bancshares common stock. Accordingly, there is no record of the historical performance of the DutchFork Bancshares Stock Fund. Performance of the DutchFork Bancshares Stock Fund depends on a number of factors, including the financial condition and profitability of DutchFork Bancshares and Newberry Federal and market conditions for DutchFork Bancshares common stock generally.



     Investments in the DutchFork Bancshares Stock Fund may involve certain special risks in investments in the common stock of DutchFork Bancshares. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

VI.    Benefits Under the Savings Plan

     Vesting. You are always 100% vested in your elective deferrals under the Savings Plan. You vest in regular matching contributions at a rate of 10% per year through the first four years of employment and an additional 20% per year through the seventh year of employment.


VII.   Withdrawals and Distributions From the Savings Plan

     Distribution Upon Retirement or Disability. Upon retirement or disability, you may receive a partial lump sum payment or a full lump sum payment from the Savings Plan equal to the vested value of your accounts.

     Distribution Upon Death. If you die before your benefits are paid from the Savings Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the Savings Plan.

     Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $5,000, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances does not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the Savings Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan shall be void.

     Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Newberry Federal. Federal law may also impose an excise tax on withdrawals made from the Savings Plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Newberry Federal or after termination of employment.

Administration of the Savings Plan

     The trustee with respect to the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA.

     Trustees. The board of directors of Newberry Federal appoints the trustee to serve at its pleasure. The board of directors has appointed Bank of New York as trustee of the DutchFork Bancshares Stock Fund.

     The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.


Reports to Savings Plan Participants

     The plan administrator will furnish you with a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator


     The current plan administrator of the Savings Plan is Newberry Federal.
The plan administrator is responsible for the administration of the Savings Plan, interpretation of the provisions of the Savings Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Savings Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the Savings Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Employee Retirement Income Security Act of 1974, as amended.

Amendment and Termination


     Newberry Federal intends to continue the Savings Plan indefinitely. Nevertheless, Newberry Federal may terminate the Savings Plan at any time. If Newberry Federal terminates the Savings Plan in whole or in part, then regardless of other provisions in the plan, you will become fully vested in your account. Newberry Federal reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of you or your beneficiaries; provided, however, that Newberry Federal may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code.

Merger, Consolidation or Transfer


     If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the Savings Plan or the other plan is then terminated, the Savings Plan requires you to receive a benefit immediately after the merger, consolidation or transfer. The benefit would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the Savings Plan had then terminated.

Federal Income Tax Consequences


     The following is only a brief summary of the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the Savings Plan and transactions involving the Savings Plan.


     As a "qualified retirement plan," the Internal Revenue Code affords the Savings Plan special tax treatment, including:

     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;


     (2) you pay no current income tax on amounts contributed by the employer on your behalf; and

     (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.


     Newberry Federal will administer the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Newberry Federal receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, you would generally recognize income equal to your vested interest in the Savings Plan, you would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Newberry Federal may be denied certain deductions taken with respect to the Savings Plan.


     Lump Sum Distribution. A distribution from the Savings Plan to you or your beneficiary will qualify as a lump sum distribution if it is made within one taxable year, on account of your death, disability or separation from service, or after you attain age 59 1/2; and consists of the balance to your credit under the Savings Plan and all other profit sharing plans, if any, maintained by Newberry Federal. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Newberry Federal which is included in the distribution.


     DutchFork Bancshares Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes DutchFork Bancshares common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to DutchFork Bancshares common stock that exceeds the value of DutchFork Bancshares common stock at the time of the distribution over its cost or other basis of the securities in the trust. The tax basis of DutchFork Bancshares common stock for purposes of computing gain or loss on its subsequent sale equals the value of DutchFork Bancshares common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of DutchFork Bancshares common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of DutchFork Bancshares common stock. Any gain on a subsequent sale or other taxable disposition of DutchFork Bancshares common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of DutchFork Bancshares common stock. Any gain on a subsequent sale or other taxable disposition of DutchFork Bancshares common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of DutchFork Bancshares common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Savings Plan to another qualified plan or to an individual retirement account generally.


     We have provided you with a brief description of the material federal income tax aspects of the Savings Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.

Restrictions on Resale


     Any person receiving a distribution of shares of common stock under the Savings Plan who is an "affiliate" of DutchFork Bancshares under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of DutchFork Bancshares are generally considered "affiliates." Any person who may be an "affiliate" of Newberry Federal may wish to consult with counsel before transferring any common stock they own. In addition, you are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of DutchFork Bancshares common stock acquired under the Savings Plan, or other sales of DutchFork Bancshares common stock.


     Persons who are not deemed to be "affiliates" of Newberry Federal at the time of resale will be free to resell any shares of DutchFork Bancshares common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Newberry Federal is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Newberry Federal. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Newberry Federal at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of DutchFork Bancshares common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when DutchFork Bancshares is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability


     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as DutchFork.
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of DutchFork Bancshares' fiscal year. Participation in the DutchFork Bancshares Stock Fund of the Savings Plan by officers, directors and persons beneficially owning more than ten percent of common stock of DutchFork Bancshares must be reported to the SEC annually on a Form 5 by such individuals.


     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by DutchFork Bancshares of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.


     The Securities and Exchange Commission has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Savings Plan for six months following the distribution date.

                                 LEGAL OPINIONS


     The validity of the issuance of the common stock of DutchFork Bancshares will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for Newberry Federal in connection with the conversion of Newberry Federal.

NEWBERRY FEDERAL SAVINGS BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST


CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.   Member Data

--------------------------------------------------------------------------------
Print your full name above  (Last, first, middle initial) Social Security Number



--------------------------------------------------------------------------------
Street Address                      City                State     Zip

2.   Instructions


Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") is giving members a special opportunity to invest their Plan account balances in a new investment fund -the DutchFork Bancshares Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by DutchFork Bancshares, Inc. (the "Company") in connection with the conversion of Newberry Federal Savings Bank from mutual to stock form. The percentage of a member's account transferred at the direction of the member into the DutchFork Bancshares Stock Fund will be used to purchase shares of Common Stock during the Subscription and Community Offering. Please review the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Supplement") before making any decision.


If there is not enough Common Stock in the conversion to fill all subscriptions, the Common Stock will be apportioned and the trustee for the Plan may not be able to purchase all of the Common Stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion at then prevailing market prices to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price of $10.00 per share.

Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement. For a discussion of certain factors that should be considered by each member as to an investment in the Common Stock, see "Risk Factors" beginning on page __ of the Prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus and Supplement.

3.   Investment Directions   (Applicable to Accumulated Balances Only)


To direct a transfer of all or part of the funds credited to your accounts to the DutchFork Bancshares Stock Fund, you should complete and file this form with ______________________________ at Newberry Federal Savings Bank, no later than
__________, 2000 at ____ p.m. If you need any assistance in completing this form, please contact Human Resources. If you do not complete and return this form to _______________ by 12:00 noon, the funds credited to accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction had been provided.


I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the DutchFork Bancshares Stock Fund as follows:



          Fund                             Percentage to be transferred
          ----                             ----------------------------
          S&P 500 Stock Fund                        _____%
          Stable Value Fund                         _____%
          S&P MidCap Stock Fund                     _____%
          Money Market Fund                         _____%
          Government Bond Fund                      _____%
          International Stock Fund                  _____%
          Income Plus Fund                          _____%
          Growth & Income Fund                      _____%
          Growth Fund                               _____%


Note: The total amount transferred may not exceed the total value of your accounts.


4.   Investment Directions   (Applicable to Future Contributions Only)


I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Newberry Federal Savings Bank, including those contributions and/or repayments received by Newberry Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in Common Stock, such future contributions or loan repayments, if any, will be invested in the DutchFork Bancshares Stock Fund the month following the conclusion of the Offering.



          Fund                             Percentage
          ----                             ----------
          S&P 500 Stock Fund                  ____%
          Stable Value Fund                   ____%
          S&P MidCap Stock Fund               ____%
          Money Market Fund                   ____%
          Government Bond Fund                ____%
          International Stock Fund            ____%
          Income Plus Fund                    ____%
          Growth & Income Fund                ____%
          Growth Fund                         ____%
          DutchFork Bancshares Stock Fund     ____%
             Total (Important!)               100 %



Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income

        Fund, Growth Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form.

       The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred form the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.     Participant Signature and Acknowledgment - Required

By signing this Change Of Investment Allocation Form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE


------------------------------------------              -----------------------
Signature of Member                                             Date


Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.



------------------------------------------              -----------------------
Signature of Newberry Federal Savings Bank                      Date
Authorized Representative


Minimum Stock Purchase is $250
Maximum Stock Purchase is $175,000



               PLEASE COMPLETE AND RETURN TO _______________ AT
              NEWBERRY FEDERAL BY 12:00 NOON ON __________, 2000.

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING


[LOGO]                                                DUTCHFORK BANCSHARES, INC.
                    (Proposed Holding Company for Newberry Federal Savings Bank)
                                                                1735 Wilson Road
                                                  Newberry, South Carolina 29108
                                                                  (803) 321-3200
================================================================================

     Newberry Federal Savings Bank is converting from the mutual to stock form of organization. After the conversion, DutchFork Bancshares will own all of Newberry Federal's stock. DutchFork Bancshares has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. DutchFork Bancshares will hold all funds of subscribers in an interest-bearing savings account at Newberry Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

     Trident Securities, A Division of McDonald Investments, Inc. will use its best efforts to assist DutchFork Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither Trident Securities nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. Trident Securities intends to make a market in the common stock.

================================================================================

                            PRICE PER SHARE:  $10.00
       EXPECTED TRADING MARKET AND SYMBOL:  Nasdaq SmallCap Market "DFBS"

     This offering will expire no later than __:__ .m., Local time, on ____________, 2000, unless extended.

     .    Number of Shares
          Minimum/Maximum

     .    Estimated Underwriting Commissions and Other Expenses
          Minimum/Maximum

     .    Estimated Net Offering Proceeds to DutchFork Bancshares
          Minimum/Maximum

     . Estimated Net Offering Proceeds per Share to DutchFork Bancshares Minimum/Maximum

Please refer to "Risk Factors" beginning on page __ of the attached Prospectus dated ________ __, 2000.

These securities are not deposits or accounts and are not insured or guaranteed by DutchFork Bancshares, Newberry Federal, the Federal Deposit Insurance Corporation or any other government agency. The common stock is subject to investment risk, including the possible loss of money invested.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representations to the contrary is a criminal offense.


          Trident Securities, A Division of McDonald Investments, Inc.

        The date of this Prospectus Supplement is _______________, 2000

                       THE SYNDICATED COMMUNITY OFFERING


     DutchFork Bancshares is offering for sale between ___________ and __________ shares of common stock at price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of Newberry Federal from a mutual savings bank to a stock savings bank and the issuance of Newberry Federal' outstanding capital stock to DutchFork Bancshares. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and direct community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and direct community offerings.

     Funds sent with purchase orders will earn interest at Newberry Federal's passbook rate from the date Newberry Federal receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, Newberry Federal will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions.
A failure to respond will be treated as a cancellation of the purchase order.
If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Newberry Federal, that authorization would terminate. The conversion must be completed by _______, 2002.

The minimum number of shares which may be purchased is 25 shares. Except for the Newberry Federal employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $175,000 of common stock (17,500 shares) in the syndicated community offering. However, the maximum amount of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is $175,000 of common stock (17,500 shares) sold in the conversion. DutchFork Bancshares reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

     DutchFork Bancshares and Newberry Federal have engaged Trident Securities, A Division of McDonald Investments, Inc. as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. Trident Securities expects to use the services of other registered broker-dealers and that fees to Trident Securities and other selected broker-dealers will not exceed __% of the aggregate purchase price of the shares sold in the syndicated community offering.

     Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "Risk Factors--DutchFork Bancshares cannot assure or guarantee an active trading market for the common stock." in the attached prospectus.

PROSPECTUS                         [LOGO]

                          DUTCHFORK BANCSHARES, INC.
          (Proposed Holding Company for Newberry Federal Savings Bank)
                       1,357,000 Shares of Common Stock

Newberry Federal Savings Bank is converting from the mutual form to the stock form of organization. As part of the conversion, DutchFork Bancshares is offering its shares of common stock to the public. DutchFork Bancshares will own Newberry Federal after the conversion.

                           Price Per Share:  $10.00
               Expected Trading Market:  Nasdaq SmallCap Market
                       Proposed Trading Symbol:  "DFBS"
             Minimum Subscription Requirement:  25 shares or $250


                                        Minimum      Maximum
                                      -----------  -----------

Number of shares:                       1,003,000    1,357,000
Gross offering proceeds:              $10,030,000  $13,570,000
Estimated underwriting commissions
  and other offering expenses:        $   713,000  $   786,000
Estimated net proceeds:               $ 9,317,000  $12,784,000
Estimated net proceeds per share:     $      9.29  $      9.42

If the appraiser increases the estimated value, DutchFork Bancshares may increase the maximum number of shares by up to 15% to 1,560,550 shares.

Trident Securities will use its best efforts to assist DutchFork Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Trident Securities is not obligated to purchase any shares of common stock in the offering. Trident Securities intends to make a market in the common stock.

The offering to depositors and borrowers of Newberry Federal will end at 12:00 Noon, Eastern time, on ________, 2000. An offering to the general public may also be held and may end as early as 12:00 Noon, Eastern time, on _________ __, 2000. If the conversion is not completed by _________ __, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. DutchFork Bancshares will hold all funds of subscribers in an interest-bearing savings account at Newberry Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------
These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For a discussion of risks that you should consider, see "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

For assistance, please contact the conversion center at (___) ___-____.

                              Trident Securities,
                    A Division of McDonald Investments, Inc.


                 The date of this prospectus is ________, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary..................................................................
Risk Factors.............................................................
Selected Financial Information and Other Data............................
Recent Developments......................................................
Use of Proceeds..........................................................
DutchFork Bancshares' Dividend Policy....................................
Market for the Common Stock..............................................
Capitalization...........................................................
Regulatory Capital Compliance............................................
Pro Forma Data...........................................................
Newberry Federal Savings Bank Consolidated Statements of Income..........
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..................................................
Business of DutchFork Bancshares.........................................
Business of Newberry Federal Savings Bank................................
Management of DutchFork Bancshares.......................................
Management of Newberry Federal...........................................
Regulation and Supervision...............................................
Federal and State Taxation on Income.....................................
Shares to Be Purchased by Management with Subscription Rights............
The Conversion...........................................................
Restrictions on Acquisition of DutchFork Bancshares and
  Newberry Federal.......................................................
Description of DutchFork Bancshares Stock................................
Description of Newberry Federal Stock....................................
Registration Requirements................................................
Legal and Tax Opinions...................................................
Experts..................................................................
Where You Can Find More Information......................................
Index to Consolidated Financial Statements - Newberry Federal Savings
  Bank and Subsidiary....................................................

                                    SUMMARY

     You should read this entire document carefully before you decide to invest. For assistance, please contact the conversion center at (___) ___-____.


                                 THE COMPANIES

DutchFork Bancshares, Inc. (page __)                  Newberry Federal formed DutchFork Bancshares to be its
1735 Wilson Road                                      holding company.  To date, DutchFork Bancshares has only
Newberry, South Carolina 29108                        conducted organizational activities.  After the conversion,
                                                      DutchFork Bancshares will own all of Newberry Federal's
                                                      capital stock and will direct, plan and coordinate Newberry
                                                      Federal's business activities.  After the conversion,
                                                      DutchFork Bancshares might become an operating company
                                                      or acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

Newberry Federal Savings Bank                         Newberry Federal is a community bank dedicated to serving
(page __)                                             the financial service needs of consumers within its primary
1735 Wilson Road                                      market area.  Currently, Newberry Federal operates out of its
Newberry, South Carolina 29108                        main office in Newberry, South Carolina and its three branch offices in Newberry, Chapin and Prosperity, South Carolina.

                                                      Historically, Newberry Federal's principal business has been taking deposits from the general public and using those funds to originate loans secured by residential real estate and to invest in securities.  Residential real estate loans accounted for 82.1% of Newberry Federal's total loan portfolio at
                                                      December 31, 1999.  Newberry Federal also makes consumer
                                                      loans, including second mortgage loans, home equity loans
                                                      and lines of credit, and automobile loans.  Newberry Federal also maintains significant investment and mortgage-backed
                                                      securities portfolios, which together accounted for 60.6% of total assets at December 31, 1999.  At December 31, 1999,
                                                      Newberry Federal had total assets of $226.6 million, deposits of $148.4 million and total retained earnings of $16.1 million.

                                                      For a discussion of Newberry Federal's business strategy and recent results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of
                                                      Operations."  For a discussion of Newberry Federal's
                                                      business activities, see "Business of Newberry Federal
                                                      Savings Bank."
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Restrictions on Acquisition of                        DutchFork Bancshares certificate of incorporation and bylaws
DutchFork Bancshares (page __)                        contain certain provisions that could make more difficult an acquisition of DutchFork Bancshares by means of a tender
                                                      offer, proxy contest or otherwise.  Certain provisions will also make it more difficult to remove the incumbent board of
                                                      directors and management of DutchFork Bancshares.  These
                                                      provisions may deter a future takeover attempt that is not approved by the DutchFork Bancshares' board of directors.



                                          THE CONVERSION

What is the Conversion (page __)                      The conversion is a change in Newberry Federal's legal form of organization.  As a mutual savings bank, Newberry Federal
                                                      currently has no stock or stockholders.  Instead, Newberry
                                                      Federal operates for the mutual benefit of its depositors, who elect directors and vote on other important matters.  Through the conversion Newberry Federal will become a stock savings bank and will be owned and controlled by the holder of all its stock, which will be DutchFork Bancshares.  Voting rights in
                                                      DutchFork Bancshares will belong to its stockholders.

                                                      Newberry Federal is conducting the conversion under the terms of its plan of conversion.  The Office of Thrift Supervision has approved the plan of conversion with the condition that
                                                      Newberry Federal's members approve the plan of conversion.
                                                      Newberry Federal has called a special meeting of members for
                                                      May ___, 2000 to vote on the plan of conversion.

Reasons for the Conversion                            By converting to the stock form of organization, Newberry
(page __)                                             Federal will be structured in the form used by commercial
                                                      banks, most business entities and a large number of savings institutions.  The conversion will be important to Newberry
                                                      Federal's future growth and performance because it will:

                                                         .  provide a larger capital base from which to operate;

                                                         .  expand its ability to serve the public;

                                                         .  afford its depositors, borrowers and local community
                                                            residents the opportunity to participate as owners in
                                                            the local financial institution with which they do
                                                            business;

                                                         .  enhance its ability to attract and retain qualified
                                                            management through stock-based compensation
                                                            plans; and

                                                         .  enhance its ability to diversify into other financial
                                                            services related activities.

                                                      Currently, Newberry Federal does not have any specific plans or arrangements for diversification or expansion.
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Benefits of the Conversion to                         DutchFork Bancshares and Newberry Federal intend to adopt
 Management (page __)                                 the following benefit plans and employment agreements:

                                                         .  Employee Stock Ownership Plan.  This plan intends
                                                            to purchase 8% of the shares issued in the
                                                            conversion.  This plan intends to acquire these
                                                            shares either in the offering or in the open
                                                            market after the completion of the conversion in
                                                            compliance with applicable regulation and policy of
                                                            the Office of Thrift Supervision.  Newberry Federal
                                                            intends to allocate these shares to employees over a
                                                            period of 12 years in proportion to their compensation.
                                                            Newberry Federal also intends to adopt a
                                                            supplemental executive retirement plan to provide
                                                            key executives with supplemental benefits that
                                                            cannot be allocated directly through the employee
                                                            stock ownership plan as a result of certain federal tax
                                                            law limits.

                                                         .  Stock-Based Incentive Plan.  Under this plan, which
                                                            will be implemented after the conversion and
                                                            submitted to stockholders for their approval,
                                                            DutchFork Bancshares may award stock options to
                                                            key employees and directors of DutchFork
                                                            Bancshares and its affiliates.  The number of options
                                                            available under this plan will be equal to 10% of the
                                                            number of shares issued in the conversion.

                                                            In addition, under this plan, DutchFork Bancshares
                                                            may award shares of restricted stock to key
                                                            employees and directors at no cost to the recipient.
                                                            The number of shares available for stock awards will
                                                            equal 4% of the number of shares issued in the
                                                            conversion.

                                                         .  Employment Agreements.  DutchFork Bancshares
                                                            and Newberry Federal intend to enter into
                                                            employment agreements with their two executive
                                                            officers.  These agreements will provide for
                                                            severance benefits if the executive is terminated
                                                            following a change in control of DutchFork
                                                            Bancshares or Newberry Federal.
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                                                         .  Employee Severance Compensation Plan.  This plan
                                                            will provide severance benefits to eligible employees
                                                            if there is a change in control of DutchFork
                                                            Bancshares or Newberry Federal.

                                                      The following table summarizes the total number and
                                                      dollar value of the shares of common stock, assuming
                                                      1,357,000 shares are issued in the conversion, which the
                                                      employee stock ownership plan expects to acquire and the total value of all stock awards that are expected to be available under the stock-based incentive plan.  The table assumes the value of the shares is $10.00 per share.  The table does not include a value for the options because their value would be equal to the fair market value of the common stock on the day that the
                                                      options are granted.  As a result, financial gains can be realized on an option only if the market price of common stock increases above the price at which the options are granted.

                                                                                                                         Percentage
                                                                                                                         of Shares
                                                                                                Number     Estimated       Issued
                                                                                                  of         Value         in the
                                                                                                Shares     of Shares     Conversion
                                                                                               -------     ----------    ----------
                                                      Employee stock ownership plan........    108,560     $1,085,600        8.0%
                                                      Restricted stock awards..............     54,280        542,800        4.0
                                                      Stock options........................    135,700            --        10.0
                                                                                               -------     ----------    -------
                                                         Total.............................    298,540     $1,628,400       22.0%
                                                                                               =======     ==========    =======

                                                      The following table summarizes the estimated value of the benefits payable under the employment agreements and the employee severance compensation plan assuming a change in control of DutchFork Bancshares or Newberry Federal had occurred at December 31, 1999 based on 1999 compensation data.  The estimated value of the benefits payable under the employee severance compensation plan assumes that all employees are terminated.

                                                                                                                Estimated
                                                                                                                 Value of
                                                                                                                 Benefit
                                                                                                                ----------
                                                      Employment agreements.................................    $1,300,000
                                                      Employee severance compensation plan..................       774,000
                                                                                                                ----------
                                                                                                                $2,074,000
                                                                                                                ==========

                                                      For a discussion of risks associated with these plans and agreements, see "Risk Factors--Implementation of additional benefit plans will increase future compensation expense and may lower Newberry Federal's net income," "Risk Factors--Issuance of shares for benefit programs may lower your ownership interest" and "Risk Factors--Employment agreements, the employee stock ownership plan supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve."
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                                               THE OFFERING

Persons Who Can Order Stock in the Offering           DutchFork Bancshares is offering shares of its common stock in a
(page __)                                             subscription offering in the following order of priority to:

Note: Subscription rights are not transferable,          1.  Persons with $50 or more on deposit at Newberry Federal as of
and persons with subscription rights may not                 November 30, 1998.
subscribe for shares for the benefit of any other
person.  If you violate this prohibition, you may        2.  The Newberry Federal employee stock ownership plan, which
lose your rights to purchase shares and may face             provides retirement benefits to Newberry Federal's employees.
criminal prosecution and/or other sanctions.
                                                         3.  Persons with $50 or more on deposit at Newberry Federal as of
                                                             March 31, 2000.

                                                         4.  Newberry Federal's depositors as of April 30, 2000 and borrowers of Newberry Federal as of February 10, 1987 whose loans continue to be outstanding as of May____, 2000.

                                                      If the offering is oversubscribed,  shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

                                                      DutchFork Bancshares may offer shares not sold in the subscription offering to the general public in a direct community offering.
                                                      People who are residents of Newberry and Lexington Counties, South
                                                      Carolina will have first preference to purchase shares in a direct community offering.  If shares are available, DutchFork Bancshares expects to offer them to the general public immediately after the end of the subscription offering, but may begin a direct community offering at any time during the subscription offering.  Shares not sold in the subscription offering or direct community offering may be offered for sale in a syndicated community offering, which will be an offering to the general public on a best-efforts basis by a selling group of broker-dealers managed by Trident Securities.

Deadline for Ordering Common Stock                    The subscription offering will end at 12:00 Noon, Eastern time, on
                                                      _________ __, 2000.  Newberry Federal expects that the community offering will terminate at the same time.  Newberry Federal may extend this expiration date without notice to you until ________,
                                                      2000, unless regulators approve a later date.  All extensions together may not go beyond May ____, 2002.

Purchase Price                                        The purchase price is $10.00 per share.  The boards of directors of DutchFork Bancshares and Newberry Federal consulted with
                                                      Trident Securities in determining this price.  You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold                           DutchFork Bancshares is offering for sale between 1,003,000 and
                                                      1,357,000 shares of its common stock in this offering.  With regulatory approval, DutchFork Bancshares may increase the number of shares to be sold to
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                                                      1,560,550 shares without giving you further notice or the
                                                      opportunity to change or cancel your order.  If DutchFork
                                                      Bancshares intends to sell fewer than 1,003,000 shares or more than 1,560,550 shares, all subscribers will be notified and given the opportunity to change or cancel their orders.  If you do not respond to this notice, DutchFork Bancshares will return your funds promptly with interest.

How the Offering Range was Determined                 The offering rage is based on an independent appraisal of
(page __)                                             Newberry Federal by Keller & Company, Inc.,  an appraisal firm experienced in appraisals of savings institutions.  Keller &
                                                      Company has estimated that as of February 7, 2000, as updated as of April 5, 2000, Newberry Federal's market value ranged between $10,030,000 and $13,570,000, with a midpoint of
                                                      $11,800,000.  This results in an offering of between 1,003,000 and 1,357,000 shares of stock at an offering price of $10.00 per share.  Keller & Company's appraisal was based in part on Newberry
                                                      Federal's financial condition and results of operations and the effect on Newberry Federal of the additional capital raised by the sale of common stock in this offering. Keller & Company's
                                                      independent appraisal will be updated before the conversion is completed.

                                                      In preparing its independent appraisal, Keller & Company focused primarily on the price/earnings and price/book valuation methodologies, both of which are discussed in the appraisal report.  See "Where You
                                                      Can Find More Information" for how to obtain a copy of the appraisal report.  The following table compares Newberry Federal's pro forma price/earnings and price/book ratios at the minimum and maximum of the offering range to the medians for all publicly traded thrift institutions, all publicly traded South Carolina thrift institutions and a comparable group of 10 publicly traded thrift institutions identified in the appraisal report.  Thrift institutions in the mutual holding company structure are excluded from each comparison group.

                                                      The price/earnings ratios for Newberry Federal presented in the following table are based on earnings for the trailing 12 months as required by regulatory appraisal guidelines.  Therefore, these ratios differ from the ratios presented in the tables under "Pro
                                                      Forma Data."
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                                                                                                              Price/     Price/
                                                                                                             Earnings     Book
                                                                                                              Ratio      Ratio
                                                                                                             --------    ------
                                                      Newberry Federal:
                                                         Minimum.........................................       7.33      40.97
                                                         Maximum.........................................       9.32      49.30
                                                      Median for all publicly traded thrifts.............      10.59      86.93
                                                      Median for all publicly traded
                                                         South Carolina thrifts..........................      10.83      97.70
                                                      Median for the comparable group....................      11.43      68.44

                                                      The independent appraisal does not indicate or predict market value.
                                                      Do not assume or expect that Newberry Federal's valuation as shown in the above table means that the common stock will trade at or above the
                                                      $10.00 purchase price after the conversion.  DutchFork Bancshares cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the purchase price of $10.00 per share.

Purchase Limitations (page __)                        Orders for common stock will be limited in the following ways:

                                                         .  The minimum purchase is $250, which equals 25 shares.

                                                         .  The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or a
                                                            similarly titled deposit account is $175,000 of common stock, which equals 17,500 shares.

                                                         .  The maximum purchase by any person in the direct community offering is $175,000 of common stock, which equals 17,500 shares.

                                                         .  The maximum purchase by any person in the syndicated community offering is $175,000 of common stock, which equals 17,500 shares.

                                                         .  The maximum overall purchase in the subscription offering, direct community offering and syndicated community offering combined by any person, related persons or persons acting together is
                                                            $175,000 of common stock, which equals 17,500 shares.

How to Purchase Common Stock                          To subscribe for shares in the subscription offering or place a purchase
(page __)                                             order for shares in the direct community offering, complete an original stock order form and send it together with full payment to Newberry
                                                      Federal in the postage-paid envelope provided.  You must sign the certification that is part of the stock order form.  Newberry Federal must receive your stock order form with full payment before the end of the subscription offering or the end of the direct community offering, as appropriate.  Once your stock order is submitted, it may not be
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                                                      canceled or changed without the consent of DutchFork Bancshares.

                                                      To ensure that Newberry Federal properly identifies your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form.  If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                                      DutchFork Bancshares and Newberry Federal may reject orders received in the direct community offering either in whole or in part.  If your order is rejected in part, you cannot cancel the remainder of your order.

                                                      You may pay for shares in the subscription offering or the direct community offering in any of the following ways:

                                                         .  By check or money order made payable to DutchFork Bancshares.

                                                         .  By authorizing withdrawal from an account at Newberry Federal.  To use funds in an Individual Retirement Account at Newberry Federal,
                                                            you must transfer your account to an unaffiliated institution or broker.  Please contact the conversion center at least one week before the end of the subscription offering or the direct community offering, as appropriate, for assistance.

                                                      Newberry Federal will pay interest on your subscription funds at the rate it pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated.  All funds authorized for withdrawal from deposit accounts with Newberry Federal will earn interest at the applicable account rate until the conversion is completed.  There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

                                                      No prospectus will be mailed later than five days before the end of the offering or hand-delivered less than 48 hours before the end of the offering.

How DutchFork Bancshares and                          DutchFork Bancshares will use approximately 90% of the net offering
Newberry Federal Will Use the                         proceeds to buy all of the common stock of Newberry Federal.  Newberry
Proceeds of this Offering (page __)                   Federal will use the funds it receives for general business purposes, including originating loans and purchasing securities.

                                                      DutchFork Bancshares also will loan an amount equal to 8% of the gross proceeds of the offering to the employee stock ownership plan to fund its purchase of common stock in the
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                                                      conversion, and will keep the remainder of the net proceeds, approximately $156,000, for general business purposes.

                                                      DutchFork Bancshares and Newberry Federal may also use the proceeds of the offering to expand and diversify their businesses, although they have no specific plans to do so at this time.

Purchases by Directors and Executive Officers         Newberry Federal's directors and executive officers intend to subscribe
(page __)                                             subscribe for 85,000 shares, which equals 6.26% of the 1,357,000 shares that would be sold at the maximum of the offering range.  If fewer shares are sold in the conversion, then directors and executive officers may own a greater percentage of DutchFork Bancshares.  Directors and executive officers will pay the $10.00 per share price as will everyone else who purchases shares in the conversion.

Market for DutchFork Bancshares Common Stock          DutchFork Bancshares has applied to have its common stock quoted on the
(page __)                                             Nasdaq SmallCap Market under the symbol "DFBS." If, at the completion of the offering, DutchFork Bancshares does not meet the requirements for initial listing on the Nasdaq SmallCap Market, it intends to list the common stock over-the-counter through the OTC Bulletin Board or the National Daily
                                                      Quotation System "Pink Sheets" published by the National Quotation Bureau,
                                                      Inc. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. DutchFork Bancshares cannot assure you that there will be an active trading market for the common stock.

DutchFork Bancshares' Dividend Policy (page __)       Because the Office of Thrift Supervision has limited the amount of net offering proceeds that DutchFork Bancshares may retain for general business purposes, DutchFork Bancshares has no present intent of paying cash dividends.  If DutchFork Bancshares decides to pay any cash dividends in the future, they would have to be financed by dividend payments from Newberry Federal, which would require Office of Thrift
                                                      Supervision permission.

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                                  RISK FACTORS

     Before investing in DutchFork Bancshares' common stock please carefully consider the matters discussed below.

Rising interest rates are likely to hurt Newberry Federal's profits

     Like most financial institutions, Newberry Federal's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. A large percentage of Newberry Federal's interest-earning assets have longer maturities than the maturities of Newberry
Federal's interest-bearing liabilities. Therefore, if interest rates rise, Newberry Federal anticipates that its net interest income would decline as interest paid on its deposits and other interest-bearing liabilities would rise more quickly than the interest earned on loans and securities. For further discussion of how changes in interest rates could impact Newberry Federal, see
"Management's Discussion and Analysis of Financial Condition and Results of
Operations--Management of Interest Rate Risk and Market Risk Analysis."

Newberry Federal's capital levels can fluctuate greatly with changes in market interest rates because of its large investment in long-term fixed-rate U.S.
Government agency securities, long-time zero coupon bonds and certain deep discounted, fixed-rate collateralized mortgage obligations

     Newberry Federal's capital levels can fluctuate greatly with changes in market interest rates as a result of its large investment in fixed-rate U.S.
Government agency securities, long-term zero coupon bonds and certain deep discounted, fixed-rate collateralized mortgage obligations. At December 31, 1999, Newberry Federal held $33.3 million of these securities, or 14.7% of Newberry Federal's total assets. These investments, all classified as available-for-sale, will lose much of their value, and in turn decrease the market value of Newberry Federal's entire available-for-sale portfolio, in times of rising interest rates because of their long-term nature. For example, at December 31, 1999, an assumed 1% increase in interest rates would have decreased the market value of Newberry Federal's securities available-for-sale portfolio by approximately $8.1 million, or 7.19%, while an assumed 1% decrease in interest rates would have increased the market value of the portfolio by $7.7 million, or 6.84%. Assuming no changes in the market value of Newberry Federal's liabilities as a result of the change in interest rates, Newberry Federal's capital levels would have decreased or increased by the same amounts. See "Business of Newberry
Federal -- Investment Activities" for further information.

After the conversion, Newberry Federal will invest in lower yielding securities to the extent necessary to comply with Office of Thrift Supervision conditions on its approval of the conversion requiring Newberry Federal to manage more closely its risk to changes in interest rates

     Newberry Federal will invest its portion of the net offering proceeds in lower yielding securities because of restrictions imposed by the Office of Thrift Supervision. Due to Newberry Federal's above average interest rate risk, the Office of Thrift Supervision has imposed as an approval condition to the conversion that Newberry Federal maintain a 4% net portfolio value ratio (a ratio equal to Newberry Federal's net portfolio value divided by the present value of its assets) after giving effect to a 2% change in interest rates. This interest rate risk measure quantifies the effect of a 2% increase or decrease in interest rates on Newberry Federal's net portfolio value ratio. Newberry Federal will invest its portion of the net offering proceeds in short-term U.S.
government and agency securities and mortgage-backed securities to the extent necessary to comply with this interest rate risk measure. These securities typically are lower yielding than the longer-term investment securities currently held by Newberry Federal. For further discussion of the approval condition imposed by the Office of Thrift Supervision, see "Management's
Discussion and Analysis of Financial Condition and Results of Operations--
Management of Interest Rate Risk and Market Risk Analysis."

DutchFork Bancshares' ability to pay dividends, repurchase stock or undertake other corporate transactions requiring cash outlays will be restricted by the Office of Thrift Supervision's condition of approval requiring DutchFork
Bancshares to infuse substantially all of the net offering proceeds into Newberry Federal

     DutchFork Bancshares will rely on dividends from Newberry Federal for the forseeable future to obtain cash to pay dividends, repurchase stock or to undertake any other corporate transactions financed with cash. The Office of Thrift Supervision could prohibit Newberry Federal from paying a dividend to DutchFork Bancshares based on supervisory grounds, including concern regarding
Newberry Federal's level of interest rate risk. Generally, the Office of Thrift
Supervision permits a holding company to retain up to 50% of the net offering proceeds, which the holding company could use to pay dividends without obtaining the approval of the Office of Thrift Supervision. However, due to Newberry
Federal's above average interest rate risk, the Office of Thrift Supervision has imposed as an approval condition that DutchFork Bancshares infuse all of the net offering proceeds into Newberry Federal except for an amount sufficient to fund the loan to Newberry Federal's employee stock ownership plan plus a nominal amount, approximately $156,000, to pay for general operating expenses. See "Use of Proceeds" and "DutchFork Bancshares' Dividend Policy" for further information.


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Because of weak loan demand in its primary market area, Newberry Federal invests heavily in investment securities and mortgage-backed securities, which generally earn less income than loans

     As a result of weak loan demand in Newberry Federal's market area, Newberry
Federal, presently and after the conversion, must invest heavily in investment and mortgage-backed securities. Investment and mortgage-backed securities generally earn less than Newberry Federal's loan portfolio, therefore, Newberry
Federal's income is not as high as it could be if it were able to invest more in loans. Newberry Federal's primary market area for making loans is Newberry
County. According to recent published statistics, the population growth rate for Newberry County is less than 5.0% and the county's population is the oldest in South Carolina. Older individuals generally already own homes and they tend to save more of their disposable income than younger individuals. The demand for commercial real estate loans and commercial business loans is also relatively weak because Newberry County is predominately rural. Consequently, Newberry Federal has had to invest much of the deposit funds it receives in investment securities and mortgage-backed securities. See "Business of Newberry
Federal -- Market Area" and "Business of Newberry Federal -- Lending Activities" for additional information. In addition, Newberry Federal will also likely invest a majority of the conversion proceeds it receives from DutchFork
Bancshares in investment and mortgage-backed securities.  As a result, DutchFork
Bancshares expects that its return on assets will not be as high as it could be if Newberry Federal were able to invest more of the conversion proceeds in loans. See "Use of Proceeds."

Newberry Federal's return on equity will continue to be below average after conversion because of high capital levels

     Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. In recent years, Newberry Federal's return on average equity has been below the average return on equity for publicly-traded savings associations and banks of comparable size. As a result of the additional capital that will be raised in this offering, DutchFork Bancshares expects that its return on equity will continue to be below that average after the offering.
In addition, compensation expense will increase as a result of the new benefit plans. Over time, DutchFork Bancshares intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and DutchFork Bancshares cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

Competition has, and is expected to continue to, hurt Newberry Federal's net interest income

     Newberry Federal faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for Newberry
Federal to make new loans and has forced it to offer higher deposit rates in its market area. This competition for loans and deposits has contributed to a narrowing of its interest rate spread, which has hurt net interest income. The competition for deposits, particularly from mutual funds and other stock market investment vehicles, also has contributed to slower growth in Newberry Federal's deposit base in recent years. Newberry Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continued trend of consolidation in the financial services industry.
Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley
Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which Newberry
Federal conducts business. For more information about Newberry Federal's market area and the competition it faces, see "Business of Newberry Federal Savings
Bank--Market Area" and "Business of Newberry Federal Savings Bank--Competition."


                                       11

Implementation of additional benefit plans will increase future compensation expense and may lower Newberry Federal's net income

     Newberry Federal will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. Newberry Federal cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Newberry Federal would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. As a result of the additional compensation expenses, DutchFork Bancshares expects that its future income will be lower than if the new benefit plans were not implemented. For further discussion of these plans, see "Management of Newberry Federal--Benefits."


Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree

     The net offering proceeds to Newberry Federal are estimated to range from $8.4 million to $11.5 million. DutchFork Bancshares expects to retain approximately $156,000 of the net offering proceeds after it loans a portion of the proceeds to Newberry Federal's employee stock ownership plan to purchase shares of common stock. DutchFork Bancshares and Newberry Federal intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "Use of Proceeds" for further discussion.

Issuance of shares for benefit programs may reduce your ownership interest

     If stockholders approve the new stock-based incentive plan, DutchFork Bancshares intends to issue shares to its officers and directors through these plans. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the options under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Newberry Federal--Benefits."

Takeover attempts that you want to occur could be more difficult to achieve

     Provisions of DutchFork Bancshares' certificate of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or individuals to acquire control of DutchFork Bancshares without the consent of its board of directors. It is possible, however, that you might like to see a takeover attempt succeed because, for example, the potential acquiror could be offering a premium over the then prevailing market price of DutchFork Bancshares common stock. The factors that may discourage takeover attempts or make them more difficult include:

     . Anti-takeover provisions in corporate governance documents, and statutory anti-takeover provisions.
          Provisions in DutchFork Bancshares' certificate of incorporation and bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current board of directors or management of DutchFork Bancshares, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of DutchFork Bancshares' common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; the elimination of cumulative voting for directors; and director residency requirements and other qualifications for directors. The certificate of incorporation of DutchFork Bancshares also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings by stockholders. For further information about these provisions, see "Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal."

     .    Expected voting control by management and employees.
          The shares of common stock that Newberry Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Newberry Federal's and DutchFork Bancshares' benefit plans, could result in management and employees controlling a significant percentage of DutchFork Bancshares' common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees could reach in excess of 20% of DutchFork Bancshares' outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Newberry Federal--Executive Compensation," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal."

     .    Required change in control payments.
          If a change in control had occurred at December 31, 1999, the aggregate value of the severance benefits required to be paid under the employment agreements with executive officers and the employee severance compensation plan would have been approximately $2.1 million based on 1999 compensation data. This estimate does not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. These payments may have the effect of increasing the costs of acquiring DutchFork Bancshares, thereby discouraging future attempts to take over DutchFork Bancshares or Newberry Federal. For information about the proposed employment and severance agreements and severance plan, see "Management of Newberry Federal--Executive Compensation."

Loss of key personnel may hurt Newberry Federal's operations

     J. Thomas Johnson and Steve P. Sligh, Newberry Federal's Chief Executive Officer and President, respectively, have been instrumental in managing the business affairs of Newberry Federal during the past 16 years. The loss of either one could have a material adverse impact on the operations of Newberry Federal and DutchFork Bancshares. Newberry Federal does not have an established management succession plan. Accordingly, should Newberry Federal lose the services of either Messrs. Johnson or Sligh, the Board of Directors would have to search outside of Newberry Federal for a qualified, permanent replacement. This search may be prolonged and Newberry Federal cannot assure you that it will be able to locate and hire qualified replacements. Newberry Federal maintains separate "key man" life insurance policies on the lives of Messrs. Johnson and Sligh each in the face amount of $650,000. Furthermore, DutchFork Bancshares and Newberry Federal intend to enter into employment agreements with Messrs. Johnson and Sligh upon the completion of the conversion to promote their continued employment. For a discussion of Newberry Federal's management, see "Management of Newberry Federal."

DutchFork Bancshares cannot assure or guarantee an active trading market for the common stock

     Because DutchFork Bancshares has never issued stock, there is no current trading market for the common stock. Consequently, DutchFork Bancshares intends to list its common stock on the Nasdaq SmallCap Market. DutchFork Bancshares, however, cannot assure or guarantee that an active trading market for the common stock will develop or that an active trading market, if developed, will continue. An active and orderly trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither DutchFork Bancshares nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of the common stock. Furthermore, DutchFork Bancshares cannot assure or guarantee that purchasers of common stock in the offering will be able to sell their shares after the conversion at or above the $10.00 per share purchase price. For further information, see "Market for Common Stock."

Banking reform legislation restricts the activities in which DutchFork Bancshares may engage compared to existing unitary holding companies

     The Financial Services Modernization Act of 1999, which is intended to modernize the financial services industry, allows greater affiliations by commercial bank holding companies with financial companies such as securities and insurance companies. Under this recent federal legislation, newly formed unitary savings and loan holding companies, such as DutchFork Bancshares, do not have the broad powers formerly available to unitary savings and loan holding companies. Certain unitary savings and loan holding companies are grandfathered under the legislation, but DutchFork Bancshares is not one. Consequently, DutchFork Bancshares is restricted in the activities in which it may engage more than a grandfathered unitary savings and loan holding company. For example, DutchFork Bancshares generally does not have the authority to engage in nonfinancial activities whereas a grandfathered unitary holding company has that authority.

                       SELECTED FINANCIAL AND OTHER DATA

     The following tables contain certain information concerning the financial position and results of operations of Newberry Federal. You should read this information in conjunction with the consolidated financial statements included in this prospectus. The data presented at December 31, 1999 and for the three month periods ended December 31, 1999 and 1998 are derived from unaudited condensed consolidated financial statements but in the opinion of management reflects all adjustments necessary to present fairly the results for this interim period. These adjustments consist only of normal recurring adjustments. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2000.

                                                   At                                   At September 30,
                                              December 31,    ----------------------------------------------------------------
                                                  1999                1999             1998          1997           1996
                                              ------------    ----------------------------------------------------------------
                                                                                 (In thousands)
Selected Consolidated Financial Data:
 Total assets................................     $226,600          $211,151         $182,775      $175,575       $162,009
 Cash and cash equivalents...................        6,123             3,256            4,964         8,867          4,208
 Loans, net..................................       74,788            75,324           71,249        65,997         62,037
 Securities held-to-maturity:
   Mortgage-backed securities, net...........        4,332             4,466            6,819         6,826          7,804
   Investment securities, net................        1,141             1,141            1,346         4,461             --
 Securities available-for-sale:
   Mortgage-backed securities, net...........      109,888            96,885           85,152        75,504         75,531
   Investment securities, net................      22,001            22,068            6,542         7,916          4,366
 Deposit accounts............................      148,437           137,537          141,702       128,721        118,240
 Federal Home Loan Bank advances.............       35,740            39,240           20,600        27,600         26,000
 Other borrowings............................        5,325             7,370               --            --             --
 Total retained earnings.....................       16,128            16,701           18,771        17,425         14,922
 Repossessed assets..........................           22                14               19             4            833
 Non-performing assets and
  troubled debt restructurings...............          259               243              384           242            949


                                               Three Months
                                                  Ended
                                               December 31,                        Year Ended September 30,
                                          ---------------------   -----------------------------------------------------------
                                            1999          1998          1999          1998          1997           1996
                                          ---------   ---------   -------------   -------------  ------------  --------------
                                                                          (In thousands)
Selected Consolidated Operating Data:
 Total interest income.....               $3,774       $2,980       $12,490         $ 12,299       $ 11,829       $ 10,320
 Total interest expense....                2,143        1,921         7,490            7,555          7,287          6,436
   Net interest income.....                1,631        1,059         5,000            4,744          4,542          3,884
 Provision for loan losses.                  160           10           142               85             70             --
   Net interest income after
    provision for loan losses              1,471        1,049         4,858            4,659          4,472          3,884
 Non-interest income.......                  241          279         1,155            1,536          1,464          1,106
 Non-interest expense......                1,215          941         4,228            4,109          4,082          4,929
 Income before income taxes                  497          387         1,785            2,086          1,854             61
 Provision for income taxes                  199          154           771              834            728             22
   Net income..............               $  298       $  233       $ 1,014         $  1,252       $  1,126       $     39

                                                                           At or For the
                                                                        Three Months Ended
                                                                            December 31,     At or For the Year Ended September 30,

                                                                        -------------------  --------------------------------------
                                                                           1999       1998     1999      1998      1997      1996
                                                                         --------   -------   ------    ------    ------    ------
Selected Consolidated Operating Ratios and Other Data (1):
Performance Ratios:
   Average yield on interest-earning assets...............                 7.36%      6.80%    6.94%     7.12%     7.21%     7.08%
   Average rate paid on interest-bearing liabilities......                 4.55       4.73     4.50      4.73      4.72      4.59
   Average interest rate spread (2).......................                 2.81       2.07     2.44      2.40      2.49      2.39
   Net interest margin (3)................................                 3.18       2.42     2.78      2.75      2.77      2.67
   Ratio of interest-earning assets to interest-bearing
    liabilities...........................................               108.85     107.85   108.16    108.02    106.36    107.85
   Net interest income after rovision for loan losses to
    noninterest expense...................................               121.06     111.49   114.91    113.38    109.56     78.82
   Non-interest expense as a percent of average assets....                 2.25       2.06     2.26      2.28      2.36      3.16
   Return on average assets...............................                 0.55       0.51     0.54      0.69      0.65      0.03
   Return on average equity...............................                 7.11       4.91     5.43      6.79      6.82      0.25
   Ratio of average equity to average assets..............                 7.76      10.39     9.97     10.23      9.56     10.19

Regulatory Capital Ratios:
   Tangible capital ratio.................................                 8.72      10.34     9.24     10.28      9.96      9.13
   Core capital ratio.....................................                 8.73      10.34     9.24     10.28      9.96     10.03
   Risk-based capital ratio...............................                18.86      22.49    17.39     24.89     21.29     24.46

Asset Quality Ratios:
   Non-performing loans and troubled debt restructurings
    as a percent of total loans (4).......................                 0.31       0.30     0.51      0.35      0.18      0.30
   Non-performing assets and troubled debt restructurings
    as a percent of total assets (5)......................                 0.12       0.17     0.12      0.21      0.14      0.59
  Allowance for loan losses s a percent of total loans....                 0.44       0.22     0.24      0.25      0.28      0.36
  Allowance for loan losses as a percent of non-performing
   loans and troubled debt restructurings (4).............               140.51      72.49    80.79     49.59     80.25    195.69
  Net loans charged-off to average interest-earning
   loans..................................................                 0.02       0.04     0.18      0.14      0.17      0.06

Number at end of period:
     Full service offices.................................                    4          4        4         4         4         4
     Mortgage loans.......................................                1,965      3,834    2,476     2,328     2,167     1,993
     Deposit accounts.....................................               10,571     15,880    9,957    14,762    15,728    16,266

-----------------
(1) Asset quality ratios and regulatory capital ratios are end of period ratios. All ratios are based on average monthly balances during the indicated periods.
(2) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets.
(4)  Nonperforming loans consist solely of all nonaccrual loans.

(5) Nonperforming assets consist of nonperforming loans, troubled debt restructurings, other repossessed assets and real estate owned.

                              RECENT DEVELOPMENTS

     The following tables contain certain information concerning the financial position and results of operations of Newberry Federal at the date and for the periods indicated. The data presented at March 31, 2000 and for the three and six month periods ended March 31, 2000 and 1999 are derived from unaudited condensed consolidated financial statements but in the opinion of management reflects all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the three and six months ended March 31, 2000 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2000.

                                                                     At                             At
                                                                  March 31,                    September 30,
                                                                    2000                           1999
                                                                -----------                    ------------
                                                                               (unaudited)
                                                                             (In thousands)
Selected Consolidated Financial Data:
  Total assets.......................................             $220,467                         $211,151
  Cash and cash equivalents..........................                2,425                            3,256
  Loans, net.........................................               75,933                           75,324
  Securities held-to-maturity:
    Mortgage-backed securities, net..................                4,162                            4,466
    Investment securities, net.......................                1,141                            1,141
  Securities available-for-sale:
    Mortgage-backed securities, net..................              103,848                           96,885
     Investment securities, net......................               22,662                           22,068
  Deposit accounts...................................              152,049                          137,537
  Federal Home Loan Bank advances....................               35,000                           39,240
  Other borrowings...................................               15,450                            7,370
  Total retained earnings............................               16,730                           16,701
  Repossessed assets.................................                    8                               14
  Non-performing assets and
   troubled debt restructurings......................                  380                              243



                                                                 Three Months Ended               Six Months Ended
                                                                      March 31,                       March 31,
                                                                 ------------------               ----------------
                                                                  2000         1999               2000        1999
                                                                                     (unaudited)
                                                                                   (In thousands)
Selected Consolidated Operating Data:
  Total interest income..............................             $ 3,805     $ 2,953          $ 7,579      $  5,933
  Total interest expense.............................               2,274       1,787            4,417         3,708
    Net interest income..............................               1,531       1,166            3,162         2,225
  Provision for loan losses..........................                 105          70              265            80
    Net interest income after
      provision for loan losses......................               1,426       1,096            2,897         2,145
  Non-interest income................................                 251         290              492           569
  Non-interest expense...............................               1,147         952            2,362         1,893
  Income before income taxes.........................                 530         434            1,027           821
  Provision for income taxes.........................                 212         174              411           328
    Net income.......................................             $   318     $   260          $   616      $    493

                                                                         At or For the              At or For the
                                                                      Three Months Ended          Six Months Ended
                                                                           March 31,                  March 31,
                                                                      ------------------          ----------------
                                                                       2000         1999          2000        1999
                                                                      -------     ------          ------     -----
Selected Consolidated Operating Ratios and Other Data (1):
Performance Ratios:
  Average yield on interest-earning assets...........                   7.36%       6.75%         7.36%        6.77%
  Average rate paid on interest-bearing liabilities..                   4.54        4.44          4.55         4.58
  Average interest rate spread (2)...................                   2.82        2.31          2.81         2.19
  Net interest margin (3)............................                   2.96        2.66          3.07         2.54
  Ratio of interest-earning assets to
   interest-bearing liabilities......................                 103.29      108.65        105.98       108.25
  Net interest income after provision for loan
   losses to noninterest expense.....................                 124.32      115.13        122.65       113.31
  Non-interest expense as a percent of
   average assets....................................                   2.08        2.09          2.17         2.07
  Return on average assets...........................                   0.58        0.57          0.56         0.54
  Return on average equity...........................                   7.74        5.17          7.42         5.05
  Ratio of average equity to average assets..........                   7.46       11.03          7.61        10.71
Regulatory Capital Ratios:
  Tangible capital ratio.............................                   9.08       10.60          9.08        10.60
  Core capital ratio.................................                   9.08       10.60          9.08        10.60
  Risk-based capital ratio...........................                  19.09       20.66         19.09        20.60
Asset Quality Ratios:
  Non-performing loans and troubled
    debt restructurings as a percent
    of total loans (4)...............................                   0.13        0.39          0.13         0.39
  Non-performing assets and troubled
    debt restructurings as a percent
    of total assets (5)..............................                   0.04        0.19          0.04         0.19
 Allowance for loan losses as a percent
   of total loans....................................                   0.47        0.36          0.47         0.36
 Allowance for loan losses as a percent of
   non-performing loans and troubled debt
   restructurings (4)................................                 364.70       75.30        364.70        75.30
  Net loans charged-off to average interest-
   earning loans.....................................                   0.11        0.55          0.13         0.08
Number at end of period:
   Full service offices..............................                      4           4             4            4
   Mortgage loans....................................                  3,807       3,789         3,807        3,789
   Deposit accounts..................................                 16,657      16,162        16,657       16,162

-------------

(1) Asset quality ratios and regulatory capital ratios are end of period ratios. All ratios are based on average monthly balances during the indicated periods.
(2) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets.
(4)  Nonperforming loans consist solely of all nonaccrual loans.
(5) Nonperforming assets consist of nonperforming loans, troubled debt restructurings, other repossessed assets and real estate owned.

Comparison of Financial Condition at March 31, 2000 and September 30, 1999

     Total assets increased by $18.6 million from $211.2 million at September 30, 1999 to $220.5 million at March 31, 2000, primarily as a result of a $16.3 million increase in mortgage-backed securities available-for-sale. Mortgage-backed securities available-for-sale increased from $96.9 million at September 30, 1999 to $103.4 million at March 31, 2000 primarily as a result of an increase in deposits and limited loan demand. Loans receivable increased by only $600,000, from $75.3 million at September 30, 1999 to $75.9 million at March 31, 2000, reflecting the weak demand for loans in Newberry Federal's market area. Deposit accounts increased $14.5 million from $137.5 million at September 30, 1999 to $152.0 million at March 31, 2000. Management attributes this growth to competitive pricing and the closing of branches of other banks in its primary market area. Federal Home Loan Bank of Atlanta advances decreased $4.2 million from $39.2 million at September 30, 1999 to $35.0 million at March 31, 2000 primarily as a result of the repayment of funds in anticipation of Year 2000. Other borrowings increased $8.0 million from $7.4 million at September 30, 1999 to $15.4 million at March 31, 2000, due to more favorable terms of other borrowings as compared to Federal Home Loan Bank borrowings.

     At March 31, 2000, total equity was $16.7 million, which consisted of retained earnings of $21.2 million reduced by a $4.5 million unrealized loss, net of taxes, on the investment securities and mortgage-backed securities portfolios classified as available-for-sale. Because Newberry Federal has a substantial portfolio of investment securities and mortgage-backed securities available-for-sale, the market values of these securities will fluctuate significantly as a result of changes in market interest rates. See "Risk Factors -- Newberry Federal's capital level can fluctuate greatly as a result of changes in market interest rates because of its large securities and mortgage-backed securities portfolios classified as available for sale."

     Non-performing assets and troubled debt restructurings increased from $243,000 at September 30, 1999 to $380,000 at March 31, 2000, primarily as a result of the write-off of a $73,000 unsecured commercial line of credit.

Comparison of Operating Results for the Three Months Ended March 31, 2000 and
1999

     Net Income. Net income increased $58,000 from $260,000 for the three months ended March 31, 1999 to $318,000 for the same period in 2000 primarily as a result of a $365,000 increase in net interest income, partially offset by a $35,000 increase in the provision for loan losses, a $39,000 decrease in non-interest income and a $195,000 increase in non-interest expense.

     Net Interest Income. Net interest income increased from $1.2 million for the three months ended March 31, 1999 to $1.5 million for the same period in 2000 due to an increase in rates on adjustable-rate loans and mortgaged-backed securities. Interest expense increased by $487,000, from $1.8 million for the three months ended March 31, 1999 to $2.3 million for the same period in 2000, due to the rising interest rate environment and an increase in borrowings.

     Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level that management considers adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specified impaired loans, and economic conditions. The provision for loan losses increased from $70,000 for the three months ended March 31, 1999 to $105,000 for the three months ended March 31, 2000. Management deemed the increase in the provision for loan losses warranted based upon its evaluation of current economic conditions, particularly the recent rise in interest rates and gasoline prices, and their adverse effect on the ability of Newberry Federal's consumer loan borrowers to repay their loans. The vast majority of Newberry Federal's consumer loan borrowers are low-income or middle-income individuals who have to commute above average distances to work because they live in rural areas. The recent rise on gasoline prices adversely affects their ability to meet their consumer loan obligations because the higher prices divert available funds away from consumer debt service. Furthermore, if they have adjustable rate mortgage loans, the recent rise in interest rates leads to higher mortgage debt service obligations and, based on historical experience, these individuals tend to default on their consumer loan obligations in order to satisfy their mortgage loan obligations. Management deemed the allowance for loan losses of $353,000 at March 31, 2000 as adequate at that date. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond Newberry Federal's control. While Newberry Federal maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. See "Business of Newberry Federal--Lending Activities--Allowance for Loan Losses" for further information.

     Non-Interest Income. Non-interest income decreased $39,000 from $290,000 for the three months ended March 31, 1999 to $251,000 for the same period in 2000 primarily due to fewer sales of securities.

     Non-Interest Expense. Non-interest expense increased $195,000 from $952,000 for the three months ended March 31, 1999 to $1.1 million for the three months ended March 31, 2000 primarily as a result of a $48,000 increase in data processing expense associated with the upgrade of computer hardware and software and a $133,000 increase in charitable contributions.

     Provision for Income Taxes. The provision for income taxes increased $38,000 from $174,000 for the three months ended March 31, 1999 to $212,000 for the three months ended March 31, 2000 as a result of increased income before income taxes.

Comparison of Operating Results for the Six Months Ended March 31, 2000 and 1999

     Net Income. Net income increased $123,000 from $493,000 for the six months ended March 31, 1999 to $616,000 for the same period in 2000 primarily as a result of a $937,000 increase in net interest income, partially offset by a $185,000 increase in the provision for loan losses, a $77,000 decrease in non-interest income and a $469,000 increase in non-interest expense.

     Net Interest Income. Net interest income increased from $2.2 million for the six months ended March 31, 1999 to $3.2 million for the same period in 2000 due to increases in rates on adjustable-rate loans. Interest expense increased by $700,000, from $3.7 million for the six months ended March 31, 1999 to $4.4 million for the same period in 2000, due to increased borrowings and an increase in the cost of funds.

     Provision for Loan Losses. The provision for loan losses increased from $80,000 for the six months ended March 31, 1999 to $265,000 for the six months ended March 31, 2000. Management deemed the increase in the provisions for loan losses warranted based upon its evaluation of current economic conditions, particularly the recent rise in interest rates and gasoline prices, and their adverse effect on the ability of Newberry Federal's consumer loan borrowers to repay their loans. The vast majority of Newberry Federal's consumer loan borrowers are low-income or middle-income individuals who have to commute above average distances to work because they live in rural areas. The recent rise on gasoline prices adversely affects their ability to meet their consumer loan obligations because the higher prices divert available funds away from consumer debt service. Furthermore, if they have adjustable rate mortgage loans, the recent rise in interest rates leads to higher mortgage debt service obligations and, based on historical experience, these individuals tend to default on their consumer loan obligations in order to satisfy their mortgage loan obligations. Management deemed the allowance for loan losses of $353,000 at March 31, 2000 as adequate at that date. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond Newberry Federal's control. While Newberry Federal maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. See "Business of Newberry Federal--Lending Activities--Allowance for Loan Losses" for further information.

     Non-Interest Income. Non-interest income decreased $77,000 from $569,000 for the six months ended March 31, 1999 to $492,000 for the same period in 2000 primarily due to fewer sales of securities.

     Non-Interest Expense. Non-interest expense increased $500,000 from $1.9 million for the six months ended March 31, 1999 to $2.4 million for the six months ended March 31, 2000 primarily as a result of a $212,000 increase in charitable contributions, a $113,000 increase in compensation and benefits associated with the hire of new employees and annual incentive plan accruals, a $91,000 increase in data processing expense associated with computer hardware and software upgrades, and a $59,000 increase in advertising expense associated with Year 2000 advertising and advertising of charitable contributions.

     Provision for Income Taxes. The provision for income taxes increased $83,000 from $328,000 for the six months ended March 31, 1999 to $411,000 for the six months ended March 31, 2000 as a result of increased income before income taxes.

                                USE OF PROCEEDS

  The following table shows how DutchFork Bancshares intends to distribute the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses of the offering. See "Pro Forma Data" for the assumptions used to arrive at these amounts.



                                             1,003,000   Percentage     1,357,000   Percentage     1,560,550  Percentage
                                             Shares at    of Gross      Shares at    of Gross      Shares at   of Gross
                                                $10.00   Proceeds of       $10.00   Proceeds of       $10.00  Proceeds of
                                             Per Share   $10,030,000    Per Share   $13,570,000    Per Share  $15,605,500
                                            ----------  ------------  -----------  ------------   ---------- -------------
                                                                             (In thousands)

Offering proceeds......................      $ 10,030      100.00%     $  13,570       100.00%     $ 15,606     100.00%
Less:  estimated underwriting
   commissions and other offering
   expenses............................           713        7.11            786         5.79           822       5.27
                                            ----------  ------------  -----------  ------------   ---------- -------------
Net offering proceeds..................         9,317       92.89         12,784        94.21        14,784      94.73

Less:

   Proceeds to be contributed to
      Newberry Federal.................         8,359       83.34         11,542        85.06        13,380      85.74
   Proceeds used for loan to employee
      stock ownership plan.............           802        8.00          1,086         8.00         1,248       8.00
                                            ----------  ------------  -----------  ------------   ---------- -------------
Proceeds remaining for DutchFork
   Bancshares..........................      $    156        1.56%     $     156         1.15%     $    156       1.00%
                                            ==========  ============  ===========  ============   ========== =============


  In addition to loaning funds to Newberry Federal's employee stock ownership plan, DutchFork Bancshares will use the proceeds it retains from the offering for general corporate purposes and to invest in securities. In addition, DutchFork Bancshares may, in the future, use the proceeds of the offering to repurchase shares of its common stock, pay dividends and acquire other financial institutions.

  Newberry Federal may use the proceeds that it receives from the offering:

  .     to fund new loans;

  .     to invest in securities;

  .     to finance the possible expansion of its business activities; and

  .     for general corporate purposes.

  DutchFork Bancshares and Newberry Federal may need regulatory approvals to engage in some of the activities listed above. See "Regulation and Supervision." Neither DutchFork Bancshares nor Newberry Federal currently has any specific plans or agreements regarding any expansion activities or acquisitions.

  Except as described above, neither DutchFork Bancshares nor Newberry Federal has any immediate specific use for the proceeds of this offering. Accordingly, management will have discretion over the investment of the offering proceeds. See "Risk Factors--Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree." Although Newberry Federal's capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."

  Since both Newberry Federal and DutchFork Bancshares will likely invest a majority of the conversion proceeds in investment and mortgage-backed securities, DutchFork Bancshares expects that its return on assets will not be as high as it could be if Newberry Federal were able to invest more of its share of the conversion proceeds in loans. See Risk Factors--Because of weak loan demand in its primary market area, Newberry Federal invests heavily in investment securities and mortgage-backed securities, which generally earn less income than loans."

                     DUTCHFORK BANCSHARES' DIVIDEND POLICY

  Because the Office of Thrift Supervision has limited the amount of net offering proceeds that DutchFork Bancshares may retain for general corporate purposes, DutchFork Bancshares' board of directors has no present intent of paying cash dividends after the conversion. In determining whether to declare or pay any dividends in the future, whether regular or special, the board of directors will take into account the amount of the net proceeds retained by DutchFork Bancshares, DutchFork Bancshares' financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Newberry Federal to DutchFork Bancshares discussed below will also be considered. DutchFork Bancshares cannot guarantee that it will pay dividends or that, if any dividends are paid in the future, that DutchFork Bancshares will not reduce or eliminate dividends in the future.

  DutchFork Bancshares is subject to Delaware law, which generally limits dividends to an amount equal to the difference between the amount by which total assets exceed total liabilities and the amount equal to the aggregate par value of the outstanding shares of capital stock. If there is no difference between these amounts, dividends are limited to net income for the current and/or immediately preceding fiscal year.

  Dividends from DutchFork Bancshares will depend exclusively upon receipt of dividends from Newberry Federal because DutchFork Bancshares initially will have no source of income other than dividends from Newberry Federal and earnings from the investment of the limited net proceeds from the offering retained by DutchFork Bancshares. Due to Newberry Federal's above average interest rate risk, the Office of Thrift Supervision has imposed as an approval condition that DutchFork Bancshares infuse all of the net offering proceeds into Newberry Federal except for an amount sufficient to fund the loan to Newberry Federal's employee stock ownership plan plus a nominal amount, approximately $156,000, to pay for general operating expenses. Office of Thrift Supervision regulations limit distributions from Newberry Federal to DutchFork Bancshares, and set forth notice and application procedures that Newberry Federal would have to follow before paying a dividend to DutchFork Bancshares. In addition, Newberry Federal may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of Newberry Federal below the amount required for the liquidation account to be established as required by Newberry Federal's plan of conversion. See "Risk Factors-- DutchFork Bancshares will not be able to pay dividends, repurchase stock or undertake any corporate transactions requiring cash outlays unless the Office of Thrift Supervision first permits
Newberry Federal to pay dividends to Dutchfork Bancshares," "Regulation and Supervision--Federal Savings Institution Regulation--Limitations on Capital Distributions," "The Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of Newberry Federal--Liquidation Account" and Note 16 of the Notes to Consolidated Financial Statements included in the back of this prospectus.

  Any payment of dividends by Newberry Federal to DutchFork Bancshares that would be deemed to be drawn out of Newberry Federal's bad debt reserves would require the payment of federal income taxes by Newberry Federal at the then current income tax rate on the amount deemed distributed. See "Federal and State Taxation of Income--Federal Income Taxation" and Note 9 of the Notes to Consolidated Financial Statements included in this prospectus. DutchFork Bancshares does not contemplate any distribution by Newberry Federal that would result in this type of tax liability.

  Additionally, DutchFork Bancshares and Newberry Federal have committed to the Office of Thrift Supervision that during the one-year period following the conversion, DutchFork Bancshares will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.


                          MARKET FOR THE COMMON STOCK

  DutchFork Bancshares has not previously issued common stock and there is currently no established market for the common stock. DutchFork Bancshares has applied to have its common stock quoted on the Nasdaq SmallCap Market under the symbol "DFBS" after the conversion.

  One of the requirements for initial quotation of the common stock on the Nasdaq SmallCap Market is that there be at least three market makers for the common stock. Trident Securities has advised DutchFork Bancshares that it intends to make a market in the common stock following the conversion, but is under no obligation to do so. DutchFork Bancshares will seek to encourage and assist at least two additional market makers to make a market in the common stock. Other requirements for initial listing on the Nasdaq SmallCap Market include a public float of one million shares and 300 round lot shareholders, either or both of which may not be met depending on the number of shares sold in the offering. If, at the completion of the offering DutchFork Bancshares does not meet the requirements for initial listing on the Nasdaq SmallCap Market, it intends to list the common stock over-the-counter through the OTC Bulletin Board or the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. Making a market involves maintaining bid and asked quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices. Various securities laws and other regulatory requirements apply to these activities. While DutchFork Bancshares believes that there will be other broker-dealers to act as market makers for the common stock, DutchFork Bancshares cannot guarantee that there will be three or more market makers for the common stock.

  Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within DutchFork Bancshares' control or under the control of any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice and therefore you should not view the common stock as a short-term investment. DutchFork Bancshares cannot assure you that an active and liquid trading market for the common stock will develop or that, if it develops, it will continue, nor can DutchFork Bancshares assure you that if you purchase shares you will be able to sell them at or above $10.00 per share or that quotations will be available on the Nasdaq SmallCap Market as contemplated.

                                 CAPITALIZATION

  The following table presents the historical capitalization of Newberry Federal at December 31, 1999, and the pro forma capitalization of DutchFork Bancshares after giving effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. DutchFork Bancshares pro forma capitalization does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.

                                                                    DutchFork Bancshares Pro Forma
                                                                 Capitalization Based Upon the Sale of
                                                                -----------------------------------------
                                             Newberry Federal    1,003,000      1,357,000      1,560,550
                                             Capitalization      Shares at      Shares at      Shares at
                                                 as of            $10.00         $10.00         $10.00
                                             December 31, 1999   Per Share      Per Share      Per Share
                                             ------------------  ----------   ------------   ------------
                                                                     (In thousands)

Deposits (1)...............................      $148,437         $148,437      $148,437       $148,437
Advances from Federal Home Loan Bank.......        35,740           35,740        35,740         35,740
Other borrowings...........................         5,325            5,325         5,325          5,325
                                                 --------         --------      --------       --------
Total deposits and borrowed funds..........      $189,502         $189,502      $189,502       $189,502
                                                 ========         ========      ========       ========
Stockholders' equity:
   Preferred stock:
     500,000 shares, $.01 par value per
       share, authorized; none issued or
          outstanding......................      $     --         $     --      $     --       $     --

   Common stock:
      4,000,000 shares, $.01 par value per
       share, authorized; specified number of
          shares assumed to be issued and
          outstanding......................            --               10            14             16

Additional paid-in capital.................            --            9,307        12,770         14,768
Retained earnings, substantially
 restricted (2)............................        20,850           20,850        20,850         20,850
Net unrealized loss on available-for-sale
 securities................................        (4,722)          (4,722)       (4,722)        (4,722)

Less:
   Common stock acquired by employee
      stock ownership plan (3).............            --              802         1,086          1,248
   Common stock to be acquired by
    stock-based incentive plan (4).........            --              401           543            624
                                                  -------          -------       -------        -------
Total stockholders' equity.................       $16,128          $24,242       $27,283        $29,040
                                                  =======          =======       =======        =======

------------------------------
(1) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) Retained earnings are restricted by applicable regulatory capital requirements. Additionally, Newberry Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Newberry Federal's eligible depositors as of November 30, 1998 and March 31, 2000 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."
(3) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion with funds borrowed from DutchFork Bancshares. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from DutchFork Bancshares, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of DutchFork Bancshares. See "Management of Newberry Federal--Benefits--Employee Stock Ownership Plan."
(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of
    the shares of common stock issued in the conversion.   The shares are
    reflected as a reduction of stockholders' equity. See "Risk Factors-- Issuance of shares for benefit programs may lower your ownership interest," "Pro Forma Data" and "Management of Newberry Federal--Benefits--Stock-Based Incentive Plan." The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion.

                         REGULATORY CAPITAL COMPLIANCE

  At December 31, 1999, Newberry Federal exceeded all regulatory capital requirements. The following table presents Newberry Federal's capital position relative to its regulatory capital requirements at December 31, 1999, on a historical and pro forma basis. The table reflects receipt by Newberry Federal of approximately 90% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Newberry Federal, see "Regulation and Supervision--Federal Regulations--Capital Requirements."


                                                                                Pro Forma at December 31, 1999
                                                        -----------------------------------------------------------------------
                                                                                                                  15% Above
                                                              Minimum of             Maximum of                   Maximum of
                                                            Offering Range         Offering  Range              Offering Range
                                                        --------------------    -----------------------    ---------------------
                                  Historical at          1,003,000 Shares          1,357,000 Shares           1,560,550 Shares
                                December 31, 1999,      at $10.00 Per Share       at $10.00 Per Share        at $10.00 Per Share
                               -------------------      --------------------     ----------------------    ----------------------
                                        Percent of                Percent of                 Percent of               Percent of
                                         Adjusted                  Adjusted                   Adjusted                 Adjusted
                                           Total                     Total                      Total                    Total
                                Amount   Assets(1)       Amount     Assets        Amount       Assets       Amount       Assets
                                -------  ---------      --------- ----------     ---------   -----------   ---------  ------------
                                                                     (Dollars in thousands)
Generally accepted  accounting
   principles capital......     $16,128     7.1%         $23,287     10.0%        $26,041       11.0%       $27,635        11.6%
                                =======    ====          =======     ====         =======       ====        =======        ====
Tangible Capital:
   Capital level (2).......     $20,850     9.0%         $28,009     11.8%        $30,763       12.8%       $32,357        13.4%
   Requirement.............       3,458     1.5            3,566      1.5           3,607        1.5          3,631         1.5
                                -------    ----          -------     ----         -------       ----        -------        ----
   Excess..................     $17,392     7.5%         $24,443     10.3%        $27,156       11.3%       $28,726        11.9%
                                =======    ====          =======     ====         =======       ====        =======        ====

Core Capital:
   Capital level (2).......     $20,096     8.7%         $27,255     11.5%        $30,009       12.5%       $31,603        13.1%
   Requirement.............       9,222     4.0            9,508      4.0           9,619        4.0          9,682         4.0
                                -------    ----          -------     ----         -------       ----        -------        ----
   Excess..................     $10,874     4.7%         $17,747      7.5%        $20,390        8.5%       $21,921         9.1%
                                =======    ====          =======     ====         =======       ====        =======        ====

Total Risk-Based Capital:
   Total risk-based
    capital (3)............     $20,415    18.9%         $27,574     25.1%        $30,328       27.5%       $31,922        28.9%
   Requirement.............       8,659     8.0            8,774      8.0           8,818        8.0          8,843         8.0
                                -------    ----          -------     ----         -------       ----        -------        ----
   Excess..................     $11,756    10.9%         $18,800     17.1%        $21,510       19.5%       $23,079        20.9%
                                =======    ====          =======     ====         =======       ====        =======        ====

(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $230.6 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $108.2 million.
(2) A portion of the net unrealized gains on available-for-sale investment securities accounts for the difference between generally accepted accounting principles capital and leverage capital.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

     The following tables show information about the net income and stockholders' equity of DutchFork Bancshares reflecting the conversion (referred to as "pro forma" information). The information provided illustrates the pro forma net income and stockholders' equity of DutchFork Bancshares based on the sale of common stock at the minimum of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated in the following tables are based upon the following assumptions:

     . In addition to a management fee of $10,000, Trident Securities will receive a fee equal to 2.0% of the aggregate purchase price of the shares sold in the conversion, except that no fee will be paid with respect to shares purchased by the employee plans, officers, employees, directors of Newberry Federal or DutchFork Bancshares and their associates. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings." Trident Securities' fees would increase if a syndicated community offering or underwritten public offering is used to sell shares not sold in the subscription offering and direct community offering.

     . Conversion expenses, excluding the fees paid to Trident Securities, will total approximately $550,000 regardless of the number of shares sold in the conversion.

     Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     Pro forma net income for the three months ended December 31, 1999 has been calculated as if the conversion was completed on October 1, 1999, and the net proceeds had been invested at 6.19% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of December 31, 1999. Pro forma net income for the year ended September 30, 1999 has been calculated as if the conversion was completed on October 1, 1998, and the net proceeds had been invested at 5.71% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of September 30, 1999. In light of the changes in market interest rates in recent periods, DutchFork Bancshares and Newberry Federal believe that the one-year U.S. Treasury Bill yield more accurately reflects pro forma reinvestment rates, rather than the arithmetic average of the average yield on all interest-earning assets and the average rate paid on deposits as required by Office of Thrift Supervision regulations.

     A pro forma after-tax return of 3.83% is used for both DutchFork Bancshares and Newberry Federal for the year ended December 31, 1999, after giving effect to a combined federal and state income tax rate of 38.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

     When reviewing the following tables you should consider the following:

     . The final column gives effect to the sale of an additional 203,550 203,550 shares in the conversion, which may be issued without any further notice if Keller & Company increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Newberry Federal or changes in market conditions after the offering begins. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

     . Since funds on deposit at Newberry Federal may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

     . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

     . Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of Newberry Federal's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of November 30, 1998 and March 31, 2000, or the federal income tax consequences of the restoration to income of Newberry Federal's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation of Income" and "The Conversion--Effects of Conversion to Stock Form." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

     . The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation of DutchFork Bancshares' common stock.

     . The amounts shown do not account for the shares to be reserved for issuance under the stock-based incentive plan, which requires stockholder approval at a meeting following the conversion.

     The following pro forma data, which are based on Newberry Federal's equity at December 31, 1999, and net income for the three months ended December 31, 1999, and on its equity at September 30, 1999, and net income for the year ended September 30, 1999, may not represent the actual financial effects of the conversion or the operating results of DutchFork Bancshares after the conversion. The pro forma data rely exclusively on the assumptions outlined above. The pro forma data do not represent the fair market value of DutchFork Bancshares' common stock, the current fair market value of Newberry Federal's or DutchFork Bancshares' assets or liabilities, or the amount of money that would be available for distribution to stockholders if DutchFork Bancshares is liquidated after the conversion.


                                                                At or For the Three Months Ended December 31, 1999
                                                               -----------------------------------------------------
                                                                                                        15% Above
                                                                 Minimum of         Maximum of         Maximum of
                                                                 Estimated          Estimated           Estimated
                                                                 Valuation          Valuation           Valuation
                                                                   Range              Range                Range
                                                                -------------      --------------    ---------------
                                                                  1,003,000         1,357,000            1,560,550
                                                                   Shares            Shares               Shares
                                                                  at $10.00         at $10.00           at $10.00
                                                                  Per Share         Per Share           Per Share
                                                                -------------      --------------    ---------------
                                                                 (Dollars in thousands, except per share amounts)
Gross proceeds....................................                 $10,030            $13,570           $15,606
Less offering expenses............................                    (713)              (786)             (822)
                                                                   --------           --------          --------
      Estimated net proceeds......................                   9,317             12,784            14,784
Less:  common stock acquired by employee stock
 ownership plan...................................                    (802)            (1,086)           (1,248)
Less:  common stock to be acquired by stock-based
 incentive plan...................................                    (401)              (543)             (624)
                                                                   --------           --------          --------
   Net investable proceeds........................                 $ 8,114            $11,155           $12,912
                                                                   =======            =======           ========

Pro Forma Net Income:

Number of shares used to calculate pro forma net
 income per share.................................                 924,432          1,250,702         1,438,353

 Pro forma net income:
   Historical.....................................                 $   298           $    298           $   298
   Pro forma income on net investable proceeds....                      78                107               124
   Less:  pro forma employee stock ownership plan
    adjustments (1)...............................                     (10)               (14)              (16)
   Less:  pro forma stock-based incentive plan
    adjustments (2)...............................                     (12)               (17)              (19)
                                                                   --------           --------          --------
      Pro forma net income........................                 $   354           $    374           $   387
                                                                   =======            =======           ========
 Pro forma net income per share:
   Historical.....................................                 $  0.32           $   0.24           $  0.21
   Pro forma adjustments:
      Pro forma income on net investable proceeds.                    0.08               0.09              0.09
      Less:  pro forma employee stock ownership
       plan adjustments (1).......................                   (0.01)             (0.01)            (0.01)
      Less:  pro forma stock-based incentive plan
       adjustments(2).............................                   (0.01)             (0.01)            (0.01)
                                                                   --------           --------          --------
         Pro forma net income.....................                 $  0.38           $   0.31           $  0.28
                                                                   =======            =======           ========
 Pro Forma Stockholders' Equity:

 Number of shares used to calculate pro forma
   stockholders' equity per share.................               1,003,000          1,357,000         1,560,600

 Pro forma stockholders' equity (book value):
   Historical.....................................                 $16,128            $16,128           $16,128
   Estimated net proceeds.........................                   9,317             12,784            14,784
   Less:  common stock acquired by employee stock
    ownership plan................................                    (802)            (1,086)           (1,248)
   Less:  common stock to be acquired by
    stock-based incentive plan (2)................                    (401)              (543)             (624)
                                                                   --------           --------          --------
      Pro forma stockholders' equity..............                 $24,242            $27,283           $29,040
                                                                   =======            =======           ========

 Pro forma stockholders' equity per share:
   Historical.....................................                 $ 16.08            $ 11.89           $ 10.33
   Estimated net proceeds.........................                    9.29               9.42              9.47
   Less:  common stock acquired by employee stock
    ownership plan................................                   (0.80)             (0.80)            (0.80)
   Less:  common stock to be acquired by
    stock-based incentive plan (2)................                   (0.40)             (0.40)            (0.40)
                                                                   --------           --------          --------
      Pro forma stockholders' equity per share....                 $ 24.17            $ 20.11           $ 18.60
                                                                   =======            =======           ========

Purchase price as a percentage of pro forma
 stockholders' equity per share...................                   41.37%             49.73%            53.76%

Purchase price as a multiple of pro forma
   net income per share (annualized)..............                    6.58x              8.06x             8.93x



                                                                At or For the Three Months Ended December 31, 1999
                                                               -----------------------------------------------------
                                                                                                        15% Above
                                                                 Minimum of         Maximum of         Maximum of
                                                                 Estimated          Estimated           Estimated
                                                                 Valuation          Valuation           Valuation
                                                                   Range              Range                Range
                                                                -------------      --------------    ---------------
                                                                  1,003,000         1,357,000            1,560,550
                                                                   Shares            Shares               Shares
                                                                  at $10.00         at $10.00           at $10.00
                                                                  Per Share         Per Share           Per Share
                                                                -------------      --------------    ---------------
                                                                 (Dollars in thousands, except per share amounts)
Gross proceeds....................................                 $10,030            $13,570           $15,606
Less offering expenses............................                    (713)              (786)             (822)
                                                                   --------           --------          --------
      Estimated net proceeds......................                   9,317             12,784            14,784
Less:  common stock acquired by employee stock
 ownership plan...................................                    (802)            (1,086)           (1,248)
Less:  common stock to be acquired by stock-based
 incentive plan...................................                    (401)              (543)             (624)
                                                                   --------           --------          --------
   Net investable proceeds........................                 $ 8,114            $11,155           $12,912
                                                                   =======            =======           ========

Pro Forma Net Income:

Number of shares used to calculate pro forma net
 income per share.................................                 929,447          1,257,487         1,446,156

 Pro forma net income:
   Historical.....................................                 $ 1,014           $  1,014           $ 1,014
   Pro forma income on net investable proceeds....                     287                395               457
   Less:  pro forma employee stock ownership plan
    adjustments (1)...............................                     (41)               (56)              (65)
   Less:  pro forma stock-based incentive plan
    adjustments (2)...............................                     (50)               (67)              (77)
                                                                   --------           --------          --------
      Pro forma net income........................                 $ 1,210           $  1,286           $ 1,329
                                                                   =======            =======           ========
 Pro forma net income per share:
   Historical.....................................                 $  1.09           $   0.81           $  0.70
   Pro forma adjustments:
      Pro forma income on net investable proceeds.                    0.31               0.31              0.32
      Less:  pro forma employee stock ownership
       plan adjustments (1).......................                   (0.04)             (0.04)            (0.04)
      Less:  pro forma stock-based incentive plan
       adjustments(2).............................                   (0.05)             (0.05)            (0.05)
                                                                   --------           --------          --------
         Pro forma net income.....................                 $  1.31           $   1.03           $  0.93
                                                                   =======            =======           ========
 Pro Forma Stockholders' Equity:

 Number of shares used to calculate pro forma
   stockholders' equity per share.................               1,003,000          1,357,000         1,560,600

 Pro forma stockholders' equity (book value):
   Historical.....................................                 $16,701            $16,701           $16,701
   Estimated net proceeds.........................                   9,317             12,784            14,784
   Less:  common stock acquired by employee stock
    ownership plan................................                    (802)            (1,086)           (1,248)
   Less:  common stock to be acquired by
    stock-based incentive plan (2)................                    (401)              (543)             (624)
                                                                   --------           --------          --------
      Pro forma stockholders' equity..............                 $24,815            $27,856           $29,613
                                                                   =======            =======           ========

 Pro forma stockholders' equity per share:
   Historical.....................................                 $ 16.65            $ 12.31           $ 10.70
   Estimated net proceeds.........................                    9.29               9.42              9.47
   Less:  common stock acquired by employee stock
    ownership plan................................                   (0.80)             (0.80)            (0.80)
   Less:  common stock to be acquired by
    stock-based incentive plan (2)................                   (0.40)             (0.40)            (0.40)
                                                                   --------           --------          --------
      Pro forma stockholders' equity per share....                 $ 24.74            $ 20.53           $ 18.97
                                                                   =======            =======           ========

Purchase price as a percentage of pro forma
 stockholders' equity per share...................                   40.42%             48.71%            52.71%

Purchase price as a multiple of pro forma
   net income per share (annualized)..............                    7.63x              9.71x            10.75x


------------------------------------------
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock offered in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by DutchFork Bancshares. The amount of this borrowing, which will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 8.75%, has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Newberry Federal intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Newberry Federal's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 12-year period, assuming a combined federal and state income tax rate of 38.0%. Interest income earned by DutchFork Bancshares on the loan to the employee stock ownership plan offsets the interest paid on the loan by Newberry Federal. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Newberry Federal--Benefits-- Employee Stock Ownership Plan."

(2) In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the stock-based incentive plan at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 38.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

    For purposes of this table, shares issued under the stock-based incentive plan vest at the rate of 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated stock-based incentive plan expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense.


                                                                                    15% Above
                                                 Minimum            Maximum          Maximum
                                               of Estimated      of Estimated     of Estimated
                                                Valuation          Valuation        Valuation
                                                  Range              Range            Range
                                              --------------    --------------   -----------------
Pro forma net income per share:
   Three months ended December 31, 1999......       $  0.37          $  0.29             $  0.26
   Year ended September 30, 1999.............       $  1.26          $  0.99             $  0.90

Pro forma stockholders' equity per share:
   At December 31, 1999......................       $ 23.24          $ 19.33             $ 17.89
   At September 30, 1999.....................       $ 24.17          $ 20.12             $ 18.63

Pre-tax stock-based incentive plan expense:
   Three months ended December 31, 1999......        12,000           17,000              19,000
   Year ended September 30, 1999.............        50,000           67,000              77,000


                          NEWBERRY FEDERAL SAVINGS BANK
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income for each of the years in the two year period ended September 30, 1999 have been audited by Clifton D. Bodiford, certified public accountant, whose report on these Consolidated Statements of Income appears on page F-2 of this prospectus. The results of operations for the three months ended December 31, 1999 and 1998, which are unaudited, includes all adjustments which, in the opinion of management, are of a normal recurring nature and are necessary for a fair presentation of these interim periods. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ending September 30, 2000. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

                                                                        Three Months
                                                                           Ended                     Year Ended
                                                                        December 31,                September 30,
                                                              -------------------------         ------------------------
                                                                 1999           1998               1999         1998
                                                              ------------  -----------         -----------  -----------
                                                                       (Unaudited)
Interest income:
   Loans receivable (Notes 1 and 3)........................    $1,478,184    $1,452,462         $ 5,780,396  $ 5,729,183
   Investments (Notes 1 and 2).............................       596,012       126,255           5,874,925    4,445,304
   Mortgage-backed and related securities (Notes 1 and 2)..     1,632,430     1,300,694             465,361    1,539,770
   Other interest-earning assets...........................        67,543       100,709             368,890      585,088
                                                              ------------  -----------         -----------  -----------
         Total interest income.............................     3,774,169     2,980,120          12,489,572   12,299,345
                                                              ------------  -----------         -----------  -----------
Interest expense:
   Interest expense on deposit accounts (Note 5)...........     1,622,930     1,598,975           5,989,748    6,252,185
   Federal Home Loan Bank advances (Note 6)................       494,115       315,750           1,438,133    1,290,250
   Other borrowings purchased..............................        25,791         6,603              61,823       12,744
                                                              ------------  -----------         -----------  -----------
         Total interest expense............................     2,142,836     1,921,328           7,489,704    7,555,179
                                                              ------------  -----------         -----------  -----------

Net interest income........................................     1,631,333     1,058,792           4,999,868    4,744,166
   Provision for loan losses (Notes 1 and 3)...............       160,000        10,000             142,000       85,000
                                                              ------------  -----------         -----------  -----------
   Net interest income after provision
      for loan losses......................................     1,471,333     1,048,792           4,857,868    4,659,166
                                                              ------------  -----------         -----------  -----------
Non-interest income:
   Gain (loss) on sales of securities, net.................            --        10,366             194,170      605,752
   Loan origination and commitment fees (Note 1)...........        15,083        56,500             138,449      149,536
   Profit on sale of loans.................................           303            --                  --       19,865
   Loan servicing fees (Note 1)............................        16,841        21,816              76,304       92,754
   Bank service charges....................................       172,662       147,960             585,229      499,239
   Loan late charges.......................................        12,650        13,061              50,669       52,014
   Other...................................................        23,640        28,843             110,245      116,630
                                                              ------------  -----------         -----------  -----------
         Total non-interest income.........................       241,179       278,546           1,155,066    1,535,790
                                                              ------------  -----------         -----------  -----------

Non-interest expense:
   Compensation and benefits...............................       552,792       440,767           2,036,812    2,081,383
   Occupancy and equipment.................................        78,456        67,939             295,511      304,312
   SAIF deposit insurance premium..........................        20,594        19,755              82,298       81,575
   Foreclosed real estate expenses.........................           294         2,622               7,651          166
   Furniture and equipment.................................       100,614        96,470             378,450      295,428
   Professional fees.......................................        76,896        34,692             177,696      109,784
   Telephone and postage...................................        38,002        43,039             156,575      146,468
   Insurance...............................................        10,738        10,267              41,076       42,603
   Marketing...............................................        48,225        42,420             153,569      136,984
   Data processing.........................................        79,708        50,864             300,301      197,782
   Supplies and printing...................................        15,964        17,505              72,451       67,014
   OTS assessments.........................................        11,704        13,146              48,328       51,819
   Meetings................................................         5,135        10,476              68,858       46,829
   Bank service charges....................................         8,620         9,166              33,666       42,359
   Loan expenses...........................................         9,856        23,842              77,211       73,553
   Transaction account charges.............................        12,781         9,402              43,816       46,697
   Automated teller system.................................         6,183         4,347              23,473       17,497
   Contributions...........................................       103,889        17,471             111,578      247,939
   Other...................................................        34,877        26,510             118,268      119,004
                                                              ------------  -----------         -----------  -----------
         Total non-interest expense........................     1,215,328       940,700           4,227,588    4,109,196
                                                              ------------  -----------         -----------  -----------

   Income before income taxes..............................       497,184       386,638           1,785,346    2,085,760

Provision for income taxes (Notes 1 and 7).................       198,770       154,235             771,016      834,304
                                                              ------------  -----------         -----------  -----------
Net income.................................................    $  298,414    $  232,403         $ 1,014,330  $ 1,251,456
                                                              ============  ===========         ===========  ===========
See accompanying notes.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Consolidated Financial Information" and the Consolidated Financial Statements and Notes thereto appearing elsewhere in this prospectus.

General

     Newberry Federal's results of operations depend primarily on net interest income, which is the difference between the interest income earned on Newberry Federal's interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Newberry Federal also earns non-interest income primarily from gains from the sale of securities and service charges and other fees earned on deposit accounts and loans. Newberry Federal's non-interest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. Newberry Federal's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations. Newberry Federal exceeded all of its regulatory capital requirements at December 31, 1999. In addition to serving the financial service needs of consumers within its primary market area, Newberry Federal has demonstrated its commitment to its local communities through philanthropy. Since 1990, it has made monetary gifts and donations totalling $1.7 million to various cultural, educational and civic organizations operating within its primary market area. Newberry Federal intends to continue its tradition of local community support after the conversion.

Forward Looking Statements

     This prospectus contains forward-looking statements that are based on assumptions and describe future plans, strategies, and expectations of Newberry Federal and DutchFork Bancshares. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Newberry Federal's and DutchFork Bancshares' ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Newberry Federal and DutchFork Bancshares and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Newberry Federal's and DutchFork Bancshares' market area and accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Operating Strategy

     Newberry Federal is an independent, community-oriented savings bank, delivering quality customer service and offering a wide range of deposit and loan products to its customers. Because of weak loan demand in Newberry Federal's primary market area, management has maintained a substantial investment in investment securities and mortgage-backed securities classified as available-for-sale. Management's objective in managing the securities portfolio is to maintain a portfolio of high quality, highly liquid investments with competitive returns in order to maximize current income without compromising credit quality.

     Going forward, one of management's objectives is to reduce Newberry Federal's above average exposure to rising interest rates. Rising market interest rates would likely reduce Newberry Federal's net interest income because its interest-bearing liabilities, which are primarily short-term borrowings and short-term deposits, would reprice faster than its interest-earning assets, which include a large portion of fixed-rate loans. Subject to market conditions, Newberry Federal intends to use the offering proceeds raised in the conversion to increase its investment in adjustable-rate mortgage loans and shorter term commercial and consumer loans, including modular home loans that Newberry Federal would originate directly.

Comparison of Financial Condition at December 31, 1999 and September 30, 1999

     Total assets increased by $15.4 million from September 30, 1999, to $226.6 million at December 31, 1999. Loans receivable decreased by $536,000 as loan repayments exceeded originations, reflecting the weak demand for loans in Newberry Federal's market area. Investment securities available-for-sale decreased $66,000, primarily due to the purchase of adjustable-rate securities as a hedge against the fixed-rate loans in the loan portfolio. Mortgage-backed securities held-for-investment decreased $134,000 due to repayments and prepayments. Mortgage-backed securities available-for-sale increased $13.0 million as a result of purchases exceeding payments and sales by $13.0 million. Management invests funds in private issues of mortgage-backed securities to achieve higher yields and an overall shorter weighted average maturity than may be obtained solely through investment in U.S. government guaranteed mortgage-backed securities. The lack of a government guarantee is partially offset by the sinking funds attributable to most private issues. A sinking fund is a contractual obligation that requires the issuer to retire a specified portion of the mortgage-backed securities debt each year. Deposit accounts increased $10.9 million from September 30, 1999 to December 31, 1999. Management attributes this growth to competitive pricing and the closing of branches of other banks in its primary market area. The funds generated from loan repayments, securities prepayments and maturities and increased deposit accounts were partially used to reduce Federal Home Loan Bank advances and other borrowings, with the remaining funds invested in cash and cash equivalents. Cash and cash equivalent balances were also higher at December 31, 1999 in anticipation of Year 2000 needs.

     At December 31, 1999, Newberry Federal had a $19.7 million accounts payable for securities purchases that settled after that date. At September 30, 1999, Newberry Federal had a $8.9 million accounts payable for securities purchases that settled after that date.

     At December 31, 1999, total equity was $16.1 million which consisted of retained earnings of $20.8 million reduced by a $4.7 million unrealized loss, net of taxes, on the investment securities and mortgage-backed securities portfolios classified as available-for-sale. Because Newberry Federal has a substantial portfolio of investment securities and mortgage-backed securities available-for-sale, the market values of these securities will fluctuate significantly as a result of changes in market interest rates. See "Risk Factors -- Newberry Federal's capital level can fluctuate greatly as a result of changes in market interest rates because of its large securities and mortgage-backed securities portfolios classified as available for sale."

Comparison of Operating Results for the Three Months Ended December 31, 1999 and 1998

     Net Income. Net income increased from $232,000 for the three months ended December 31, 1998 to $298,000 for the same period in 1999 primarily as a result of an increase in net interest income of $573,000 partially offset by an increase in the provision for loan losses of $150,000, a decrease in non-interest income of $37,000 and an increase in non-interest expenses of $275,000.

     Net Interest Income. Net interest income increased from $1.1 million for the three months ended December 31, 1998 to $1.6 million for the same period in 1999 due to an increase of 0.26% in the average rate received on investments and mortgage-backed securities due to improved yields on mortgage-backed securities, along with an increase of $22.8 million in the average balance of these securities. Interest expense increased by $222,000 due to an increase of $6.9 million in deposits and an increase of $23.6 million in Federal Home Loan Bank advances and other borrowings while the average rate paid on interest-bearing liabilities declined by 0.18%. During the three months ended December 31, 1999, Newberry Federal borrowed $2.1 million from the Federal Home Loan Bank to purchase adjustable rate mortgage-backed securities indexed to the London InterBank Offered

Rate and collateralized mortgage obligations in an arbitrage to realize the spread between the rate earned on the securities and the rate paid on the borrowings. Newberry Federal also borrowed funds to increase cash reserves by $2.5 million in anticipation of Year 2000 needs.

     Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level that management considers adequate to provide for estimated losses based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, any specified impaired loans, and economic conditions. The provision for loan losses increased from $10,000 for the three months ended December 31, 1998 to $160,000 for the three months ended December 31, 1999. Management deemed the increase in the provision for loan losses warranted based upon its evaluation of current economic conditions, particularly the recent rise in interest rates and gasoline prices, and their adverse effect on the ability of Newberry Federal's consumer loan borrowers to repay their loans. The vast majority of Newberry Federal's consumer loan borrowers are low-income or middle-income individuals who have to commute above average distances to work because they live in rural areas. The recent rise on gasoline prices adversely affects their ability to meet their consumer loan obligations because the higher prices divert available funds away from consumer debt service. Furthermore, if they have adjustable rate mortgage loans, the recent rise in interest rates leads to higher mortgage debt service obligations and, based on historical experience, these individuals tend to default on their consumer loan obligations in order to satisfy their mortgage loan obligations. Management deemed the allowance for loan losses of $332,000 at December 31, 1999 as adequate at that date. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond Newberry Federal's control. While Newberry Federal maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts. See "Business of Newberry Federal--Lending Activities--Allowance for Loan Losses" for further information.

     Non-Interest Income. Non-interest income decreased from $279,000 for the three months ended December 31, 1998 to $241,000 for the same period in 1999 primarily as a result of a decrease in loan origination and commitment fees of $41,000 caused by the decline in loan origination volume. Offsetting this decrease was an increase in bank service charges of $25,000 due to restructuring of fee schedules.

     Non-Interest Expense. Non-interest expense increased from $941,000 for the three months ended December 31, 1998 to $1.2 million for the three months ended December 31, 1999 primarily as a result of increases in compensation and benefits of $112,000, data processing expense of $29,000, professional fees of $42,000 and other expenses of $8,000. Compensation and benefits increased due to general salary and benefit increases as well as increased accruals for incentive compensation based on earnings performance. Data processing expense and professional fees increased as a result of Year 2000-related expenditures. Other expense increased primarily due to an $86,000 increase in charitable contributions.

     Provision for Income Taxes. The provision for income taxes increased for the three months ended December 31, 1999 compared to the same quarter in the prior year as a result of increased income before income taxes.

Comparison of Financial Condition at September 30, 1999 and 1998

     Total assets increased from $182.8 million at September 30, 1998 to $211.2 million at September 30, 1999 primarily as a result of an increases in investment securities available-for-sale of $15.5 million and mortgage-backed securities available-for-sale of $11.7 million. These securities purchases were funded with Federal Home Loan Bank advances and other borrowed funds. Because of low loan demand, Newberry Federal has maintained a significant investment in high quality, highly liquid investment and mortgage-backed securities that offer competitive returns. Loans receivable increased by $4.1 million due to general loan growth. Deposit accounts decreased $4.2 million. Management attributes this decrease to customers withdrawing funds for investment in non-deposit alternative investments.

     At September 30, 1999, total equity was $16.7 compared to $18.8 million at September 30, 1998. This decline was caused by an increase in the unrealized loss, net of taxes, on securities available for sale from an unrealized loss of $766,000 at September 30, 1998 to an unrealized loss of $3.9 million at September 30, 1999 due to an increase in market interest rates. See "Risk Factors -- Newberry Federal's capital level can fluctuate greatly as a result of changes in market interest rates because of its large securities and mortgage-backed securities portfolios classified as available for sale."

Comparison of Operating Results for the Years Ended September 30, 1999 and 1998

     Net Income. Net income decreased from $1.3 million in 1998 to $1.0 million in 1999 primarily as a result of an increase in the provision for loan losses of $57,000, a decrease in non-interest income of $256,000 and an increase in non-interest expenses of $118,000.

     Net Interest Income. Net interest income increased from $4.7 million in 1998 to $5.0 million in 1999 primarily as a result of an increase in the ratio of interest-earning assets to interest-bearing liabilities from 108.02 to 108.16 and a slight increase in the interest rate spread from 2.40% to 2.44% both increases are a result of improved yields on mortgage-backed securities.

     Provision for Loan Losses. The provision for loan losses increased from $85,000 in 1998 to $142,000 in 1999 primarily as a result of an increase in consumer loan charge-offs from $122,000 in 1998 to $167,000 in 1999. See "Business of Newberry Federal--Lending Activities--Allowance for Loan Losses" for further information.

     Non-Interest Income. Non-interest income decreased from $1.5 million in 1998 to $1.2 million in 1999. Gains on sales of securities, net, decreased from $606,000 in 1998 to $194,000 in 1999. In 1998 management sold securities to restructure the portfolio to decrease the weighted average term and increase the weighted average yield of the portfolio. In 1999 market interest rates rose, decreasing imbedded gains in the securities portfolio. Newberry Federal manages its unrealized losses through a continuing attempt to match maturities of assets and liabilities while seeking to maintain a profit margin. On a quarterly basis, Newberry Federal conducts a detailed review of its interest rate risk exposure and the effects on capital of any restructuring of the portfolio that might be deemed appropriate. As part of this process, Newberry Federal takes advantage of opportunities to shorten asset maturities and has taken steps to increase the percent of adjustable-rate mortgage-backed securities. In addition, Newberry Federal attempts to extend the maturity of liabilities when borrowing money and occasionally uses interest rate swaps to limit the effects of any market interest rate fluctuation. See "Business of Newberry Federal - Investment Activities" for information regarding the use of interest rate swaps. Loan servicing fees decreased from $93,000 in 1998 to $76,000 in 1999 as a result of a decline in the servicing portfolio due to prepayments, maturities and refinancings. Offsetting these decreases was an increase in service charges due to the restructuring of fee schedules.

     Non-Interest Expense. Non-interest expense increased from $4.1 million in 1998 to $4.2 million in 1999 primarily as a result of increases in data processing expense of $103,000 and professional fees of $68,000 as a result of Year 2000-related expenditures. In addition, furniture and equipment expense increased $83,000 due to remodeling and improvements at the Chapin branch office and repairs at the Prosperity branch office.

     Provision for Income Taxes. The provision for income taxes decreased between 1998 and 1999 as a result of lower income before income taxes, offset by a slightly higher state tax rate in 1999 because of the absence in 1999 of income from state tax exempt securities.

Average Balances, Interest and Average Yields/Cost

     The following table presents certain information for the periods indicated regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from monthly balances.


                                                                                    Three Months Ended December 31,
                                                                      --------------------------------------------------------------
                                         At December 31, 1999                          1999                         1998
                                     -------------------------        -----------------------------  -------------------------------
                                                                                            Average                         Average
                                        Balance         Yield/         Average              Yield/    Average               Yield/
                                                         Rate          Balance    Interest   Rate     Balance    Interest    Rate
                                        --------       -------        --------    --------  ------    -------    --------  ---------
                                                                         (Dollars in thousands)
Interest earning assets:
 Loans receivable (1)..............    $ 74,788         7.91%         $ 74,946    $1,478     7.89%   $ 71,824    $1,452     8.09%
 Mortgage-backed securities (2)....     114,220         5.72           104,976     1,632     6.22      94,631     1,411     5.96
 Investment securities (3).........      23,005         7.76            22,967       595     7.77       3,573        59     6.61
 Interest-bearing deposits.........       1,368         3.30             2,052        68     3.31       2,869        29     4.04
 Federal funds sold................          --           --                --        --       --       2,387        28     4.69
 Other.............................         137         2.92               133         1     3.01          73         1     5.48
                                       --------                       --------    ------             --------    ------
    Total interest-earning
       assets......................     213,518         7.07           205,074     3,774     7.36     175,357     2,980     6.80
 Noninterest-earning assets........      13,082                         11,009                          7,305
                                       --------                       --------                       --------
    Total assets...................    $226,600                       $216,083                       $182,662
                                       ========                       ========                       ========
Interest-bearing liabilities:
 Deposits:
  Passbook accounts................    $ 17,381         2.83          $ 17,490    $  123     2.81    $ 17,538    $  123     2.81
  Money market and NOW accounts....      27,619         2.32            28,192       160     2.27      26,111       141     2.16
  Certificates of deposit..........     103,437         5.18           103,229     1,339     5.19      97,784     1,335     5.46
                                       --------                       --------    ------             --------    ------
    Total deposits.................     148,437         4.37           148,911     1,622     4.36     141,433     1,599     4.52
  Federal Home Loan Bank
   advances........................      35,740         5.53            35,073       494     5.63      20,600       316     6.14
  Other borrowings.................       5,325         2.03             4,417        27     2.45         554         6     4.33
                                       --------                       --------    ------             --------    ------
    Total interest-bearing
       liabilities.................     189,502         4.52%          188,401     2,143     4.55%    162,587     1,921     4.73%
  Non-interest-bearing
   liabilities.....................      20,970                         10,911                          1,104
                                       --------                        --------                      --------
    Total liabilities..............     210,472                        199,312                        163,691
  Total retained earnings..........      16,128                         16,771                         18,971
                                       --------                       --------                       --------
    Total liabilities and
       retained earnings...........    $226,600                       $216,083                       $182,662
                                       ========                       ========                       ========
  Net interest-earning
    assets.........................    $ 24,016                       $ 16,673                       $ 12,770
  Net interest income/interest
   rate spread (4).................                     2.55%                     $1,631     2.81%               $1,059     2.07%
  Net interest margin as a
   percentage of interest-earning
      assets (5)...................                     3.06%                                3.18%                          2.42%
  Ratio of interest-earning assets
   to interest-bearing
   liabilities.....................                   112.67%                              108.85%                        107.85%

--------------------------------------
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include non-accrual loans.
(2) Includes mortgage-backed securities available-for-sale and held-to-maturity.
(3) Includes investment securities available-for-sale and held-to-maturity, stock in the Federal Home Loan Bank of Atlanta and mutual funds.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.


                                                                        Year Ended September 30,
                                               -------------------------------------------------------------------------
                                                         1999                                      1998
                                               -------------------------------         ---------------------------------
                                                                     Average                                 Average
                                               Average                Yield/           Average                Yield/
                                               Balance   Interest      Rate            Balance   Interest      Rate
                                               --------  --------    -------           --------  --------    -------
                                                                        (Dollars in thousands)
Interest earning assets:
 Loans receivable (1)......................     $ 73,561   $ 5,780     7.86%            $ 69,493   $ 5,729     8.24%
 Mortgage-backed securities (2)............       90,625     5,708     6.30               82,342     4,892     5.94
 Investment securities (3).................       11,884       800     6.73               15,968     1,258     7.88
 Interest-bearing deposits.................        1,878        95     5.06                2,253       154     6.84
 Federal funds sold........................        2,059       101     4.91                2,553       265    10.38
 Other.....................................           92         6     6.52                   43         1     2.33
                                                ---------    ------                     --------   -------
    Total interest-earning assets.......         180,099    12,490     6.94              172,652    12,299     7.12
 Noninterest-earning assets................        7,081                                   7,388
                                                ---------                               --------
    Total assets advances.................      $187,180                                $180,040
                                                ==========                              ========
Interest-bearing liabilities:
 Deposits:
  Passbook accounts......................       $ 17,588       493     2.80             $ 17,780       508     2.86
  Money market and NOW accounts..........         26,632       548     2.06               23,886       471     1.97
  Certificates of deposit................         95,220     4,949     5.20               94,330     5,273     5.59
                                               ---------    ------                      --------   -------
    Total deposits...................            139,440     5,990     4.30              135,996     6,252     4.60
  Federal Home Loan Bank advances...               1,438      5.76   23,100                1,290     5.58
  Other borrowings..........................       2,121        62     2.92                  737        13     1.76
                                               ---------    ------                      --------   -------
    Total interest-bearing liabilities..         166,505     7,490     4.50              159,833     7,555     4.73
                                               ---------    ------   ------             --------   -------    -----
  Non-interest-bearing liabilities..........       2,013                                   1,795
                                               ---------                                --------
    Total liabilities...................         168,518                                161,628
  Total retained earnings...................      18,662                                 18,412
                                               ---------                                --------
     Total liabilities and retained
            earnings.........................  $ 187,180                                $180,040
                                               =========                                ========
  Net interest-earning assets...............   $  13,594                                $ 12,819
  Net interest income/interest
   rate spread (4)....................         $   5,000               2.44%             $ 4,744     2.40%
  Net interest margin as a percentage
   of interest-earning assets (5)..........                            2.78%                         2.75%
  Ratio of interest-earning assets
   to interest-bearing liabilities........                           108.16%                       108.02%

------------------------------
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include non-accrual loans.
(2) Includes mortgage-backed securities available-for-sale and held-to-maturity.
(3) Includes investment securities available-for-sale and held-to-maturity, stock in the Federal Home Loan Bank of Atlanta and mutual funds.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis

     The following table presents the effects of changing rates and volumes on the interest income and interest expense of Newberry Federal. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.


                               Three Months Ended
                                December 31, 1999
                                   Compared to           Year Ended September 30, 1999
                               Three Months Ended                Compared to
                                December 31, 1998        Year Ended September 30, 1998
                               -----------------------   -----------------------------
                               Increase (Decrease)        Increase (Decrease)
                                   Due to                      Due to
                               -----------------         --------------------
                                 Rate    Volume    Net     Rate       Volume      Net
                               -------   -------  -----  --------    --------    -----
                                              (Dollars in thousands)
Interest-earning assets:
 Loans..................        $ (39)   $   65   $  26   $(411)       $ 462     $  51
 Mortgage-backed
  securities (1)........           65       156     221     313          503       816
 Investment securities
    (1).................          190       392     582    (152)        (306)     (458)
  Interest-earning
   deposits with banks..            1        (8)     (7)    (38)         (21)      (59)
 Other borrowings.......           --       (28)    (28)   (135)         (29)     (164)
 Other..................           --        --      --       3            2         5
                               ------      ----   -----   -----         ----      ----
   Total interest-earning
     assets............           217       577     794    (420)         611       191

Interest-bearing liabilities:
 Deposits:
  Passbook accounts....            --        --      --     (10)          (5)      (15)
  Money market and
   NOW accounts........             9        11      22      19         2255        77
  Certificates of
   deposit.............          (971)      975       4    (370)          46      (324)
  Federal Home Loan
  Bank advances.......         (1,336)    1,514     178      44          104       148
  Federal funds
   borrowed............            (6)       27      21      19           30        49
    Total interest-bearing
      liabilities.......       (2,305)    2,527     222     295         (230)      (65)
                               ------    ------   -----   -----         ----      ----
Increase(decrease) in net
   interest income......       $2,522   $(1,950)   $572   $(125)       $ 381     $ 256

-----------------------------

(1) Includes securities available-for-sale and held-to-maturity on a tax equivalent basis.


Management of Interest Rate Risk and Market Risk Analysis

     Qualitative Aspects of Market Risk. Newberry Federal is particularly subject to interest rate risk. Like most financial institutions, a large percentage of Newberry Federal's interest-earning assets have longer maturities than the maturities of Newberry Federal's interest-bearing liabilities which reduces Newberry Federal's income as interest rates rise. In addition, however, Newberry Federal's capital levels can fluctuate greatly with changes in market interest rates as a result of its large investment in long-term fixed-rate U.S. Government agency securities, certain deep discounted, fixed-rate collateralized mortgage obligations and long-term zero coupon bonds. At December 31, 1999, Newberry Federal held $33.3 million of these securities, or 14.7% of its total assets.

     Due to Newberry Federal's above average interest rate risk, the Office of Thrift Supervision has imposed as an approval condition to the conversion that Newberry Federal maintain a 4% net portfolio value ratio (a ratio equal to Newberry Federal's net portfolio value divided by the present value of its assets) after giving effect to a 2% change in interest rates. This interest rate risk measure quantifies the effect of a 2% increase or decrease in interest rates on Newberry Federal's net portfolio value ratio. A higher ratio indicates a lower level of interest ratio risk. See "Risk Factors--After the conversion, Newberry Federal will invest in lower yielding securities to the extent necessary to comply with Office of Thrift Supervision conditions on its approval of the conversion requiring Newberry Federal to manage more closely its risk of fluctuations in interest rates.

     As shown in the table that follows, at December 31, 1999, Newberry Federal's net portfolio value ratio after giving effect to a 2% increase and decrease in interest rates was (0.36)% and 11.50%, respectively. If the Office of Thrift Supervision's condition of approval had been in effect at December 31, 1999, the (0.36)% ratio would have not complied with the condition. These ratios, however, do not give effect to steps that management would take, including restructuring Newberry Federal's securities portfolio, to counteract the change in interest rates.

     Newberry Federal will invest its portion of the net offering proceeds in short-term U.S. government and agency securities and mortgage-backed securities to the extent necessary to comply with the Office of Thrift Supervision interest rate risk measure. These securities typically are lower yielding than the longer-term investment securities currently held by Newberry Federal. Assuming the conversion was completed on December 31, 1999, Newberry Federal's net portfolio value ratio after giving effect to a 2% change in interest rates would have been 3.59%, 4.27%, 4.93% and 5.71%, assuming net offering proceeds contributed to Newberry Federal of $8.1 million at the minimum, $9.6 million at the midpoint, $11.1 million at the maximum and $12.9 million at the maximum, as adjusted. Upon the completion of the conversion, Newberry Federal expects to comply with the 4% interest rate risk measure imposed by the Office of Thrift Supervision. If the conversion is completed at the minimum of the offering range, resulting in less than a 4% interest rate risk measure, Newberry Federal intends to restructure the securities portfolio to the extent necessary to achieve compliance with the 4% interest rate risk measure, unless otherwise directed by the Office of Thrift Supervision.

     If market interest rates continue to rise and Newberry Federal is not able to comply with the Office of Thrift Supervision interest rate risk measure after the conversion, Newberry Federal's income and capital positions would be expected to suffer unless management restructures its securities portfolio by disposing of the interest rate sensitive securities and increasing its investment in shorter-term securities. While all of the interest rate sensitive securities are classified as available-for-sale, in a rising interest rate environment these securities, if sold, would likely be sold at a loss. If Newberry Federal fails to take corrective action to achieve compliance with the interest rate risk requirement after the conversion, the Office of Thrift Supervision may take supervisory action.

     Because of weak loan demand in its primary market area, Newberry Federal has invested in long-term fixed-rate U.S. Government agency securities, long-term zero coupon bonds and certain deep discounted, fixed-rate collateralized mortgage obligations with the goal of generating stable and competitive returns. These securities have above average interest rate risk associated with them because of their long-term characteristics. Newberry Federal intends to maintain its current position in these securities to the extent it does not violate the Office of Thrift Supervision interest rate risk measure. Newberry Federal does not intend to invest its portion of the net offering proceeds or other funds in similar securities immediately after conversion. Changes in interest rates changes in Newberry Federal's interest rate risk profile, however, may provide opportunities for Newberry Federal to invest further in these types of securities.

     Newberry Federal maintains a trading account for certain classes of collateralized mortgage obligations. Newberry Federal does not have any foreign currency exchange rate risk or commodity price risk. Newberry Federal does invest in mortgage derivative securities, primarily collateralized mortgage obligations, whose market values decrease in a rising interest rate environment. At December 31, 1999, Newberry Federal engaged in an interest rate swap agreement. At December 31, 1999, this swap agreement covered approximately 20% of the floating rate collateralized mortgage obligations owned by Newberry Federal with an 8% interest rate cap. For information regarding the sensitivity to interest rate risk of Newberry Federal's interest-earning assets and interest-bearing liabilities, see the tables under "Business of Newberry Federal--Lending Activities--Maturity of Loan Portfolio," "--Investment Activities" and "--Deposit Activities and Other Sources of Funds--Deposit Accounts--Time Deposits by Maturities."

     Newberry Federal has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. Newberry Federal seeks to achieve this objective by increasing the interest rate sensitivity of its interest-earning assets by originating, for its portfolio, adjustable rate mortgage loans and shorter term commercial and consumer loans, as well as decrease the average lives of its investment securities and mortgage-backed securities portfolios. Newberry Federal relies on retail deposits as its primary source of funds. Newberry Federal also seeks to sell conforming fixed-rate mortgage loans with maturities of more than 15 years. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. Newberry Federal also intends to decrease the interest rate sensitivity of its interest-bearing liabilities by attempting to increase the maturity of its borrowings and deposit accounts.

     In managing its asset/liability mix and in an effort to enhance net interest income, Newberry Federal, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, often places more emphasis on managing short-term net interest margin than on better matching the interest rate sensitivity of its assets and liabilities. Management believes that the increased net interest income resulting from a mismatch in the maturity of its asset and liability portfolios can, during periods of declining or stable interest rates, provide high enough returns to justify the increased exposure to sudden and unexpected increases in interest rates.

     Quantitative Aspects of Market Risk. Newberry Federal primarily utilizes an interest rate risk report prepared by the Office of Thrift Supervision to review its level of interest rate risk. The following table, which was prepared by the Office of Thrift Supervision presents the change in Newberry Federal's net portfolio value at December 31, 1999, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without effect to any steps that management might take to counteract that change. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. A higher net portfolio value ratio indicates a lower level of interest rate risk.

                                                 Net Portfolio Value
                                                   as % of Present
Change in                                          Value of Assets
Interest Rates      Net Portfolio Value         ----------------------
In Basis Points    -----------------------      Net Portfolio
(Rate Shock)       Amount  Change  % Change      Value Ratio   Change (1)
----------------   ------  ------  --------     -------------  ----------
                    (Dollars in thousands)

     300           $(9,607) $(26,464) (157)%      (4.92)%      (1,238)

     200              (746)  (17,603) (104)       (0.36)         (738)

     100             8,381    (8,477)  (50)        3.88          (358)

   Static           16,858        --    --         7.46            --

    (100)           24,728     7,871    47        10.52           306

    (200)           27,504    10,647    63        11.50           404

    (300)           27,219    10,361    61        11.33           387

----------------------------
(1)  Expressed in basis points.

     As presented in the above table, based on assumptions by the Office of Thrift Supervision as of December 31, 1999, it is estimated that a sudden 200 basis point increase in interest rates would decrease Newberry Federal's net portfolio value by $17.6 million, or 104.0%.

     The Office of Thrift Supervision has delayed the implementation of a regulation requiring an institution with higher than "normal" interest rate risk to take a deduction from its total capital for purposes of calculating its risk-based capital requirements. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2%. Measured interest rate risk is defined as the change in net portfolio value as a percentage of portfolio value to total assets, and is based on calculations in the above table. Assuming this regulation was in effect at December 31, 1999, Newberry Federal's "measured interest rate risk" would have been 7.83%, indicating that it had a "higher" than normal level of interest rate risk.

     The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

     Newberry Federal's most stable and traditional source of funding has been the attraction and retention of deposit accounts, the success of which it believes is based primarily on the strength and reputation of Newberry Federal, effective marketing and rates paid on deposit accounts. Newberry Federal has a significant market share of deposits in Newberry County. Due to the migration of traditional savings balances to non-deposit investment products, including the equity markets, annuities and mutual funds, the pool of retail deposit funds held in financial institutions has contracted over time, resulting in more reliance by Newberry Federal on other sources of funds.

     Newberry Federal's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Newberry Federal generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. Other primary sources of funds include borrowings from the Federal Home Loan bank of Atlanta, principal repayments on loans and mortgage backed securities, reverse repurchase agreements and sales of loans.

     Federal regulations require Newberry Federal to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4.0% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. Newberry Federal has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At December 31, 1999, Newberry Federal's liquidity ratio for regulatory purposes was 15.3%.

     Newberry Federal's most liquid assets are cash and short-term investments. The levels of these assets depend on Newberry Federal's operating, financing, lending and investing activities during any given period. At December 31, 1999, cash and short-term investments totaled $7.2 million. Newberry Federal has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. Newberry Federal may also sell securities available-for-sale, and use federal funds purchased and Federal Home Loan Bank of Atlanta advances as sources of funds. At December 31, 1999, Newberry Federal had the ability to borrow a total of approximately $52.4 million from the Federal Home Loan Bank of Atlanta. On that date, Newberry Federal had outstanding advances of $35.7 million.

     At December 31, 1999, Newberry Federal had outstanding commitments to originate loans of $1.1 million, $838,000 of which had fixed interest rates. These loans are to be secured by properties located in its market area. Newberry Federal anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through Federal Home Loan Bank borrowings. Certificates of deposit which are scheduled to mature in one year or less from December 31, 1999 totaled $90.2 million. Management believes, based on past experience, that a significant portion of such deposits will remain with Newberry Federal. Based on the foregoing, in addition to Newberry Federal's high level of core deposits and capital, Newberry Federal considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

     Liquidity management is both a daily and long-term responsibility of management. Newberry Federal adjusts its investments in liquid assets based upon management's assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and investment securities, and the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities. If Newberry Federal requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Atlanta. It is anticipated that immediately upon completion of the conversion, DutchFork Bancshares' and Newberry Federal's liquid assets will be increased. See "Use of Proceeds."

     The desired level of liquidity for Newberry Federal is determined by management in conjunction with the Asset/Liability Committees of Newberry Federal. The level of liquidity is based on management's strategic direction for Newberry Federal's commitments to make loans and the Committees' assessment of Newberry Federal's ability to generate funds. Historically, sources of liquidity have included net deposits to savings accounts, amortizations and prepayments of loans, Federal Home Loan Bank advances, reverse repurchase agreements and sales of securities and loans held for sale.

     Newberry Federal is subject to various regulatory capital requirements imposed by the Office of Thrift Supervision. At December 31, 1999, Newberry Federal was in compliance with all applicable capital requirements. See "Regulation - Regulatory Capital Requirements" and "Pro Forma Regulatory Capital Analysis" and Note 12 of the Notes to Consolidated Financial Statements.

Impact of Inflation and Changing Prices

     The consolidated financial statements and related data presented in this prospectus have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike many industrial companies, substantially all of the assets and liabilities of Newberry Federal are monetary in nature. As a result, interest rates have a more significant impact on Newberry Federal's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

Impact of New Accounting Standards

     Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. As recently amended by Statement of Financial Standards No. 137, the statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. On that date, hedging relationships shall be designed in accordance with the statement. Earlier application is encouraged but is permitted only at the beginning of any fiscal quarter that begins after issuance of the statement. Earlier application of selected provisions of the statement is not permitted. The statement shall not be applied retroactively to financial statements of prior periods. The statement is not expected to have a material adverse impact on the consolidated financial position or results of operations of Newberry Federal.

     Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," issued in October 1998, amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for years beginning after December 15, 1998. Statement of Financial Accounting Standards No. 134 allows entities with mortgage banking operations which convert pools of mortgages into securities to classify these securities as available-for-sale, trading, or held-to-maturity, instead of the current requirement to classify these pools as trading. Newberry Federal adopted this standard on October 1, 1999, however, the impact was not material to the consolidated financial statements.


                        BUSINESS OF DUTCHFORK BANCSHARES

General

     DutchFork Bancshares was organized as a Delaware business corporation at the direction of Newberry Federal in February 2000 to become the holding company for Newberry Federal upon completion of the conversion. As a result of the conversion, Newberry Federal will be a wholly owned subsidiary of DutchFork Bancshares and all of the issued and outstanding capital stock of Newberry Federal will be owned by DutchFork Bancshares.

Business

     Before the completion of the conversion, DutchFork Bancshares will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, DutchFork Bancshares' business activity will be the ownership of the outstanding capital stock of Newberry Federal and management of the investment of proceeds retained from the conversion. In the future, DutchFork Bancshares may acquire or organize other operating subsidiaries. There are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, DutchFork Bancshares will neither own nor lease any property but will instead use the premises, equipment and furniture of Newberry Federal with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since DutchFork Bancshares will hold the outstanding capital stock of Newberry Federal after the conversion, the competitive conditions applicable to DutchFork Bancshares will be the same as those confronting Newberry Federal. See "Business of Newberry Federal Savings Bank--Competition."


                   BUSINESS OF NEWBERRY FEDERAL SAVINGS BANK

General

     Newberry Federal was founded in 1930 as a South Carolina-chartered mutual savings association. Newberry Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Newberry Federal's deposits are insured to the maximum allowable amount by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Newberry Federal is a member of the Federal Home Loan Bank System.

     Newberry Federal is a traditional savings bank, specializing in the acceptance of retail deposits from the general public in the areas surrounding its four full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate residential mortgage loans and consumer loans, and to a lesser extent, construction, land and commercial business loans. Newberry Federal originates loans primarily for investment. However, Newberry Federal also sells loans, primarily conforming fixed-rate mortgage loans with maturities of more than 15 years, in the secondary market, while generally retaining the servicing rights. See "-- Lending Activities." Newberry Federal also invests in mortgage-backed securities, debt and equity securities and other permissible investments. Newberry Federal's revenues are derived principally from interest and fees on loans originated and, to a lesser extent, interest and dividends on investment and mortgage-backed securities. Newberry Federal's primary sources of funds are deposits, principal and interest payments on loans and investments and mortgage-backed securities and advances from the Federal Home Loan Bank of Atlanta.

     In addition to serving the financial service needs of consumers within its primary market area, Newberry Federal has demonstrated its commitment to its local communities through philanthropy. Since 1990 it has made monetary gifts and donations totaling approximately $1.7 million to various cultural, educational and civic organizations operating within its primary market area. Beneficiaries include the Newberry Opera House, Newberry College, Piedmont Technical College and the Newberry YMCA, among others. Newberry Federal intends to continue its tradition of local community support after the conversion.

Market Area

     Newberry Federal is headquartered in Newberry, South Carolina. Newberry Federal's primary deposit gathering and lending area is concentrated in the communities surrounding its three banking offices located in Newberry County and one banking office located in northwest Lexington County, although Newberry Federal also originates loans to borrowers and accepts deposits from individuals residing in the bordering areas of contiguous counties. Newberry and Lexington Counties are located in central South Carolina, approximately 35 miles northwest of Columbia, the state capital.

     Newberry Federal's primary area for gathering deposits and lending is Newberry County and the northwestern portion of Lexington County serviced by the Chapin branch office. To lesser extent, Newberry Federal originates loans to and accepts deposits from persons residing in the bordering areas of contiguous counties.

     Newberry and Lexington Counties are located northwest of Columbia on Interstate 26 in central South Carolina. Lexington County exhibits stronger demographics than Newberry County because of its closer proximity to Columbia, the state capital. On average, the demographics of Newberry County are weaker than South Carolina and the U.S. as a whole, while the opposite is true for Lexington County. According to published statistics, Newberry County's 1999 population was approximately 35,000 and consisted of approximately 13,000 households. Lexington County's 1999 population was approximately 210,000 and consisted of approximately 80,000 households. Between 1990 and 1999 Lexington County's population increased approximately 25% while Newberry County's population increased only 4.5%. For 1999 Newberry County's per capita income ($15,000) was less than both South Carolina ($17,700) and the U.S. ($20,600). Lexington County's 1999 per capital income was $22,500. Likewise, for 1999 Newberry County's median household income ($32,000) was less than both South Carolina ($35,900) and the U.S. ($39,800). Lexington County's 1999 median household income was $46,600.

Competition

     Newberry Federal faces intense competition for the attraction of deposits and origination of loans in its primary market area. Its most direct competition for deposits has historically come from the several commercial and savings banks operating in Newberry Federal's primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms, credit unions and insurance companies. While those entities still provide a source of competition for deposits, Newberry Federal currently faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. Newberry Federal also faces significant competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. While Newberry Federal's faces competition for loans from the significant number of financial institutions, primarily savings banks and commercial banks in its market area, its most significant competition comes from other financial service providers, such as the mortgage companies and mortgage brokers operating in its primary market area. Additionally, competition may increase as a result of the lifting of restrictions on the interstate operations of financial institutions and due to the increasing trend for non-depository financial service companies entering the financial services market, such as insurance companies, securities companies and specialty financial companies. Competition for deposits and the origination of loans may limit Newberry Federal's growth in the future. See "Risk Factors-- Competition could hurt Newberry Federal's net interest income."

Lending Activities

     General. The types of loans that Newberry Federal may originate are limited by federal laws and regulations. Interest rates that Newberry Federal charges on loans are affected principally by its current asset/liability strategy, the demand for the type of loans being originated, the supply of money available for lending purposes and the rates offered by competitors. All of these factors are affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

     Loan Portfolio Analysis. The following table presents the composition of Newberry Federal's loan portfolio at the dates indicated. Newberry Federal had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                                                                     At September 30,
                                 At December 31,                ---------------------------------------------------------
                                     1999                              1999                 1998               1997
                             ---------------------              -------------------  ------------------  ----------------
                                          Percent                        Percent              Percent             Percent
                              Amount      of Total              Amount   of Total   Amount    of Total  Amount   of Total
                             -------     ---------              ------   --------   ------    --------  ------   --------
                                                                         (Dollars in thousands)
Real estate loans:
 One- to four-family.....     $49,997       65.56%              $48,984    63.79%  $44,543     61.78%  $42,173     62.54%
 Commercial real estate
  (1)....................      10,169       13.33                 9,794    12.75     9,119     12.65     8,174     12.13
 Construction............       1,136        1.49                 1,695     2.21     1,173      1.63       969      1.44
 Land....................       1,340        1.76                 1,432     1.86     1,510      2.09     1,172      1.74
                              -------      ------               -------   ------   -------     -----     -----     -----
   Total real estate
    loans...............       62,642       82.14                61,905    80.61    56,345     78.15    52,488     77.85
                              -------      ------               -------   ------   -------     -----     -----     -----
Consumer loans:
 Second mortgage loans,
  home equity loans and
  lines of credit........       3,628        4.76                4,318      5.62     4,236      5.88     2,953      4.38
  Automobile.............       4,332        5.68                4,398      5.73     4,192      5.81     4,819      7.15
  Other..................       3,776        4.95                4,278      5.57     4,709      6.54     5,116      7.59
                              -------      ------               ------    ------   -------     -----     -----     -----
   Total consumer loans..      11,736       15.39               12,994     16.92    13,137     18.23    12,888     19.12
 Commercial loans........       1,883        2.47                1,892      2.47     2,614      3.63     2,041      3.03
                              -------      ------               ------    ------   -------     -----     -----     -----
   Total loans...........      76,261      100.00%              76,791    100.00%   72,096    100.00%   67,417    100.00%
                                           ======                         ======              ======              ======
Less:
 Deferred loan
  origination fees
  and discounts..........        (107)                            (108)               (113)               (118)
 Loans in process........      (1,033)                          (1,175)               (553)             (1,110)
 Allowance for loan
  losses.................        (333)                            (184)               (181)               (192)
                              -------                           -------             -------             -------
 Total loans, net........     $74,788                           $75,324             $71,249             $65,997
                              =======                           =======             =======             =======

                                                  At September 30,
                                        ---------------------------------------
                                                 1996               1995
                                        -----------------    ------------------
                                                   Percent             Percent
                                        Amount    of Total    Amount   of Total
                                        ------   ---------    ------   --------
                                                  (Dollars in thousands)
Real estate loans:
 One- to four-family.....               $41,138     64.60%    $42,805    69.39%
 Commercial real estate
(1)......................                 7,060     11.10       6,456    10.47
 Construction............                 2,520      3.96         432     0.70
 Land....................                   901      1.42         862     1.40
                                         ------    ------     -------   ------
   Total real estate
       loans.............                51,619     81.08      50,555    81.96
                                         ------    ------     -------   ------
Consumer loans:
 Second mortgage loans,
  home equity loans and
  lines of credit........                 1,656      2.60       2,881     4.67
 Automobile..............                 4,439      6.98       4,394     7.12
 Other...................                 4,540      7.13       2,776     4.50
                                         ------    ------     -------   ------
   Total consumer loans..                10,635     16.71      10,051    16.29
 Commercial loans........                 1,408      2.21       1,080     1.75
                                         ------    ------     -------   ------
   Total loans...........                63,662    100.00%     61,686   100.00%
                                                   ======               ======
 Less:
  Deferred loan
   origination fees
   and discounts........                   (122)                 (126)
  Loans in process.......                (1,277)                 (324)
  Allowance for loan
    losses...............                  (226)                 (265)
                                        --------              -------
   Total loans, net......               $62,037               $60,971
                                        =======               =======

--------------------------
(1)    Also includes an immaterial amount of multi-family loans.

     One- to Four-Family Real Estate Loans. Newberry Federal's primary lending activity is the origination of loans secured by one- to four-family residences located in its primary market area. Newberry Federal offers several fixed- and adjustable-rate mortgage loan products. The loan fees charged, interest rates and other provisions of Newberry Federal's mortgage loans are determined by Newberry Federal on the basis of its own pricing criteria and market conditions. Although Newberry Federal originates all loans on loan documents approved for use by Fannie Mae and Freddie Mac, the loans are generally not eligible for sale in the secondary market because of various factors, including credit standards, that do not conform to secondary market guidelines.

     Newberry Federal's fixed-rate loans typically have maturities of 15 to 30 years, although 15 to 20 year terms constitute the largest percentage of current originations. Generally, all conforming fixed-rate loans with maturities over 15 years are sold in the secondary market with Newberry Federal retaining the servicing rights.

     Newberry Federal's adjustable-rate mortgage loans are typically based on a 15-year or 30-year amortization schedule with interest rates that adjust annually based on the one-year U.S. Treasury Bill rate. Occasionally, Newberry Federal offers adjustable-rate mortgage loans with initial rates below prevailing rates, although loans are generally underwritten based on the fully indexed interest rate. The maximum amount by which the interest rate may be increased or decreased in a given period on adjustable-rate mortgage loans is generally 1% per year and the lifetime interest rate cap is generally 5% over the initial interest rate of the loan. Newberry Federal qualifies the borrower based on the borrower's ability to repay the adjustable-rate mortgage loan based on the maximum interest rate at the first adjustment. Newberry Federal does not originate negative amortization loans. The terms and conditions of the adjustable-rate mortgage loans offered by Newberry Federal, including the index for interest rates, may vary from time to time. Newberry Federal believes that the annual adjustment feature of its adjustable-rate mortgage loans also provides flexibility to meet competitive conditions as to initial rate concessions while preserving Newberry Federal's return on equity objectives by limiting the duration of the initial rate concession.

     Adjustable-rate mortgage loans help reduce Newberry Federal's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans allow Newberry Federal to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations Newberry Federal can give no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in Newberry Federal's cost of funds during periods of rising interest rates. Newberry Federal believes these risks, which have not had a material adverse effect on Newberry Federal to date, generally are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

     Newberry Federal's residential mortgage loans typically do not exceed 80% of the appraised value of the property. Newberry Federal's lending policies permit Newberry Federal to lend up to 95% of the appraised value of the property; however, Newberry Federal generally requires private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property.

     Newberry Federal also requires fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Newberry Federal. An independent state-certified appraiser generally appraises all properties.

     In an effort to provide financing for first-time home buyers, Newberry Federal offers a first-time home buyers program to qualified individuals. Under this program Newberry Federal offers single family residential mortgage loans that are originated using Newberry Federal's standard underwriting guidelines, but with reduced downpayment requirements. Newberry Federal does not require private mortgage insurance on these loans unless the loan balance exceeds 90% of the lower of the appraised value or selling price of the property securing the loan.

     Commercial Real Estate Loans. Newberry Federal originates mortgage loans for the acquisition and refinancing of commercial real estate properties. Commercial real estate loans are fully amortizing loans that are generally originated with variable rates with rates tied to the prime lending rate. The maximum loan-to-value ratio for a commercial loan is generally 75% of appraised value. Newberry Federal's commercial real estate loans are generally secured by office, retail and owner occupied properties and churches, all of which are located in Newberry Federal's primary market area. Loans to churches are fixed- and adjustable-rate mortgage loans with a maximum loan-to-value ratio of 80%. Church loans are originated with fixed interest rates tied to the U.S. Treasury Bill rate and with variable rates tied to the prime lending rate. At December 31, 1999, church loans totaled $1.4 million.

     Commercial real estate lending affords Newberry Federal an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. Newberry Federal seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to up to 75% for multi-family and commercial real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. Newberry Federal also generally obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     Residential Construction Loans. Newberry Federal originates construction loans to individuals and home builders located within Newberry Federal's primary market area for the construction and acquisition of personal residences. Newberry Federal does not originate commercial construction loans or speculative construction loans to builders.

     Construction loans generally provide for the payment of interest only during the construction phase, which is usually four to six months. At the end of the construction phase, the loan converts automatically to a permanent mortgage loan without a new loan closing. Construction loans are made with a maximum loan to value ratio of 90%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property.

     Before making a commitment to fund a construction loan, Newberry Federal requires an appraisal of the property by an independent state-certified appraiser. Newberry Federal also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

     Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property's value and the estimated cost of the property. If the estimate of construction cost proves to be inaccurate, Newberry Federal may be required to advance funds beyond the amount originally committed to protect the value of the property. If the estimate of value upon completion proves to be inaccurate, Newberry Federal may be confronted with a property whose value is insufficient to assure full repayment. Newberry Federal has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties, not making loans to builders and by having all construction loans convert to permanent mortgage loans at the end of the construction phase.

     Land Loans. Newberry Federal occasionally originates loans secured by unimproved land. These loans have terms of up to 15 years and generally have fixed interest rates and loan-to-value ratios of up to 90% of appraised value.

     Consumer Loans. Newberry Federal's consumer loans consist primarily of second mortgage loans, home equity lines of credit and fully amortized home equity loans, all of which are secured by owner-occupied one- to four-family residences, as well as automobile loans.

     The underwriting standards employed by Newberry Federal for second mortgage loans, home equity loans and lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Interest rate adjustments on home equity lines of credit are limited to no more than 5% over the life of the loan. Generally, the maximum loan-to-value ratio on home equity lines of credit is 80%. A home equity line of credit may be drawn down by the borrower for a period of 10 years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. The borrower is required to pay back the amount of principal outstanding under the line of credit at the end of the 10 year period.

     Newberry Federal also offers fixed-rate second mortgage loans and home equity loans with terms up to 10 years. The loan-to-value ratios of fixed-rate second mortgage loans and home equity loans are generally limited to 80%, taking into consideration the outstanding balance of the first mortgage loan.

     Newberry Federal originates consumer loans secured by automobiles and, occasionally, boats and other recreational vehicles. Newberry Federal offers fixed-rate automobile loans with terms of up to 60 months and loan-to-value ratios of up to 90% for new cars. For used cars, the maximum loan-to-value ratio is 80% of the lesser of the retail value shown in the NADA Used Car Guide or the purchase price, and the maximum terms for used automobile loans range from up to 48 to 54 months depending on the age and condition of the automobile.

     Newberry Federal also offers various other consumer loans, including loans secured by various personal property and share loans generally secured by a passbook account, a certificate of deposit or marketable securities. Subject to market conditions and its underwriting standards, Newberry Federal intends to increase its consumer loan portfolio in the future, particularly emphasizing modular home loans given the demand for such housing in its primary market area.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as autos. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

     Commercial Business Loans. Newberry Federal makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Newberry Federal offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, and Small Business Administration guaranteed loans. Commercial business loans are generally offered with fixed interest rates and with terms of up to five years. Business lines of credit have adjustable rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to the prime rate as published in The Wall Street Journal.

     In making commercial business loans, Newberry Federal considers the financial statements of the borrower, Newberry Federal's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily equipment, assets and accounts receivable, and are generally supported by personal guarantees. Depending on the collateral used to secure the loans, commercial business loans are made in amounts of up to 50% of the adjusted value of the collateral securing the loan although Newberry Federal's policy permits a loan-to-value ratio of 65%. Newberry Federal generally does not make unsecured commercial loans.

     Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

     Maturity of Loan Portfolio. The following table presents certain information at December 31, 1999 regarding the dollar amount of loans maturing in Newberry Federal's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.


                                                                        At December 31, 1999
                                          ----------------------------------------------------------------------------    ---------
                                                          Multi-
                                          One- to       Family and
                                          Four-         Commercial                                                          Total
                                          Family        Real Estate     Construction    Land    Consumer    Commercial      Loans
                                        ----------   ---------------   -------------   ------   --------   ------------  ----------
                                                                                 (In thousands)
Amounts due in:
 One year or less.....................    $ 4,974       $ 1,140         $1,136        $  295    $ 5,782      $  286        $13,613
 After one year.......................        250            53             --            85      1,301         323          2,012
 More than one year to three years....        506           337             --            51      2,121         237          3,252
 More than three years to four years..        667           624             --            54      1,260         636          3,241
 More than four years to five years...        892           632             --           255        971         247          2,997
 More than five years to 10 years.....      9,422         2,675             --           469        301         154         13,021
 More than 10 years to 15 years.......     15,655         2,072             --           131        --          --          17,858
 More than 15 years...................     17,631         2,636             --            --        --          --          20,267
                                          -------       -------         ------        ------    -------      ------        -------
       Total amount due...............    $49,997       $10,169         $1,136        $1,340    $11,736      $1,883        $76,261


     The following table presents at December 31, 1999, the dollar amount of all loans due after December 31, 2000, which have fixed interest rates and floating or adjustable interest rates.


                                          Due After December 31, 2000
                                 -----------------------------------------------
                                  Fixed           Adjustable              Total
                                ----------     ---------------        ----------
                                               (In thousands)
Real estate loans:
 One- to four-family.........     $22,537           $22,487             $45,024
 Multi-family................          --               146                 146
 Commercial..................       4,056             4,827               8,883
 Construction................          --                --                  --
 Land........................         280               765               1,045
                                  -------           -------             -------
   Total real estate loans...      26,873            28,225              55,098
Consumer loans...............       5,684               269               5,953
Commercial loans.............       1,597                --               1,597
                                  -------           -------             -------
      Total loans............     $34,154           $28,494             $62,648
                                  =======           =======             =======

     Loans to One Borrower. The maximum amount that Newberry Federal may lend to one borrower is limited by regulation. At December 31, 1999, Newberry Federal's regulatory limit on loans to one borrower was $3.1 million, which equaled 15% of its Tier 1 capital at that date. At that date, Newberry Federal's largest credit exposure to one borrower, including the borrower's related interests, totalled approximately $2.2 million and consisted of commercial real estate loans and equity lines of credit. These loans were performing according to their original terms at December 31, 1999 and had an outstanding balance of $1.6 million at that date.

     Loan Approval Procedures and Authority. Newberry Federal's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Newberry Federal's board of directors and management.

     Newberry Federal's policies and loan approval limits are established by the Chief Executive Officer and the chief lending officer and are approved by the board of directors. For mortgage loans, loan officers, other than the chief lending officer may approve a loan up to $50,000. The chief lending officer and any two members of the loan officers' loan committee may approve loans up to $200,000. In addition, loans exceeding $200,000 require review and approval by the loan officers' loan committee and at least one member of the executive loan committee, which currently consists of J. Thomas Johnson, Steve P. Sligh, Robert
W. Owen and James E. Wiseman. Loans exceeding $250,000 must be approved by the executive loan committee. All loans over $500,000 require the prior approval of the board of directors.

     Loan Originations, Purchases and Sales. Newberry Federal's primary loan origination sources are walk-in customers and referrals. Newberry Federal does not have any commissioned loan personnel and does not use loan correspondents or other third-party originators. Newberry Federal is not an active purchaser of loans.

     All loans originated by Newberry Federal are underwritten by Newberry Federal according to policies and procedures adopted by its board of directors. Newberry Federal originates both adjustable-rate and fixed-rate mortgage loans. Newberry Federal's ability to originate fixed- or adjustable-rate loans depends upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.

     In an effort to manage its interest rate risk position, Newberry Federal generally sells the conforming fixed-rate mortgage loans with terms in excess of 15 years that it originates. The sale of loans in the secondary mortgage market reduces Newberry Federal's risk that the interest rates paid to depositors will increase while Newberry Federal holds long-term, fixed-rate loans in its portfolio. It also allows Newberry Federal to continue to fund loans when savings flows decline or funds are not otherwise available.

     When Newberry Federal sells loans, it generally retains the servicing rights. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure procedures. At December 31, 1999, Newberry Federal was servicing $21.8 million of loans for others. Gains, net of origination expense, from the sale of such loans are recorded at the time of sale. Generally a loan is committed to be sold and a price for the loan is fixed after the loan is approved and the interest rate is accepted by the customer. This eliminates the risk to Newberry Federal that a rise in market interest rates will reduce the value of a mortgage before it can be sold.

     The following table presents total loans originated, sold and repaid during the periods indicated. Newberry Federal did not purchase any loans during the periods indicated.

                                                      For the
                                                Three Months Ended      For the Year Ended
                                                   December 31,            September 30,
                                                ------------------      ------------------
                                                 1999        1998        1999        1998
                                                -------    -------      -------    -------
                                                              (In thousands)
Loans at beginning of period..................  $76,791    $72,096      $72,096    $67,417
   Originations:
      Real estate:
         One- to four-family..................      960      5,653       13,007     11,926
         Multi-family.........................       --         --           --         --
         Commercial...........................      552        103        1,142      1,990
         Construction.........................      643        260        1,373      1,831
         Land.................................       92         50          309        292
                                                -------    -------      -------    -------
            Total real estate loans...........    2,247      6,066       15,831     16,039

      Consumer:
         Second mortgage loans, home
            equity loans and lines of credit..      377        757        2,571      2,798
         Automobile...........................      657        875        2,510      1,633
         Education............................       --         --           14         20
         Other................................    1,072        760        4,255      3,387
                                                -------    -------      -------    -------
            Total consumer loans..............    2,106      2,392        9,350      7,838

      Commercial..............................      244        582        1,798      1,893
                                                -------    -------      -------    -------
            Total loans originated............    4,597      9,040       26,979     25,770
                                                -------    -------      -------    -------

Loans purchased...............................
Deduct:
      Principal loan repayments
         and prepayments......................    4,596      6,463       22,284     17,922
      Loan sales..............................      531         --           --      3,169
      Transfers to real estate owned..........       --         --           --         --
                                                -------    -------      -------    -------
            Sub-total.........................    5,127      6,463       22,284     21,091
                                                -------    -------      -------    -------
Net loan activity.............................     (530)     2,577        4,695      4,679
                                                -------    -------      -------    -------
      Loans at end of period..................  $76,261    $74,673      $76,791    $72,096
                                                =======    =======      =======    =======

     Loan Commitments. Newberry Federal issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval. At December 31, 1999, Newberry Federal had loan commitments and unadvanced loans and lines of credit totaling $7.5 million. See Note 10 of the Notes to Consolidated Financial Statements included in this prospectus.

     Loan Fees. In addition to interest earned on loans, Newberry Federal receives income from fees on loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     Newberry Federal charges loan origination fees for mortgage loans which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At December 31, 1999, Newberry Federal had $107,000 of net deferred loan costs. Newberry

Federal amortized $15,000 and $138,000 of net deferred loan costs during the three months ended December 31, 1999 and the year ended September 30, 1999, respectively.

     Nonperforming Assets and Delinquencies. All loan payments are due on the first day of each month. When a borrower fails to make a required loan payment by the 16/th/ day of the month, Newberry Federal attempts to cure the deficiency by contacting the borrower and seeking the payment. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 30/th/ day of the month, a late notice is mailed and beyond the 60/th/ day of the month, a demand letter is sent out. While Newberry Federal generally prefers to work with borrowers to resolve problems, Newberry Federal will refer the loan to an attorney and will institute foreclosure or other proceedings after the 90/th/ day of a delinquency, as necessary, to minimize any potential loss.

     Management informs the board of directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure, and all foreclosed and repossessed property that Newberry Federal owns.

     Newberry Federal ceases accruing interest on mortgage loans when principal or interest payments are delinquent 90 days or more. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible. No additional interest is accrued to loan balance until the collection of both principal and interest becomes reasonably certain.

     The following table presents information with respect to Newberry Federal's nonperforming assets at the dates indicated.

                                                                          At September 30,
                                           At December 31,     --------------------------------------
                                                1999            1999    1998    1997    1996    1995
                                           ---------------     ------  ------  ------  ------  ------
                                                              (Dollars in thousands)
Non-accruing loans:
   One- to four-family real estate...           $  63           $ 149   $ 207   $ 100  $  56   $  112
   Multi-family......................              --              --      --      --     --       --
   Commercial real estate............              --              --      --      --     --       --
   Construction......................              --              --      --      --     --       --
   Land..............................              --              --      --      --     --       --
   Consumer..........................              89              14      62      65     30       39
                                                -----           -----   -----   -----  -----   ------
      Total..........................             152             163     269     165     86      151
Real estate owned(1).................              --              --       1       1    833      947
Other repossessed assets.............              22              14      18       3     --       --
                                                -----           -----   -----   -----  -----   ------
      Total nonperforming assets(2)..             174             177     288     169    919    1,098
Troubled debt restructurings.........              85              66      96      73     30       32
                                                -----           -----   -----   -----  -----   ------
Troubled debt restructurings and
  total nonperforming assets.........           $ 259           $ 243   $ 384   $ 242  $ 949   $1,130
                                                =====           =====   =====   =====  =====   ======
Total nonperforming loans and
  troubled debt restructurings as a
  percentage of total loans..........            0.31%           0.30%   0.51%   0.35%  0.18%    0.30%

Total nonperforming assets and
  troubled debt restructurings as a
  percentage of total assets.........            0.12%           0.12%   0.21%   0.14%  0.59%    0.77%

-------------
(1)  Real estate owned balances are shown net of related loss allowances.
(2) Nonperforming assets consist of nonperforming loans, impaired loans, other repossessed assets and real estate owned.

     Interest income that would have been recorded for the three months ended December 31, 1999 and the year ended September 30, 1999, had nonaccruing loans been current according to their original terms amounted to approximately $3,000 and $3,200, respectively. Newberry Federal included income on such loans of $9,000 and $10,000 in total interest income for the three months ended
December 31, 1999 and the year ended September 30, 1999, respectively.

     The following tables set forth the delinquencies in Newberry Federal's loan portfolio as of the dates indicated.

                                           At December 31, 1999
                             ------------------------------------------------
                                   60-89 Days             90 Days or More
                             ---------------------      ---------------------
                             Number     Principal       Number     Principal
                               of       Balance of        of       Balance of
                             Loans        Loans         Loans        Loans
                             ------     ----------      ------     ----------
                                          (Dollars in thousands)
Real Estate Loans:
   One- to four-family.....    12          $  449          5         $  63
   Multi-family............    --              --         --            --
   Commercial..............    --              --         --            --
   Construction............    --              --         --            --
   Land....................    --              --         --            --

Consumer Loans:
   Second mortgage loans,
     home equity loans and
     lines of credit.......    --              --         --            --
   Automobile..............     3              39          5            74
   Other...................     1              15          1             2
Commercial loans...........     1               4          2            13
                             ----          ------       ----         -----
      Total................    17          $  507         13         $ 152
                             ====          ======       ====         =====
Delinquent loans to
  total loans..............                  0.66%                    0.20%

                                                                       At September 30,
                             ---------------------------------------------------------------------------------------------------
                                                  1999                                                1998
                             -----------------------------------------------     -----------------------------------------------
                                   60-89 Days             90 Days or More              60-89 Days              90 Days or More
                             ---------------------     ---------------------     ---------------------     ---------------------
                             Number     Principal      Number     Principal      Number     Principal      Number     Principal
                               of       Balance of       of       Balance of       of       Balance of       of       Balance of
                             Loans        Loans        Loans        Loans        Loans        Loans        Loans        Loans
                             ------     ----------     ------     ----------     ------     ----------     ------     ----------
                                                                    (Dollars in thousands)
Real Estate Loans:
   One- to four-family.....    21          $ 620          8          $ 149         23          $ 611         25          $ 207
   Multi-family............    --             --         --             --         --             --         --             --
   Commercial..............     4            174         --             --          3            112         --             --
   Construction............    --             --         --             --         --             --         --             --
   Land....................    --             --         --             --         --             --         --             --
Consumer Loans:
   Second mortgage loans,
     home equity loans and
     lines of credit.......     5             44         --             --          7             65         18             62
   Automobile..............     5             47         --             --          2             25         --             --
   Other...................     5             17          4             14         10            111         --             --
Commercial loans...........     4             68         --             --         --             --         --             --
                             ----          -----         --          -----         --          -----         --          -----
      Total................    44          $ 970         12          $ 163         45          $ 924         43          $ 269
                             ====          =====         ==          =====         ==          =====         ==          =====
Delinquent loans to
  total loans..............                 1.26%                     0.20%                     1.28%                     0.37%

     Real Estate Owned and Other Repossessed Assets. Real estate that Newberry Federal acquires through foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value result in changes to expense after acquisition are expensed. At December 31, 1999, Newberry Federal had no real estate owned and $22,000 of repossessed personal property.

     Asset Classification. Regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

     There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Newberry Federal does not perform an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulations. Newberry Federal does, however, regularly analyze the losses inherent in its loan portfolio and its non-performing loans in determining the appropriate level of the allowance for loan losses.

     The following table sets forth classified assets at December 31, 1999.

                                      Loss                    Doubtful                 Substandard             Special Mention
                             ----------------------    ----------------------    ----------------------    ----------------------
                             Principal    Number of    Principal    Number of    Principal    Number of    Principal    Number of
                              Balance       Loans       Balance       Loans       Balance       Loans       Balance       Loans
                             ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                    (Dollars in thousands)
Real Estate Loans:
   One- to four-family.....    $ --          --         $  --           --         $ 166          10          $ --          --
   Multi-family............      --          --            --           --            --          --            --          --
   Commercial..............      --          --            --           --            --          --            --          --
   Construction............      --          --            --           --            --          --            --          --
   Land....................      --          --            --           --            --          --            --          --
Consumer Loans:
   Second mortgage loans,        --          --            --           --            --          --            --          --
     home equity loans and
     lines of credit.......
   Automobile..............      --          --            --           --            27           3            --          --
   Other...................      --          --             1            2            40           9            --          --
Commercial loans...........      --          --            --           --           114           3            --          --
                               ----          --         -----           --         -----          --          ----          --
      Total................    $ --          --         $   1            2         $ 347          25          $ --          --
                               ====          ==         =====           ==         =====          ==          ====          ==
Delinquent loans to
  total loans..............      --                     0.001%                      0.46%                       --


       Allowance for Loan Losses. In originating loans, Newberry Federal recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Newberry Federal maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

       The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review Newberry Federal's allowance for loan losses and may require Newberry Federal to make additional provisions for estimated losses based upon judgments different from those of management.

       In assessing the allowance for loan losses, Newberry Federal applies loss factors to various pools of outstanding loans and certain unused commitments. Newberry Federal segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, consumer). Loss factors are derived using Newberry Federal's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

       In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

       Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Newberry Federal believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Newberry Federal's loan portfolio, will not request Newberry Federal to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Newberry Federal's financial condition and results of operations.

          The following table presents an analysis of Newberry Federal's allowance for loan losses.

                                         Three Months
                                             Ended
                                         December 31,                 Year Ended September 30,
                                     ---------------------- --------------------------------------------
                                        1999       1998        1999       1998       1997       1996
                                     ----------  ---------  ----------  ---------  ---------  ----------
                                                           (Dollars in thousands)
Allowance for loan losses,
   beginning of year................     $185       $181        $181       $191       $227       $265
Charged-off loans:
   One- to four-family real estate..       --          5           5         16          4          1
   Multi-family.....................       --         --          --         --         --         --
   Commercial real estate...........       --         --          --         --         --         --
   Construction.....................       --         --          --         --         --         --
   Land.............................       --          1           1         --         --         --
   Commercial.......................       --         --          --         --         --         --
   Consumer.........................       16         23         161        106        144         59
                                        -----      -----       -----      -----      -----     ------
      Total charged-off loans.......       16         29         167        122        148         60

Recoveries on loans previously
   charged off:
   One- to four-family real estate..       --         --           1         --         18         --
   Multi-family.....................       --         --          --         --         --         --
   Commercial real estate...........       --         --          --         --         --         --
   Construction.....................       --         --          --         --         --         --
   Land.............................       --         --          --         --         --         --
   Commercial.......................       --         --          --         --         --         --
   Consumer.........................        4          4          28         27         24         22
                                        -----      -----       -----      -----      -----     ------
      Total recoveries..............        4          4          29         27         42         22
Net loans charged-off...............       12         25         138         95        106         38
Provision for loan losses...........      160         10         142         85         70        --
                                        -----      -----       -----      -----      -----     ------
Allowance for loan losses,
   end of period....................     $333       $166        $185       $181       $191       $227
                                         ====       ====        ====       ====       ====       ====
Net loans charged-off to average
   interest-earning loans...........     0.02%      0.04%       0.18%      0.14%      0.17%      0.06%
Allowance for loan losses to total
   loans............................     0.44%      0.22%       0.24%      0.25%      0.28%      0.36%
Allowance for loan losses to
   nonperforming loans and
   troubled debt restructurings.....   140.51%     72.49%      80.79%     49.59%     80.25%    195.69%
Net loans charged-off to allowance
   for loan losses..................     3.60%     15.06%      74.59%     52.49%     55.50%     16.74%
Recoveries to charge-offs...........    25.00%     13.79%      17.37%     22.13%     28.38%     36.67%

---------------------
(1)   Real estate owned balances are shown net of related loss allowances.
(2) Nonperforming assets consist of nonperforming loans, impaired loans, other repossessed assets and real estate owned.

          For additional discussion regarding the provision for loan losses in recent periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Three months Ended December 31, 1999 and 1998--Provision for Loan Losses."

    The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                           At December 31,
                                ---------------------------------
                                               1999
                                ---------------------------------
                                            % of         Percent
                                            Allowance    of Loans
                                            in each      in Each
                                            Category     Category
                                            to Total     to Total
                                Amount      Allowance    Loans
                                ------      ---------    --------
                                       (Dollars in thousands)
Real estate................     $ 167         50.15%      82.14%
Consumer...................       166         49.85       15.39
Commercial.................        --            --          --
                                -----        ------
   Total allowance
     for loan losses.......     $ 333        100.00%
                                =====        ======


                                                                          At September 30,
                                   ----------------------------------------------------------------------------------------------
                                              1999                            1998                              1997
                                   ----------------------------------------------------------------------------------------------
                                            % of        Percent              % of        Percent               % of        Percent
                                            Allowance   of Loans             Allowance   of Loans              Allowance   of Loans
                                            in each     in Each              in each     in Each               in each     in Each
                                            Category    Category             Category    Category              Category    Category
                                            to Total    to Total             to Total    to Total              to Total    to Total
                                  Amount    Allowance   Loans       Amount   Allowance   Loans       Amount    Allowance   Loans
                                  ------    ---------   --------    ------   ---------   --------    ------    ---------   ---------
                                                                             (Dollars in thousands)
Real estate................       $  85       45.95%     80.61%     $118       65.19%     78.15%      $164       85.86%     77.85%
Consumer...................         100       54.05      16.92        63       34.81      18.23         27       14.14      19.12
Commercial.................          --          --         --        --          --         --         --          --         --
                                  -----      ------                 ----      ------                  ----      ------
   Total allowance
     for loan losses.......       $ 185      100.00%                $181      100.00%                 $191      100.00%
                                  =====      ======                 ====      ======                  ====      ======


                                                     At September 30,
                                       ------------------------------------------
                                                          1996
                                       ------------------------------------------
                                                      % of            Percent
                                                      Allowance       of Loans
                                                      in each         in Each
                                                      Category        Category
                                                      to Total        to Total
                                         Amount       Allowance       Loans
                                         ------       ---------      ---------
                                                (Dollars in thousands)

Real estate................              $  209         92.07          81.08%
Consumer...................                  18          7.93          16.71
Commercial.................                  --            --             --
                                         ------        ------
   Total allowance
     for loan losses.......              $  227        100.00%
                                         ======        ======

Investment Activities

    Newberry Federal is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Atlanta, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, Newberry Federal may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like Newberry Federal are also required to maintain an investment in Federal Home Loan Bank stock. Newberry Federal is required under federal regulations to maintain a minimum amount of liquid assets. See "Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

    Because of low loan demand in its primary market area, Newberry Federal has maintained a significant investment in investment securities and mortgage-backed securities classified as available for sale. Newberry Federal's investment securities consist primarily of U.S. Government and agency obligations of short duration. Newberry Federal's mortgage-backed securities consist of U.S. Government agency issues as well as investment grade private issues. Newberry Federal's investment and mortgage-backed securities generally have average maturities of less than 15 years.

    At December 31, 1999, Newberry Federal had an investment in long-term zero coupon bonds, long-term fixed-rate U.S. Government agency securities and certain deep discounted, fixed-rate collateralized mortgage obligation. These securities amounted to $33.3 million or 14.7% of total assets at December 31, 1999. These types of securities, all of which are classified as available-for-sale, are highly sensitive to changes in market interest rates and their market values can decline sharply during times of rising market interest rates because of their long-term characteristics. At December 31, 1999, an assumed 1% increase in interest rates would have decreased both the market value of Newberry Federal's available-for-sale portfolio and its capital by approximately $8.1 million. Newberry Federal's investment in long-term zero coupon bonds, long-term fixed-rate U.S. Government agency securities and discount collateralized mortgage obligations would have accounted for approximately $2.7 million, or 33%, of that $8.1 million decrease. See "Risk Factors -- Newberry Federal's capital levels can fluctuate greatly with changes in market interest rates because of its large investment in long-term fixed-rate U.S. Government agency securities, long-term zero coupon bonds and certain deep discounted, fixed-rate collateralized mortgage obligations." For a discussion of Newberry Federal's investment plans relating to these types of securities, see "Management of Interest Rate Risk and Market Risk Analysis."

    Newberry Federal's investment policy permits Newberry Federal to be a party to financial instruments with off-balance sheet risk in the normal course of business in order to manage interest rate risk, including interest rate swap agreements. At December 31, 1999, Newberry Federal was a party to an interest rate swap agreement with a notional principal amount of $10.0 million. Newberry Federal borrowed funds from the Federal Home Loan Bank of Atlanta to purchase floating rate collateralized mortgage obligations with interest rates capped at 8%. At December 31, 1999, this swap agreement covers approximately 20.0% of the floating rate collateralized mortgage obligations with an 8% interest rate cap. Under the terms of the swap agreement, if the London Interbank Offered Rate exceeds 8%, Newberry Federal receives quarterly cash payments. At December 31, 1999, no cash payments were due to Newberry Federal.

    Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

    Newberry Federal maintains a trading account for certain classes of collateralized mortgage obligations. At December 31, 1999, Newberry Federal had no securities classified as "trading securities."

    All of Newberry Federal's investment and mortgage-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value, which would lower Newberry Federal's capital position. They also carry prepayment risk insofar as they may be called or repaid before maturity in times of low market interest rates, so that Newberry Federal may have to invest the funds at a lower interest rate.

    At December 31, 1999, Newberry Federal's investment in mortgage-backed securities had an aggregate book value in excess of 10% of Newberry Federal's retained earnings at that date, with an aggregate book value of $118.0 million or 569.70% of retained earnings.

    The following table presents the amortized cost and fair value of Newberry Federal's securities, by type of security, at the dates indicated.

                                                                                                 At September 30,
                                                           At December 31,        ------------------------------------------------
                                                                1999                       1999                      1998
                                                    -------------------------    -------------------------   ----------------------
                                                      Amortized       Fair        Amortized       Fair         Amortized     Fair
                                                         Cost         Value          Cost         Value          Cost        Value
                                                     ------------   ---------    ------------   ----------     ----------   -------
                                                                                       (In thousands)

Investment securities:
   Debt securities held-to-maturity:
      Obligations of U.S. government agencies..       $      --       $     --      $      --     $           $  1,346    $  1,347
      Other securities.........................            1,091          1,091          1,091       1,091          --          --
                                                       ---------       --------      ---------    --------    --------     -------
            Total..............................            1,091          1,091          1,091       1,091       1,346       1,347

   Debt securities available-for-sale:
      Obligations of U.S. Treasury and U.S.
        government agencies....................           22,140         19,217         21,487      19,111       3,976       3,974
      Other securities.........................               --             --             --          --          --          --
                                                       ---------       --------      ---------    --------    --------     -------
            Total..............................           22,140         19,217         21,487      19,111       3,976       3,974

   Equity securities available-for-sale:
      Federal Home Loan Bank stock.............            1,787          1,787          1,962       1,962       1,530       1,530
      Mutual funds.............................            1,058            909          1,057         914       1,053         966
      Other securities.........................               80             87             72          80          72          72
                                                       ---------       --------      ---------    --------    --------     -------
        Total..................................            2,925          2,783          3,091       2,956       2,655       2,568

   Equity securities held-to-maturity:
      Other securities.........................               50             50             50          50          --          --

            Total debt and equity securities...           26,206         23,141         25,719      23,208       7,977       7,889
                                                       ---------       --------      ---------    --------    --------     -------

Mortgage-backed securities:
   Mortgage-backed securities held-to-
     maturity:
      FHLMC....................................            2,898          2,885          2,977       2,858       4,679       4,698
      FNMA.....................................            1,435          1,481          1,489       1,482       2,140       2,135
                                                       ---------       --------      ---------    --------    --------     -------
          Total mortgage-backed securities
            held-to-maturity...................            4,333          4,366          4,466       4,340       6,819       6,833
                                                       ---------       --------      ---------    --------    --------     -------

   Mortgage-backed securities available-for-
     sale:
      FHLMC....................................           34,590         33,579         34,445      33,899      42,567      42,243
      FNMA.....................................           35,818         33,464         30,509      28,863      20,742      19,718
      GNMA.....................................           16,665         16,622         11,839      11,589       7,824       7,914
      Private issues...........................           27,367         26,223         23,786      22,534      15,164      15,277
                                                       ---------       --------      ---------    --------    --------     -------
        Total mortgage-backed securities
         available-for-sale....................          114,440        109,888        100,579      96,885      86,297      85,152
                                                       ---------       --------      ---------    --------    --------     -------
         Net unrealized (losses) gains on
          available-for-sale securities........           (7,608)            --         (6,204)         --      (1,234)         --
                                                       ---------       --------      ---------    --------    --------     -------
            Total securities...................         $137,371       $137,395       $124,560    $124,433     $99,859     $99,874
                                                       =========       ========      =========    ========    ========     =======


    The following presents the activity in the investment securities and mortgage-backed securities portfolios for the periods indicated.

                                                                       For the Three
                                                                       Months Ended              For the Year Ended
                                                                        December 31,                September 30,
                                                                    ----------------------      ----------------------
                                                                      1999          1998          1999         1998
                                                                    ---------    ---------      ---------   ----------
                                                                                       (In thousands)
Mortgage-backed securities:
  Mortgage-backed securities, beginning of period(1)......          $101,351      $ 91,971      $ 91,971     $  82,330
  Purchases:
     Mortgage-backed securities - held-to-maturity...........             --            --            --         1,085
     Mortgage-backed securities - available-for-sale.........         23,114        20,927       102,695       148,795
  Sales:
     Mortgage-backed securities - available-for-sale.........         (5,024)      (10,728)      (55,720)     (116,814)
  Repayments and prepayments:
     Mortgage-backed securities..............................         (4,466)       (6,205)      (35,230)      (23,477)
  Increase (decrease) in net premium.........................            105           413           183          (145)
  Increase (decrease) in unrealized gain.....................           (860)         (367)       (2,548)          197
                                                                    --------      --------      --------     ---------
      Net increase (decrease) in mortgage-backed securities..         12,869         4,040         9,380         9,641
                                                                    --------      --------      --------     ---------
  Mortgage-backed securities, end of period..................       $114,220      $ 96,011      $101,351     $  91,971
                                                                    ========      ========      ========     =========

Investment securities:
  Investment securities, beginning of period(2)..............       $ 23,209      $  7,888      $  7,888     $  12,378
  Purchases:
     Investment securities - held-to-maturity................             --         1,141         1,141         1,250
     Investment securities - available-for-sale..............            465             1        22,562        16,178
  Sales:
     Investment securities - available-for-sale..............           (175)       (3,988)       (4,892)      (17,951)
  Calls:
     Investment securities - held-to-maturity................             --        (1,352)       (1,352)       (4,832)
     Investment securities - available-for-sale..............             --            --            --            --
  Maturities:
     Investment securities - held-to-maturity................             --            --            --            --
     Investment securities - available-for-sale..............             --            --            --            --
  Increase (decrease) in net premium.........................            196            18           283           911
  Increase (decrease) in unrealized gain.....................           (553)          (14)       (2,421)          (46)
                                                                    --------      --------      --------     ---------
      Net increase (decrease) in investment securities.......            (67)       (4,194)       15,321        (4,490)
                                                                    --------      --------      --------     ---------
  Investment securities, end of period.......................       $ 23,142      $  3,694      $ 23,209     $   7,888
                                                                    ========      ========      ========     =========

------------------------------
(1)    Includes mortgage-backed securities available-for-sale.
(2)    Includes investment securities available-for-sale.

     The following table presents certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of Newberry Federal's debt securities at December 31, 1999.


                                                                 At December 31, 1999
                                          -----------------------------------------------------------------------
                                                                          More than                More than
                                                One Year                 One Year to             Five Years to
                                                 or Less                  Five Years               Ten Years
                                          ----------------------    ----------------------    -------------------
                                                       Weighted                  Weighted                 Weighted
                                          Carrying      Average     Carrying      Average     Carrying     Average
                                            Value        Yield        Value        Yield        Value       Yield
                                          ---------    ---------    ---------   ----------    ---------    -------
                                                                   (Dollars in thousands)
Held-to-maturity securities:
   Investment securities:
      Municipal securities (1)........     $  1,091         6.60%     $    --         --%     $    --            --%
      Obligations of U.S.
         Government agencies..........           --           --           --         --           --            --
                                           --------                   -------                 -------
      Mortgage-backed securities......           --           --           --         --           --            --
                                           --------                   -------                 -------
         Total securities at
            amortized cost............     $  1,091         6.60%     $    --         --%     $    --            --%
                                           ========                   =======                 =======

Available-for-sale securities:
   Investment securities:
      Obligations of U.S. Treasury....     $     --           --%     $    --         --%     $    --            --%
      Obligations of U.S.
         Government agencies..........           --           --           --         --           --            --
      Equity securities...............           --           --           --         --           --            --
      Mutual funds....................           --           --           --         --           --            --
   Mortgage-backed securities.........        9,661         6.75           --         --          968          6.90
                                           --------                   -------                 -------

      Total securities at fair value..     $ 10,752         6.73%     $    --         --%     $   968          6.90%
                                           ========                   =======                 =======

                                                      At December 31, 1999
                                          -------------------------------------------
                                               More than
                                               Ten Years                Totals
                                          --------------------    -------------------
                                                      Weighted               Weighted
                                          Carrying     Average    Carrying    Average
                                            Value       Yield      Value       Yield
                                          --------    --------    --------   --------
                                                     (Dollars in thousands)
Held-to-maturity securities:
   Investment securities:
      Municipal securities (1)........     $    --        --%    $ 1,091       6.60%
      Obligations of U.S.
         Government agencies..........           50        --          50         --
                                           --------              --------
      Mortgage-backed securities......        4,332      6.54       4,332       6.54
                                           --------              --------
         Total securities at
            amortized cost............     $  4,382      6.54%   $  5,473       6.55%
                                           ========              ========
Available-for-sale securities:
   Investment securities:
      Obligations of U.S. Treasury....     $     --        --%   $     --         --%
      Obligations of U.S.
         Government agencies..........       19,217      8.43      19,217       8.43
      Equity securities...............        1,874      5.57       1,874       5.57
      Mutual funds....................          910      5.74         910       5.74
   Mortgage-backed securities.........       99,259      7.60     109,888       7.52
                                           --------              ========

      Total securities at fair value..     $125,642      7.65%   $137,362       7.57%
                                           ========              ========

-------------------------
(1) Weighted average yield data for municipal securities is presented on a tax equivalent basis assuming a combined federal and state tax rate of 38%.

Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for Newberry Federal's lending and other investment activities. In addition, Newberry Federal also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Newberry Federal may use borrowings from the Federal Home Loan Bank of Atlanta to compensate for reductions in the availability of funds from other sources.

     Deposit Accounts. Nearly all of Newberry Federal's depositors reside in South Carolina. Newberry Federal offers a wide variety of deposit accounts with a range of interest rates and terms. Newberry Federal's deposit accounts consist of interest-bearing checking, non-interest-bearing checking, various savings accounts, money market savings and certificates of deposit. The maturities of Newberry Federal's certificate of deposit accounts range from three months to five years. In addition, Newberry Federal offers retirement accounts, including IRAs, Keogh accounts and simplified employee pension plan accounts. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. Newberry Federal reviews its deposit mix and pricing weekly.

     Newberry Federal believes it is competitive in the interest rates it offers on its deposit products. Newberry Federal determines the rates paid based on a number of factors, including rates paid by competitors, Newberry Federal's need for funds and cost of funds, borrowing costs and movements of market interest rates. Newberry Federal does not use brokers to obtain deposits and at December 31, 1999 had no brokered deposits.

     In the unlikely event Newberry Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to DutchFork Bancshares as the sole stockholder of Newberry Federal.

     The following table presents the deposit activity of Newberry Federal for the periods indicated.

                                                      For the Three Months Ended       For the Year Ended
                                                              December 31,                September 30,
                                                      --------------------------   ---------------------------
                                                          1999          1998          1999           1998
                                                      -----------    -----------   -----------   -------------
                                                                          (In thousands)
Beginning balance................................        $137,537      $141,702      $141,702      $128,721
Increase (decrease) before interest credited.....           9,277       (1,432)      (10,155)         6,729
Interest credited................................           1,623         1,599         5,990         6,252
                                                         --------      --------      --------      --------
Net increase (decrease)..........................          10,900           167       (4,165)        12,981
                                                         --------      --------      --------      --------
Ending balance...................................        $148,437      $141,869      $137,537      $141,702
                                                         ========      ========      ========      ========

     The following table indicates the amount of Newberry Federal's jumbo certificates of deposits by time remaining until maturity as of December 31, 1999. Jumbo certificates of deposits have principal balances of $100,000 or more.


                                                                           Weighted
                                                                            Average
               Maturity Period                        Amount                  Rate
-----------------------------------------------     --------              ----------
                                                         (Dollars In thousands)
Three months or less                                  $4,572                 5.23%
Over 3 through 6 months                                4,654                 5.33
Over 6 through 12 months                              16,422                 5.65
Over 12 months                                         6,095                 5.28
                                                     -------
         Total                                       $31,743                 5.66%
                                                     =======

     The following table presents information concerning average balances and rates paid on Newberry Federal's deposit accounts for the periods indicated.


                                                                                 For the Three Months Ended  December 31,
                                          At December 31,          ---------------------------------------------------------------
                                               1999                             1999                             1998
                                 --------------------------------  ------------------------------    -----------------------------
                                            Percent                           Percent                           Percent
                                              of       Weighted                 of       Weighted                  of     Weighted
                                             Total     Average                 Total     Average                 Total    Average
                                 Balance    Deposits     Rate      Balance   Deposits     Rate       Balance    Deposits    Rate
                                 --------  ----------  ----------  -------   --------   ---------    --------   --------  --------
                                                                       (Dollars in thousands)
Passbook accounts.............    $17,381     11.71%     2.77%     $17,490     11.75%      2.75%     $17,538      12.40%     2.42%
NOW and money market
   accounts...................     27,619     18.61      1.74       28,192     18.93       1.71       26,111      18.46      1.62
Certificates of deposit(1)....    103,437     69.68      3.89      103,229     69.32       3.89       97,784      69.14      4.09
                                  -------     -----               --------     -----                  ------      -----
      Total average deposits..   $148,437    100.00%              $148,911    100.00%               $141,433     100.00%
                                 ========    ======               ========    ======                 ========    ======


                                                For the Three Months Ended  December 31,
                                   ---------------------------------------------------------------
                                                1999                             1998
                                   ------------------------------    -----------------------------
                                              Percent                           Percent
                                                of       Weighted                  of      Weighted
                                               Total     Average                 Total      Average
                                   Balance   Deposits     Rate       Balance    Deposits     Rate
                                   -------   --------   ---------    --------   --------  --------
                                                          (Dollars in thousands)
Passbook accounts..............    $17,588     12.61%      2.80%      $17,780      13.07%    2.86%
NOW and money market
   accounts....................     26,632     19.10       2.06        23,886      17.56     1.97
Certificates of deposit(1).....     95,220     68.29       5.20        94,330      69.37     5.59
                                  --------    ------                 --------      -----
      Total average deposits...   $139,440    100.00%                $135,996     100.00%
                                  ========    ======                 ========     ======

-----------------------------------
(1) Based on remaining maturity of certificates of deposit.

     Certificates of Deposit by Rates and Maturities. The following table presents the amount of certificates of deposits in Newberry Federal categorized by rates and maturities at the dates indicated.

                                                     Period to Maturity from December 31, 1999
                                 ------------------------------------------------------------------------------
                                    Less              One              Two              Over
                                  than One          to Two           to Three           Three
                                    Year             Years            Years             Years           Total
                                 ------------    -------------     ------------      -----------    ------------
                                                              (Dollars in thousands)
Certificates of deposit:
   0 to 2.00%.................     $   162          $    --           $   --             $ --         $   162
   2.01 to 4.00%..............       1,091               --               --               --           1,091
   4.01 to 5.00%..............      34,333            1,229              716              131          36,409
   5.01 to 6.00%..............      47,803            7,595              661              108          56,167
   6.01 to 7.00%..............       6,755              545               60               64           7,424
   7.01 to 8.00%..............         100               --               --               --             100
   8.01 to 9.00%..............          --            2,084               --               --           2,084
   Over 9.00%.................          --               --               --               --              --
                                   -------          -------           ------             ----        --------

      Total certificates of
         deposit..............     $90,244          $11,453           $1,437             $303        $103,437
                                   =======          =======           ======             ====        ========

          Borrowings. Newberry Federal may borrow from the Federal Home Loan Bank of Atlanta to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Atlanta functions as a central reserve bank, providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Atlanta, Newberry Federal is required to own capital stock in the Federal Home Loan Bank of Atlanta and may borrow on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At December 31, 1999, Newberry Federal had the ability to borrow up to approximately $52.4 million from the Federal Home Loan Bank of Atlanta. At December 31, 1999, Newberry Federal had outstanding advances of $35.7 million.

          At December 31, 1999, Newberry Federal also maintained an $8.0 million unsecured credit facility with a third party financial institution. At December 31, 1999, Newberry Federal had an outstanding balance of $5.3 million under this credit facility.

           The following tables presents certain information regarding Newberry Federal's use of Federal Home Loan Bank of Atlanta advances and other borrowings during the periods and at the dates indicated.

                                                                 At or For the
                                                                 Three Months
                                                                     Ended                At or For the Year Ended
                                                                 December 31,                   September 30,
                                                          ----------------------------  ----------------------------
                                                              1999           1998           1999          1998
                                                          -------------  -------------  ------------  --------------
                                                                           (Dollars in thousands)
Federal Home Loan Bank advances:
   Average balance outstanding........................       $35,073        $20,600        $24,944        $23,100
   Maximum amount outstanding at any month-end
      during the period...............................        35,740         20,600         39,240         30,600
   Balance outstanding at end of period...............        35,740         20,600         39,240         20,600
   Weighted average interest rate during the period...          5.45%          5.65%          5.58%          5.66%
   Weighted average interest rate at end of period....          5.44%          5.65%          5.65%          5.65%

Other borrowings:
   Average balance outstanding........................        $4,417          $ 553         $2,120          $ 737
   Maximum amount outstanding at any month-end
      during the period...............................         5,325          1,660          7,370          5,875
   Balance outstanding at end of period...............         5,325          1,660          7,370             --
   Weighted average interest rate during the period...          5.35%          5.25%          4.95%          5.25%
   Weighted average interest rate at end of period....          5.10%          4.88%          5.50%            --%

Subsidiary Activities

          Newberry Federal has one wholly owned subsidiary, Inter-Community Service Corporation, which operates as an insurance agency and also owns approximately 30 acres of residential land for development. At December 31, 1999, Inter-Community Service Corporation's assets totaled approximately $770,000.

Properties

          Newberry Federal currently conducts its business through its main office located in Newberry, South Carolina, and five other full-service banking offices. DutchFork Bancshares believes that these facilities are adequate to meet the present and immediately foreseeable needs of the Newberry Federal and DutchFork Bancshares.


                                                                  Net Book Value
                                        Leased,      Original      of Property
                                      Licensed or     Year       at December 31,
Location                                 Owned       Acquired         1999
--------------------------------      -----------    --------    ----------------
Main/Executive Office:                                            (In thousands)

1735 Wilson Road
Newberry, South Carolina  29108       Owned              1993             $2,594


Branch Offices:

1323 College Street
Newberry, South Carolina  29108       Owned              1993                250

127 Amicks Ferry Road
Chapin, South Carolina  29036         Owned              1987                102

101 N. Wheeler Street
Prosperity, South Carolina  29127     Owned              1989                121

Personnel

          As of December 31, 1999, Newberry Federal had 44 full-time employees and four part-time employees, none of whom is represented by a collective bargaining unit. Newberry Federal believes its relationship with its employees is good.

Legal Proceedings

          Periodically, Newberry Federal is involved in various claims and lawsuits, such as claims to enforce liens, condemnation proceedings on properties in which it holds security interests, claims involving the making and servicing of real property loans and other issues incident to its business. Newberry Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Newberry Federal.


                       MANAGEMENT OF DUTCHFORK BANCSHARES

          Directors shall be elected by the stockholders of DutchFork Bancshares for staggered three-year terms, or until their successors are elected and qualified. DutchFork Bancshares' board of directors consists of six persons divided into three classes, each of which contains approximately one-third of the Board. One class, consisting of Keitt Purcell and James E. Wiseman, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Robert E. Livingston, III and Steve P. Sligh, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of J. Thomas Johnson and Robert W. Owen, has a term of office expiring at the third annual meeting of stockholders. DutchFork Bancshares anticipates that its first annual meeting of stockholders will be held in January 2001.

          The executive officers of DutchFork Bancshares are elected annually and serve at the Board's discretion. The executive officers of DutchFork Bancshares are:

Name                         Position
------                       ----------------
J. Thomas Johnson            Chairman of the Board, President and Chief
                             Executive Officer
Steve P. Sligh               Executive Vice President, Treasurer and
                             Chief Financial Officer
Robert E. Livingston, III    Corporate Secretary

     DutchFork Bancshares was formed in February 2000 and held one meeting relating to its organization. The board of directors of DutchFork Bancshares has established the following committees: Compensation Committee (Keitt Purcell, Robert W. Owen, J. Thomas Johnson and James E. Wiseman), Audit Committee (Robert
E. Livingston, III, Keitt Purcell and Robert W. Owen), Nominating Committee (entire board of directors), Executive Committee (J. Thomas Johnson, Steve P. Sligh and Keitt Purcell), and Pricing Committee (entire board of directors).

                         MANAGEMENT OF NEWBERRY FEDERAL

Directors and Executive Officers

          The board of directors of Newberry Federal is presently composed of six members who are elected for terms of three years, approximately one third of whom are elected annually as required by the Bylaws of Newberry Federal. Four directors are independent and two directors are members of management. The executive officers of Newberry Federal are elected annually by the board of directors and serve at the Board's discretion. The following table presents information regarding the directors and executive officers of Newberry Federal.

                                          Position Held With                   Director    Term
Name                      Age (1)         Newberry Federal                      Since     Expires
--------                  ---------       ------------------------------       -------    --------
J. Thomas Johnson            53           Chairman of the Board and             1980        2003
                                          Chief Executive Officer

Steve P. Sligh               50           President, Treasurer and Director     1993        2002

Robert E. Livingston, III    58           Corporate Secretary and Director      1993        2002

James E. Wiseman             66           Director                              1993        2001

Robert W. Owen               73           Director                              1968        2003

Keitt Purcell                76           Director                              1974        2002

--------------------------------
(1) As of December 31, 1999


Biographical Information

     Below is certain information regarding the directors and executive officers of Newberry Federal. Unless otherwise stated, each director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the directors or executive officers.

     J. Thomas Johnson has worked in the banking industry for over 30 years. He joined Newberry Federal in September 1977 and served as President of Newberry Federal from 1984 until January 2000.

     Steve P. Sligh has worked in the banking industry for over 29 years. He joined Newberry Federal in July 1977. He served as Executive Vice President from 1989 until succeeding Mr. Johnson as President of Newberry Federal in January 2000.

     Dr. Robert W. Owen, Vice Chairman of the board, is a retired pharmacist and business owner. Dr. Owen has served as a school board member and on the South Carolina Board of Education.

     Mr. Keitt Purcell is an active employee of Purcell's, an insurance and finance business which has served Newberry County since 1929. Mr. Purcell is past president of the Newberry County Chamber of Commerce/Development Board.

     Dr. Robert E. Livingston III is a board certified Ophthalmologist having practiced 29 years in Newberry. He currently serves as a member of the Conservation Education and Communication Advisory Committee, SC Department of Natural Resources.

     Dr. James E. Wiseman, Jr. is a retired dentist and serves as a member of the City Council. He is very active in the economic department and the arts in Newberry County.

Meetings and Committees of the Board of Directors of Newberry Federal

     Newberry Federal conducts its business through meetings and activities of the board of directors and its committees. During the year ended September 30, 1999, the board of directors held 12 regular meetings and one special meeting. No director of Newberry Federal attended fewer than 75% of the total meetings of the board of directors and committees on which he served. The board of directors of Newberry Federal has established the following committees:


     Executive Committee

              Members:                 J. Thomas Johnson, Keitt Purcell and Steve P. Sligh
              Function:                Authority to act on all matters except as reserved by law to the full board of directors

       Meetings in fiscal 1999:        2

     Audit Committee

       Members:                         Robert E. Livingston, III, Keitt Purcell and Robert W. Owen
       Function:                        Oversees internal audit function, engages external auditor and meets with external auditor to discuss and review annual financial audit

       Meetings in fiscal 1999:         3

     Loan Committee

          Members:                      Steve P. Sligh, Robert W. Owen, J. Thomas Johnson and James E. Wiseman
          Function:                     Reviews and approves loans within limits established by Newberry
                                        Federal's Lending Policy
          Meetings in fiscal 1999:      12

     Asset/Liability Committee

          Members:                      J. Thomas Johnson, Robert E. Livingston, III and Steve P. Sligh
          Function:                     Oversees interest rate risk management and investment portfolio
          Meetings in fiscal 1999:      15

     Budget and Personnel Committee

          Members:                      Keitt Purcell, Robert W. Owen, J. Thomas Johnson and James E. Wiseman
          Function:                     Creates, reviews and approves annual budget and establishes compensation for all employees
          Meetings in fiscal 1999:      2

     Insurance Committee

          Members:                      Keitt Purcell, J. Thomas Johnson and Steve P. Sligh
          Function:                     Reviews and procures all insurance coverages for Newberry Federal
          Meetings in fiscal 1999:      2

Directors' Compensation

     Each director of Newberry Federal receives a monthly fee of $1,600. In addition, each director who is not an employee of Newberry Federal receives $50 for each committee meeting attended on which he serves. Initially after the conversion, DutchFork Bancshares does not expect to pay any fees to directors for service on its board of directors.

Executive Compensation

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer and the other executive officer of Newberry Federal who received a salary and bonus of $100,000 or more during the year ended September 30, 1999.

                                                Annual Compensation
                                            ------------------------------------------
                                                                                            Other Annual           All Other
Name and  Position                            Year(1)         Salary           Bonus        Compensation (2)     Compensation (3)
-------------------                         ----------     ------------     ----------    ----------------     -------------------
J. Thomas Johnson
   Chairman and Chief Executive Officer         1999           $156,633          $72,007         $32,519                 $4,654

Steve P. Sligh
   President and Treasurer                      1999            130,280           72,007          25,796                  3,870

-----------------------------
(1) Compensation information for the years ended September 30, 1998 and 1997 has been omitted as Newberry Federal was neither a public company nor a subsidiary of a public company at that time.
(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(3) Represents matching and discretionary contributions made under Newberry Federal's 401(k) Plan.


     Employment Agreements.   Upon the completion of the conversion, Newberry
Federal and DutchFork Bancshares each intend to enter into employment agreements with Messrs. Johnson and Sligh. The employment agreements are intended to ensure that Newberry Federal and DutchFork Bancshares will be able to maintain a stable and competent management base after the conversion. The continued success of Newberry Federal and DutchFork Bancshares depends to a significant degree on the skills and competence of these individuals.

     The employment agreements will provide for a three-year term. The term of the DutchFork Bancshares employment agreements will be extended on a daily basis unless written notice of non-renewal is given by the board of directors and the term of Newberry Federal employment agreements will be renewable annually. The employment agreements provide that Messrs. Johnson's and Sligh's base salaries will be reviewed annually. The initial base salaries for Messrs. Johnson and Sligh will be $166,000, and $138,200 respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by Newberry Federal or DutchFork Bancshares for cause, as defined in the employment agreements, at any time. If Newberry Federal or DutchFork Bancshares chooses to terminate Mr. Johnson's or Mr. Sligh's employment for reasons other than for cause, or if Mr. Johnson or Mr. Sligh resigns from Newberry Federal or DutchFork Bancshares after a: (1) failure to re-elect the officer to his current offices;
(2) material change in the officer's functions, duties or responsibilities; (3) relocation of the officer's principal place of employment by more than 35 miles;
(4) reduction in the benefits and perquisites being provided to the officer in the employment agreement; (5)
liquidation or dissolution of Newberry Federal or DutchFork Bancshares; or (6) breach of the employment agreement by Newberry Federal or DutchFork Bancshares. Messrs. Johnson and Sligh, or if they die, their beneficiaries, would be entitled to receive an amount equal to the remaining base salary and bonus payments due to Mr. Johnson or Sligh for the remaining term of the employment agreement and the contributions that would have been made on Mr. Johnson's or Mr. Sligh's behalf to any employee benefit plans of Newberry Federal and DutchFork Bancshares during the remaining term of the employment agreement. Newberry Federal and DutchFork Bancshares would also continue and/or pay for Mr. Johnson's or Mr. Sligh's life, health, dental and disability coverage for the remaining term of the employment agreement. Upon termination of Mr. Johnson or Mr. Sligh for reasons other than in connection with a change in control, each officer will be subject to a one year non-competition agreement.

     Under the employment agreements, if voluntary or involuntary termination follows a change in control of Newberry Federal or DutchFork Bancshares, Messrs. Johnson and Sligh or, if they die, their beneficiaries, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years' annual compensation. Newberry Federal and DutchFork Bancshares would also continue Mr. Johnson's and Mr. Sligh's life, health, and disability coverage for thirty-six months. Even though both the Newberry Federal and DutchFork Bancshares employment agreements provide for a severance payment if a change in control occurs, Mr. Johnson and Mr. Sligh would only be entitled to receive a severance payment under one agreement. Each officer would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or otherwise triggered liability under the Internal Revenue Code for the excise tax applicable to "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times Mr. Johnson's or Mr. Sligh's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times Mr. Johnson's or Mr. Sligh's average compensation over the preceding five-year period. If a change in control of Newberry Federal and DutchFork Bancshares occurred, the total amount of payments due under the agreements, based solely on Mr. Johnson's and Mr. Sligh's 1999 cash compensation and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.3 million.

     Payments to Mr. Johnson and Mr. Sligh under Newberry Federal's employment agreement will be guaranteed by DutchFork Bancshares if payments or benefits are not paid or provided by Newberry Federal. Payment under DutchFork Bancshares's employment agreement would be made by DutchFork Bancshares. All reasonable costs and legal fees paid or incurred by Mr. Johnson and Mr. Sligh under any dispute or question of interpretation relating to the employment agreements shall be paid by Newberry Federal or DutchFork Bancshares, respectively, if Mr. Johnson and Mr. Sligh is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Newberry Federal and DutchFork Bancshares shall indemnify Mr. Johnson and Mr. Sligh to the fullest extent legally allowable.

     Key Man Life Insurance. Newberry Federal maintains separate "key man" life insurance policies on the lives of Messrs. Johnson and Sligh each in the face amount of $650,000.

     Executive Life Insurance Program. In 1995, Newberry Federal entered into split dollar life insurance agreements with Messrs. Johnson and Sligh to provide them with additional life insurance protection. In connection with the agreements, Newberry Federal has acquired life insurance which provides a death benefit of $1.0 million for each officer. Each officer pays the share of the annual premium attributable to the cost of the life insurance coverage they receive under the policies in an amount determined under federal tax law rules. Upon the termination of employment of Mr. Johnson or Mr. Sligh, Newberry Federal will receive a refund of premiums paid with respect to the policies, and the officer will have the option of continuing the policies at their expense. As of December 31, 1999, Newberry Federal has paid all required premiums of $633,000 with respect to the policies.

     Pension Plan. Newberry Federal maintains a non-contributory pension plan for the benefit of eligible employees. Generally, employees of Newberry Federal begin participation in the pension plan once they reach age

21 and complete one year of service. A participant in the pension plan becomes vested in his accrued benefit under the pension plan in installments over a seven-year period. Participants also become 100% vested in their accrued benefit upon attainment of age 65, upon their death or in the event of a disability.

     The normal retirement benefit under the plan is payable at age 65 in the form of a life annuity. Participants may also elect to receive benefits in the form of a lump sum distribution, a joint-and-survivor annuity or a life annuity with guaranteed for either 10 or 20 years. The normal retirement benefit under the plan is equal to 60 percent of a participant's highest average annual compensation over a five consecutive years of employment reduced by one thirty-fifth for each year of service less than 35 years. The benefit is also reduced to reflect the participant's social security benefits. A participant who attains age 55 and has at least 10 years of service may elect early retirement and receive a reduced benefit which is the actuarial equivalent of the benefit they would otherwise have been eligible to receive at age 65.

     At December 31, 1999, which is the date of the most recent pension plan statement, the pension plan's assets exceeded the benefit obligation by approximately $176,000.

     401(k) Plan. Newberry Federal maintains the Employees' Savings and Profit Sharing Plan for employees of Newberry Federal, a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. The Savings Plan currently provides participants with savings and retirement benefits based on employee deferrals of compensation, as well as matching and other discretionary contributions made by Newberry Federal. Eligible employees may begin participating in the Savings Plan upon the completion of one year of service (as defined in the Savings Plan) and attainment of age twenty-one. Participants currently may make annual salary reduction contributions to the Savings Plan in amounts from 2% to 10% of their base compensation, within a legally permissible limit ($10,500 for 2000). Newberry Federal makes a matching contribution on a discretionary basis but not in excess of 3% of a participant's base compensation. A participant is always 100% vested in his or her elective deferrals of compensation under the Savings Plan. Participants vest in the matching contributions over a seven-year period in installments.

     Currently, participants may only invest their accounts under the Savings Plan in certificates of deposit at Newberry Federal. Newberry Federal intends to add, as an investment option, an employer stock fund in which participants may invest a portion of their account balances primarily in DutchFork Bancshares common stock, within the limitations set forth in the plan document. In addition, participants will have the opportunity to invest in a series of other investment alternatives, including domestic and international equity funds. In the conversion, a participant's ability to invest in the employer stock fund is based on his or her status as an eligible account holder or supplemental eligible account holder in the conversion. Regardless of the source of fund, no eligible account holders or supplemental eligible account holders may elect to invest in excess of $175,000 in common stock.

     Generally, distributions from the Savings Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the Savings Plan in the form of hardship withdrawals, withdrawals of rollover contributions and the withdrawal of unmatched after-tax contributions. Distributions from the Savings Plan generally must comply with federal and state income taxes and distributions made before a participant attains age 59 1/2 also must comply with a federal excise tax.

     Employee Stock Ownership Plan. Newberry Federal's board of directors has authorized the adoption of an employee stock ownership plan for employees of Newberry Federal to be effective upon the completion of the conversion. Employees who are employed by Newberry Federal on the conversion effective date will be eligible to participate in the plan immediately. Thereafter, new employees of DutchFork Bancshares and Newberry Federal who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 will be eligible to participate in the employee stock ownership plan.

     The employee stock ownership plan intends to purchase 8% of the shares issued in the conversion through the offering. If the employee stock ownership plan is unable to purchase such shares in the offering, it intends to purchase the shares in the open market after the completion of the conversion subject to applicable regulation and policy of the Office of Thrift Supervision. In total, the employee stock ownership plan expects to acquire 8% of the shares issued in the conversion or between 80,240 shares, assuming 1,003,000 shares are issued in the conversion, and 108,560 shares assuming 1,357,000 shares are issued in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from DutchFork Bancshares to purchase its stock. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid from Newberry Federal's contributions to the employee stock ownership plan and, to a lesser extent, from dividends payable on DutchFork Bancshares common stock held by the employee stock ownership plan over the anticipated 12-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 8% of the common stock issued in the conversion through the offering, it is anticipated that these additional shares will also be acquired following the conversion through open market purchases.

     In any plan year, Newberry Federal may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of DutchFork Bancshares common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by DutchFork Bancshares. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Any forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their employee stock ownership plan benefits in installments over a 12-year period. All years of employment will be counted for vesting purposes. A participant is fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. Newberry Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     It is anticipated that the board of directors of Newberry Federal will appoint an independent trustee for the employee stock ownership plan. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received are voted in the same ratio on any matter as those shares for which instructions are given.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

     The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974 and the regulations of the Internal Revenue Service and the Department of Labor. Newberry Federal intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Newberry Federal expects to receive a favorable determination letter, but cannot guarantee it.

     Employee Severance Compensation Plan. Newberry Federal's board of directors intends to adopt the Newberry Federal Savings Bank Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of DutchFork Bancshares or Newberry Federal. Eligible employees are those with a minimum of one year of service with Newberry Federal. Generally, all eligible employees, other than officers who will enter into separate employment agreements with DutchFork Bancshares and Newberry Federal, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of DutchFork Bancshares or Newberry Federal occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control, will be entitled to a payment based on years of service with Newberry Federal with a maximum payment equal to 12 months of compensation, which would be earned after 12 years of service. Assuming that a change in control had occurred at December 31, 1999, and resulted in the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $774,000.

     Supplemental Executive Retirement Plan. Upon the completion of the conversion, Newberry Federal intends to implement a new plan to provide for supplemental benefits with respect to the employee stock ownership plan benefits otherwise limited by other provisions of the Internal Revenue Code. Specifically, the new plan will provide benefits to eligible individuals designated by the board of directors of Newberry Federal or its affiliates that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. An individual's benefits under the supplemental executive retirement plan will generally become payable at the same time benefits become payable under the employment stock ownership plan.

     In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Code, the supplemental executive retirement plan will also make up lost employee stock ownership plan benefits to designated individuals in connection with the participant's retirement or upon a change in control prior to the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon a participant's retirement or a a change in control of Newberry Federal or DutchFork Bancshares prior to complete repayment of the employee stock ownership plan loan, this provision of the supplemental executive retirement plan provides the covered individual with a benefit equal to what the individual would have received under the employee stock ownership plan and the supplemental executive retirement loan had he remained employed throughout the schedule term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon the participant's retirement (in accordance with the standard retirement policies of Newberry Federal) or upon the change in control of Newberry Federal or DutchFork Bancshares.

     Newberry Federal may establish a grantor trust in connection with the new supplemental executive retirement plan to satisfy its obligations with respect to the supplemental executive retirement plan. The assets of the grantor trust would remain subject to the claims of Newberry Federal's general creditors in the event of Newberry Federal's insolvency until paid to the individual under the terms of the supplemental executive retirement plan.

     Stock-Based Incentive Plan. Following the conversion, the board of directors of DutchFork Bancshares intends to adopt a stock-based incentive plan (the "Stock-Based Incentive Plan") which will provide for the granting of options to purchase common stock ("Stock Options") and restricted stock ("Stock Awards"), to eligible officers, employees, and directors of DutchFork Bancshares and Newberry Federal. If the Stock-Based Incentive Plan is implemented within one year after conversion, applicable regulations require such plan to be approved by a majority of DutchFork Bancshares' stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the conversion.

     Under the Stock-Based Incentive Plan, DutchFork Bancshares intends to grant Stock Options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount granted would range from 100,300 shares, assuming 1,003,000 shares are issued in the conversion to 135,700 shares, assuming 1,357,000 shares are issued in the conversion. Additionally, DutchFork Bancshares intends to grant Stock Awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount granted would range from 40,120 shares, assuming 1,003,000 shares are issued in the

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conversion to 54,280 shares, assuming 1,357,000 shares are issued in the conversion. Any common stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established as part of the Stock-Based Incentive Plan or from authorized but unissued shares. DutchFork Bancshares intends to appoint an independent fiduciary to serve as trustee of a trust to be established as part of the Stock-Based Incentive Plan. If additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

     The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in DutchFork Bancshares as an incentive to contribute to the success of DutchFork Bancshares and reward key employees for outstanding performance. All employees of DutchFork Bancshares and its subsidiaries, including Newberry Federal, will be eligible to participate in the Stock-Based Incentive Plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be Incentive or Non-Statutory Stock Options, as defined below, the number of shares available for each Stock Option and Stock Award, the exercise price of each Non-Statutory Stock Option, whether Stock Options may be exercised by delivering other shares of common stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan, directors may receive only grants of Non-Statutory Stock Options. If such plan is implemented within one year after conversion, applicable regulations provide that no individual officer or employee of Newberry Federal may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). Federal regulations also provide that no individual officer or employee of Newberry Federal may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors).

     The Stock-Based Incentive Plan will provide for the grant of: (1) Stock Options intended to qualify as incentive Stock Options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); and (2) Stock Options that do not so qualify ("Non-Statutory Stock Options"). It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of 10 years from the earlier of adoption by the DutchFork Bancshares board of directors or approval by DutchFork Bancshares stockholders. If the stockholders approve the Plan, DutchFork Bancshares intends to grant Stock Options under the plan at an exercise price equal to at least the fair market value of the underlying common stock on the date of grant.

     An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received through the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to DutchFork Bancshares as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the common stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to DutchFork Bancshares for income tax purposes.

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     The Stock-Based Incentive Plan will provide for the granting of Stock
Awards. Grants of Stock Awards to officers and employees may be made in the form of base grants and/or performance grants, the vesting of which would be contingent upon performance goals established by the committee administering the plan. In establishing any performance goals, the committee may utilize the annual financial results of Newberry Federal, actual performance of Newberry Federal as compared to targeted goals such as the ratio of Newberry Federal's net worth to total assets, Newberry Federal's return on average assets, or such other performance standards as determined by the committee with the approval of the DutchFork Bancshares board of directors.

     When a participant becomes vested with respect to Stock Awards, the participant will realize ordinary income equal to the fair market value of the common stock at the time of vesting, unless the participant made an election under Section 83(b) of the Internal Revenue Code. The amount of income recognized by the participants will be a deductible expense for tax purposes for DutchFork Bancshares. When restricted Stock Awards become vested and shares of common stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect those shares.
Before vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

     The vesting periods for awards under the Stock-Based Incentive Plan will be determined by the committee administering the plan. If the Stock-Based Incentive Plan is implemented within one year after conversion, awards would become vested and exercisable within the limits of applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for Newberry Federal or DutchFork Bancshares, except that if an employee or director dies or becomes disabled, Stock Options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by DutchFork Bancshares. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. If the optionee continues to perform services as a director or consultant on behalf of Newberry Federal, DutchFork Bancshares or an affiliate after retirement, unvested Stock Options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If a participant dies, is disabled or retires, DutchFork Bancshares, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary if the optionee dies, the amount by which the fair market value of the common stock exceeds the exercise price of the Stock Options on the date of the employee's termination of employment.

     Within the limits of any applicable regulatory requirements, the Stock-Based Incentive Plan may be amended after the one-year period ends to provide for accelerated vesting of previously granted Stock Options or Stock Awards if a change in control of DutchFork Bancshares or Newberry Federal occurs. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of DutchFork Bancshares or Newberry Federal or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of DutchFork Bancshares or Newberry Federal or a contested election of directors which resulted in the replacement of a majority of the DutchFork Bancshares board of directors by persons not nominated by the directors in office before the contested election occurs.

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Transactions with Newberry Federal

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. Newberry Federal's policy is not to make any new loans or extensions of credit to Newberry Federal's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Newberry Federal's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the board of directors. See "Regulation and Supervision--Federal Regulations--Transactions with Affiliates." The aggregate amount of loans by Newberry Federal to its executive officers and directors was approximately $567,000 at December 31, 1999. These loans were performing according to their original terms at December 31, 1999.


                           REGULATION AND SUPERVISION

General

     As a savings and loan holding company, DutchFork Bancshares will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. Newberry Federal is regulated, examined and supervised extensively by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. Newberry Federal is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Newberry Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining certain approvals before entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and the Federal Deposit Insurance Corporation examine Newberry Federal periodically to test Newberry Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework for Newberry Federal's activities and is intended primarily to protect the insurance fund and Newberry Federal's depositors.

     The regulatory structure also gives regulatory authorities extensive discretion in their supervisory and enforcement activities and examination policies, including policies regarding asset classification and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material adverse impact on DutchFork Bancshares, Newberry Federal and their operations. The description of statutory provisions and regulations that apply to DutchFork Bancshares and Newberry Federal discussed below and elsewhere in this prospectus is not a complete description of them and their effects on Newberry Federal and DutchFork Bancshares.

Holding Company Regulation

     DutchFork Bancshares will be a unitary savings and loan holding company under federal law because Newberry Federal will be its only insured subsidiary immediately after the conversion. Formerly, a unitary savings and loan holding company was not restricted as to the types of business activities in which it could engage, provided that its subsidiary savings association continued to be a qualified thrift lender. See "--Federal Savings Institution Regulation -- Qualified Thrift Lender Test." Recent legislation, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for a financial holding company as defined under the legislation, including insurance and securities activities, and those permitted for a multiple

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savings and loan holding company as described below.  DutchFork Bancshares will not qualify for the grandfather and will be limited to such activities. If DutchFork Bancshares acquires another savings institution or savings bank that is not a problem institution, that meets the qualified thrift lender test and that the Office of Thrift Supervision considers to be a savings institution, DutchFork Bancshares would become a multiple savings and loan holding company if the acquired institution is held as a separate subsidiary and not merged into Newberry Federal. As a multiple savings and loan holding company, DutchFork Bancshares would generally be limited to activities permissible for bank holding companies under federal law so long as the Office of Thrift Supervision first approves of these activities, and to certain other activities authorized by Office of Thrift Supervision regulation.

     A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation, unless it first receives the approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company and the institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision may not approve any acquisition that results in a multiple savings and loan holding company controlling savings institutions in more than one state. However, there are two exceptions to this general rule. First, the approval of interstate supervisory acquisitions by savings and loan holding companies. Second, the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit the acquisition. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     Although savings and loan holding companies do not have specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations place these restrictions on subsidiary savings institutions as described below. Newberry Federal must notify the Office of Thrift Supervision 30 days before declaring any dividend to DutchFork Bancshares. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision, which has authority to order the stoppage of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Savings Institution Regulation

     Business Activities. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal association are limited to a specified percentage of the institution's capital or assets.

     Capital Requirements. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage ratio and an 8% risk-based capital ratio. Effective April 1, 1999, however, the minimum leverage ratio increased to 4% for all institutions except those with the highest rating on the CAMELS financial institution rating system. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard requires an institution to maintain Tier 1 or core capital to risk-weighted assets of at least 4% and total capital to risk-weighted assets of at least 8%. Total capital is defined as core capital and supplementary capital. In determining the amount of risk-weighted assets, all assets, including certain

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off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core or Tier 1 capital is defined as common stockholders' equity and retained earnings, certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. Presently, the Office of Thrift Supervision has deferred implementation of the interest rate risk component. At December 31, 1999, Newberry Federal met each of its capital requirements. See "Historical and Pro Forma Regulatory Capital Compliance" for information regarding Newberry Federal's compliance with the Office of Thrift Supervision's regulatory capital requirements.

     Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 or core capital to risk-weighted assets of less than 4%, or a ratio of core capital to total assets of less than 4%, or 3% or less for institutions with the highest examination rating, is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Although there is a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized" if the institution is critically undercapitalized on average during the calendar quarter 270 days after becoming critically undercapitalized. The regulation also provides that an institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date that the Office of Thrift Supervision notifies it that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions immediately apply to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including issuing a capital directive and replacing senior executive officers and directors.

     Insurance of Deposit Accounts. Deposits of Newberry Federal are presently insured by the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

     In addition to the assessment for deposit insurance, institutions are required to pay on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During 1998, Financing Corporation payments for Savings Association Insurance Fund members approximated 6.10 basis points, while Bank Insurance Fund members paid 1.22 basis points. By law, there will be equal sharing of Financing Corporation payments between the members of both insurance funds on the earlier of January 1, 2000 or the date the two insurance funds are merged.

     Newberry Federal's assessment rate for fiscal 1999 ranged from 0 to 10 basis points and the premium paid for this period was $82,000. Payments toward the Financing Corporation bonds amounted to $80,755. The Federal

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Deposit Insurance Corporation has authority to increase insurance assessments.
A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Newberry Federal. Management cannot predict what insurance assessment rates will be in the future.


     The Federal Deposit Insurance Corporation may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Newberry Federal does not know of any practice, condition or violation that might lead to termination of its deposit insurance.

     Thrift Rechartering Legislation. Legislation enacted in 1996 provided that the Bank Insurance Fund and the Savings Association Insurance Fund were to have merged on January 1, 1999 if there were no more savings associations as of that date. Various proposals to eliminate the federal savings association charter, create a uniform financial institutions charter, abolish the Office of Thrift Supervision and restrict savings and loan holding company activities have been introduced in Congress. Recent legislation has limited the powers in which unitary savings and loan holding companies may engage. See "Risk Factors-- Banking reform legislation affects the activities in which DutchFork Bancshares may engage." DutchFork Bancshares is unable to predict whether any other legislation will be enacted or the extent to which it may affect its powers or operations.

     Loans to One Borrower. Federal law provides that savings institutions must generally follow the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral. See "Business of Newberry Federal--Lending Activities--Loans to One Borrower" for further information.

     Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" in at least 9 months out of each 12 month period. "Portfolio assets" equals total assets less specified liquid assets up to 20% of total assets, intangibles, including goodwill, and the value of property used to conduct business. "Qualified thrift investments" are primarily residential mortgages and related investments, including certain mortgage-backed securities.

     A savings institution that fails the qualified thrift lender test faces certain operating restrictions and may be required to convert to a commercial bank charter. As of December 31, 1999, Newberry Federal complied with the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

     Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. The rule effective through the first quarter of 1999 established three tiers of institutions based primarily on an institution's capital level. A Tier I institution exceeded all capital requirements before and after a proposed capital distribution and has not been advised by the Office of Thrift Supervision that it needs more than normal supervision. A Tier I institution could, after first giving notice to but without obtaining approval of the Office of Thrift Supervision, make capital distributions during the calendar year equal to the greater of 100% of its net earnings to date during the calendar year plus the amount that would have reduced by one-half the excess capital over its capital requirements at the beginning of the calendar year, or 75% of its net income for the previous four quarters. Any additional capital distributions required prior regulatory approval.

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     Effective April 1, 1999, the Office of Thrift Supervision's capital distribution regulation changed. Under the new regulation, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (generally, compliance with all capital requirements and examination ratings in one of two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still give advance notice to Office of Thrift Supervision of the capital distribution. If Newberry Federal's capital fell below its regulatory requirements or if the Office of Thrift Supervision notified it that it was in need of more than normal supervision, Newberry Federal's ability to make capital distributions could be restricted.
In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution, which would otherwise be permitted by the regulation if the Office of Thrift Supervision determines that the distribution would be an unsafe or unsound practice.

     Liquidity. Newberry Federal is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 4%, but may be changed from time to time by the Office of Thrift Supervision to any amount within the range of 4% to 10%. Monetary penalties may be imposed for failure to meet these liquidity requirements. Newberry Federal met these requirements at December 31, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for further information.

     Assessments. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in Newberry Federal's latest quarterly thrift financial report. Newberry Federal's assessments for the fiscal year ended September 30, 1999 totaled $47,000.

     Branching. Office of Thrift Supervision regulations permit federally chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The Office of Thrift Supervision authority preempts any state law purporting to regulate branching by federal savings associations.

     Transactions with Related Parties. Newberry Federal's authority to engage in transactions with "affiliates" is limited by federal law. Generally, an affiliate is any company that controls or is under common control with an institution, including DutchFork Bancshares. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances, that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     Newberry Federal's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities within the control of these persons, is also governed by federal law. These persons are often referred to as "insiders" of a company. Loans to insiders are required to be made on terms substantially the same as those offered to unaffiliated individuals and may not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans Newberry Federal may make to insiders based, in part, on Newberry Federal's capital position and requires certain board approval procedures to be followed.

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     Enforcement.  The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors, to institution of a receivership or conservatorship, or to termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially serious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

 .    Standards for Safety and Soundness.  The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Federal Home Loan Bank System

     Newberry Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Newberry Federal, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Newberry Federal was in compliance with this requirement with an investment in Federal Home Loan Bank stock at December 31, 1999, of $1.8 million. Federal Home Loan Bank advances must be secured by specified types of collateral.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, Newberry Federal's net interest income would likely also be reduced. Recent legislation has changed the structure of the Federal Home Loan Banks funding obligations for insolvent thrifts, revised the capital structure of the Federal Home Loan Banks and implemented entirely voluntary membership for Federal Home Loan Banks. Management cannot predict the effect that these changes may have with respect to its Federal Home Loan Bank membership.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts, primarily NOW and regular checking accounts. The regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $46.5 million or less, subject to adjustment by the Federal Reserve Board the reserve requirement is 3%; and for accounts aggregating greater than $46.5 million, the reserve requirement is $1.395 million plus 10%, subject to adjustment by the Federal Reserve Board between 8% and 14%, against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances, as adjusted by the Federal Reserve Board, are exempted from the reserve requirements. Newberry Federal complies with the foregoing requirements.

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

Community Reinvestment Act

     Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of applications by such institution. The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. Newberry Federal's latest Community Reinvestment Act rating, received from the Office of Thrift Supervision was "Satisfactory."

Federal Securities Laws

     DutchFork Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, DutchFork Bancshares's common stock will be registered with the Securities and Exchange Commission under the Exchange Act. DutchFork Bancshares will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of DutchFork Bancshares may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of DutchFork Bancshares. If DutchFork Bancshares meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of DutchFork Bancshares who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of DutchFork Bancshares or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by DutchFork Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.


                      FEDERAL AND STATE TAXATION ON INCOME

Federal Income Taxation

     General. DutchFork Bancshares and Newberry Federal intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to DutchFork Bancshares and Newberry Federal in the same manner as to other corporations with some exceptions, including particularly Newberry Federal's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Newberry Federal or DutchFork Bancshares. Newberry Federal's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1994. For its 1999 tax year, Newberry Federal's maximum federal income tax rate was 34%.

     Bad Debt Reserves. For fiscal years beginning before February 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue Code of 1986, as amended, were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

     Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $4.8 million of Newberry Federal accumulated bad debt reserves would not be recaptured into taxable income unless Newberry Federal makes a "non-dividend distribution" to DutchFork Bancshares as described below.

     Distributions. If Newberry Federal makes "non-dividend distributions" to DutchFork Bancshares, they will be considered to have been made from Newberry Federal's unrecaptured tax bad debt reserves, including the balance of its reserves as of February 31, 1987, to the extent of the "non-dividend distributions," and then from Newberry Federal's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Newberry Federal's taxable income. Non-dividend distributions include distributions in excess of Newberry Federal's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Newberry Federal's current or accumulated earnings and profits will not be so included in Newberry Federal's taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Newberry Federal makes a non-dividend distribution to DutchFork Bancshares, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Newberry Federal does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

     South Carolina Taxation. South Carolina has adopted the Internal Revenue Code, with certain modifications, as it relates to savings and loan associations, effective for taxable years beginning after December 31, 1984. Newberry Federal is subject to South Carolina income tax at the rate of 6%. This rate of tax is imposed on savings and loan associations and savings banks in lieu of the general state business corporation income tax. Newberry Federal's state income tax returns have not been audited within the last five years.

     Delaware. As a Delaware holding company not earning income in Delaware, DutchFork Bancshares is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

         SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

     The following table presents certain information as to the approximate purchases of common stock by each director and executive officer of Newberry Federal, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 31% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.


                                                                                                 Percent of            Percent of
                                                    Anticipated              Anticipated          Shares at             Shares at
                                                     Number of                 Dollar             Minimum               Maximum
                                                    Shares to be             Amount to be        of Estimated         of Estimated
Name                                                Purchased (1)            Purchased (1)     Valuation Range      Valuation Range
----                                               --------------           --------------    -----------------    -----------------
J. Thomas Johnson.............................          17,500                 $175,000              1.75%               1.29%

Steve P. Sligh................................          17,500                  175,000              1.75                1.29

Robert E. Livingston, III.....................          17,500                  175,000              1.75                1.29

James E. Wiseman..............................          17,500                  175,000              1.75                1.29

Robert W. Owen................................          10,000                  100,000              1.00                0.74

Keitt Purcell.................................           5,000                   50,000              0.47                0.36
                                                        ------                  -------             ------              -----
All Directors and Executive Officers
   as a Group (6 persons).....................          85,000                 $850,000              8.47%               6.26%
                                                        ======                  =======             =====               =====

-----------------------------
(1) Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.


                                 THE CONVERSION

     The Office of Thrift Supervision has approved the plan of conversion, provided that it is approved by the members of Newberry Federal and that DutchFork Bancshares and Newberry Federal satisfy certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval is not a recommendation or endorsement of the plan of conversion.

General

     On January 18, 2000, the board of directors of Newberry Federal unanimously adopted the plan of conversion, under which Newberry Federal will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be held as a wholly owned subsidiary of DutchFork Bancshares, a newly formed Delaware corporation. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, you should read carefully the plan of conversion, which accompanies Newberry Federal's proxy statement and is available to members of Newberry Federal upon request. The plan of conversion is also filed as an exhibit to the registration statement that DutchFork Bancshares has filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The Office of Thrift Supervision has approved the plan of conversion with the condition that it be approved by the members of Newberry Federal entitled to vote on the matter at a special meeting on May ___, 2000 and conditioned on the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval.

     The conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by Newberry Federal. As part of the conversion, Newberry Federal will issue all of its newly issued capital stock, or 1,000 shares of common stock, to DutchFork Bancshares in exchange for approximately 90% of the net proceeds from the sale of common stock by DutchFork Bancshares.

     The plan of conversion provides generally that:

     . Newberry Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank;

     . DutchFork Bancshares will offer its common stock in the subscription offering to persons having subscription rights;

     . if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons residing in Newberry and Lexington Counties, South Carolina, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

     . DutchFork Bancshares will purchase all of the capital stock of Newberry Federal to be issued in the conversion.

     As part of the conversion, DutchFork Bancshares is making a subscription offering of its common stock to holders of subscription rights in the following order of priority. First, depositors of Newberry Federal with $50.00 or more on deposit as of November 30, 1998. Second, Newberry Federal's employee stock ownership plan. Third, depositors of Newberry Federal with $50.00 or more on deposit as of March 31, 2000. Finally, depositors of Newberry Federal as of April 30, 2000 and borrowers of Newberry Federal with loans outstanding as of February 10, 1987 which continue to be outstanding as of _____________, 2000.


     Shares of common stock not subscribed for in the subscription offering may be offered for sale in the direct community offering. The direct community offering, if one is held, may begin at any time during the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering. Regulations require that the direct community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Newberry Federal or DutchFork Bancshares with the approval of the regulatory authorities. If the syndicated community offering is not feasible, the board of directors of Newberry Federal will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Newberry Federal.

     No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Newberry Federal.

     The completion of the offering, however, depends on market conditions and other factors beyond Newberry Federal's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of DutchFork Bancshares and Newberry Federal as converted, together with corresponding changes in the net proceeds realized by DutchFork Bancshares from the sale of the common stock. If the conversion is terminated, Newberry Federal would be required to charge all conversion expenses against current income.

     Orders for shares of common stock will not be filled until at least 1,003,000 shares of common stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Office of Thrift Supervision consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Newberry Federal's passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Newberry Federal's passbook rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

     The board of directors and management believe that the conversion is in the best interests of Newberry Federal, its customers, employees and the communities it serves. Newberry Federal's board of directors has formed DutchFork Bancshares to serve as a holding company, with Newberry Federal as its subsidiary, after the conversion. By converting to the stock form of organization, DutchFork Bancshares and Newberry Federal will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Newberry Federal believes that the conversion offers a number of advantages which will be important to the future growth and performance of Newberry Federal. The capital raised in the conversion is intended to support Newberry Federal's future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets and to increase its ability to render services to the communities it serves, although there are no current specific plans, arrangements or understandings, written or oral, regarding these activities. The conversion is also expected to afford Newberry Federal's management, members and others the opportunity to become stockholders of DutchFork Bancshares and participate more directly in, and contribute to, any future growth of DutchFork Bancshares and Newberry Federal. The conversion will also enable DutchFork Bancshares and Newberry Federal to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any financing activities. Newberry Federal, as a mutual savings bank, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

Effects of Conversion to Stock Form

     General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized if the institution is liquidated. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, mutual savings bank depositors normally realize the value of their ownership interest only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

     When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established as part of the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth.
The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     No assets of DutchFork Bancshares or Newberry Federal will be distributed in the conversion other than the payment of those expenses incurred in the conversion.

     Continuity. While the conversion is being accomplished, the normal business of Newberry Federal will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After conversion, Newberry Federal will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors of Newberry Federal at the time of conversion will serve as directors of Newberry Federal after the conversion. The directors of DutchFork Bancshares will be solely composed of individuals who served on the board of directors of Newberry Federal. All officers of Newberry Federal at the time of conversion will retain their positions after the conversion.

     Savings Accounts and Loans. Newberry Federal's savings accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Newberry Federal.

     Effect on Voting Rights. Upon the completion of the conversion, Newberry Federal's depositors and borrowers will no longer be entitled to vote at meetings of Newberry Federal. Instead, DutchFork Bancshares, as the sole stockholder of Newberry Federal, will possess all voting rights in Newberry Federal. The holders of the common stock of DutchFork Bancshares will possess all voting rights in DutchFork Bancshares. Depositors and borrowers of Newberry Federal will not have voting rights after the conversion except to the extent that they become stockholders of DutchFork Bancshares by purchasing common stock.

     Tax Effects. Newberry Federal has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by Newberry Federal, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states that:

     . no gain or loss will be recognized to Newberry Federal in its mutual or stock form by reason of the conversion;

     . no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Newberry Federal immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Newberry Federal in its mutual form plus interest in the liquidation account;

     . the tax basis of account holders' accounts in Newberry Federal immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

     . the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

     . the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

     . no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other individuals under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. Keller & Company, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Newberry Federal could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.

     Newberry Federal has also received an opinion from Clifton D. Bodiford, CPA, Columbia, South Carolina, that, assuming the conversion does not result in any federal income tax liability to Newberry Federal, its account holders, or DutchFork Bancshares, implementation of the plan of conversion will not result in any South Carolina income tax liability to those entities or persons.

     The opinions of Muldoon, Murphy & Faucette LLP and Clifton D. Bodiford, CPA, and the letter from Keller & Company are filed as exhibits to the registration statement that DutchFork Bancshares has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     You should consult with your own tax advisor regarding the tax consequences of the conversion particular to you.

     Liquidation Account. In the unlikely event of a complete liquidation of Newberry Federal before the conversion, each depositor in Newberry Federal would receive a pro rata share of any assets of Newberry Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Newberry Federal at the time of liquidation.

     After the completion of the conversion, holders of withdrawals deposit(s) in Newberry Federal, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Newberry Federal. However, under Office of Thrift Supervision regulations, Newberry Federal will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion. Newberry Federal will maintain the liquidation account for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Newberry Federal. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, and it will be decreased as provided below.

     If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Newberry Federal after November 30, 1998, or March 31, 2000 is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after November 30, 1998 or March 31, 2000, or the amount of the "qualifying deposit" in a savings account on November 30, 1998 or March 31, 2000, then the subaccount balance for a deposit account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related deposit account. If any deposit account is closed, the related subaccount balance will be reduced to zero.

     Only upon the unlikely event of a complete liquidation of Newberry Federal, each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Newberry Federal is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

     In the unlikely event Newberry Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to DutchFork Bancshares as the sole stockholder of Newberry Federal.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase DutchFork Bancshares common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock that these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock that may be available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at Newberry Federal, including all withdrawals deposits at Newberry Federal and non-interest bearing deposits, as of November 30, 1998 has the right to subscribe for up to the greater of $175,000 of common stock, which equals 17,500 shares, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated proportionately, based on the amount of the eligible accountholder's qualifying deposits as compared to total qualifying deposits of all subscribing eligible account holders. Subscription rights received by officers and directors in this category based on any increased deposits in Newberry Federal in the one year period preceding November 30, 1998 are subordinated to the subscription rights of other eligible account holders.

     Category 2: Employee Stock Ownership Plan. Newberry Federal's employee stock ownership plan has the right to purchase up to 8% of the shares of common stock issued in the conversion. The plan intends to purchase 8% of the shares of common stock issued in the conversion. If the number of shares offered in the conversion is increased, the plan will have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from DutchFork Bancshares with the approval of the Office of Thrift Supervision, if required.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit, including all withdrawals deposits at Newberry Federal, including non-interest bearing deposits, as of March 31, 2000 has the right to subscribe for up to the greater of $175,000 of common stock, which equals 17,500 shares, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. If eligible account holders and Newberry Federal's employee stock ownership plan subscribe for all of the shares being offered by DutchFork Bancshares, no shares will be available for supplemental eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing supplemental eligible account holders.

     Category 4: Other Members. Each depositor of Newberry Federal, including persons with withdrawals deposits at Newberry Federal and non-interest bearing demand deposits, as of April 30, 2000 and each borrower with a loan outstanding on February 10, 1987 which continues to be outstanding as of April 30, 2000 has the right to purchase up to $175,000 of common stock, which equals 17,500 shares. If eligible account holders, Newberry Federal's employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being offered by DutchFork Bancshares, no shares will be available for other members. If there is an oversubscription in this category, the available shares will be allocated among subscribing other members so as to permit each other member, if possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among subscribing other members proportionately, based on the number of votes of a subscribing other member as of the record date of the special meeting of members to vote on the plan of conversion bears to total votes of all subscribing other members as of the record date of the special meeting of members

     Subscription rights are nontransferable. If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Newberry Federal and DutchFork Bancshares.

     DutchFork Bancshares and Newberry Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on ___________, 2000, whether or not Newberry Federal has been able to locate each person entitled to subscription rights. Orders for common stock in the subscription offering received in hand by Newberry Federal after that time will not be accepted. The subscription offering may be extended by DutchFork Bancshares and Newberry Federal up to ______, 2000 without regulatory approval. Office of Thrift Supervision regulations require that DutchFork Bancshares complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and

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the syndicated community offerings are not completed within that period all funds received will be returned promptly with interest at Newberry Federal's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by DutchFork Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

     Direct Community Offering. Any shares of common stock that remain unsubscribed for in the subscription offering will be offered by DutchFork Bancshares to certain members of the general public in a direct community offering, with preference given to natural persons residing in Newberry and Lexington Counties, South Carolina. Purchasers in the direct community offering are eligible to purchase up to $175,000 of common stock, which equals 17,500 shares. If not enough shares are available to fill orders in the direct community offering, the available shares will be allocated among purchasers to permit each purchaser, to the extent possible, to purchase the number of shares necessary to make his or her total allocation of shares equal to the lesser of 100 shares or the number of shares subscribed for by such purchaser.
Thereafter, unallocated shares will be allocated among purchasers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. The direct community offering, if held, may be concurrent with, during or promptly after the subscription offering. The direct community offering may terminate on or at any time after 12:00 noon, Eastern time, on _____________, 2000, but no later than 45 days after the close of the subscription offering, unless extended by DutchFork Bancshares and Newberry Federal, with approval of the Office of Thrift Supervision. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by DutchFork Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. DutchFork Bancshares and Newberry Federal have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. DutchFork Bancshares presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

     Syndicated Community Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities acting as agent of DutchFork Bancshares. DutchFork Bancshares and Newberry Federal have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. Neither Trident Securities nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the syndicated community offering.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to Be Issued." No person will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $175,000, which equals 17,500 shares. See "--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Trident Securities.

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     Trident Securities may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with DutchFork Bancshares as of a certain date for the purchase of shares. When and if Trident Securities and DutchFork Bancshares believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, Trident Securities will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that DutchFork Bancshares established for each selected dealer. Each customer's funds so forwarded to DutchFork Bancshares, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by DutchFork Bancshares from selected dealers, funds will earn interest at Newberry Federal's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by DutchFork Bancshares and Newberry Federal, with approval of the Office of Thrift Supervision.

     If Newberry Federal is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the board of directors of Newberry Federal, if feasible. Any other arrangements must be approved by the Office of Thrift Supervision. The Office of Thrift Supervision may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the board of directors approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Office of Thrift Supervision has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by DutchFork Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest or withdrawal authorizations will be canceled.

     Persons in Non-Qualified States. DutchFork Bancshares and Newberry Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, DutchFork Bancshares and Newberry Federal are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which both of the following apply (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside, and (ii) the issuance of subscription rights or the offer or sale of stock to such persons would require DutchFork Bancshares to register as a broker, dealer, salesman or selling agent, under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state or such registration or qualification would be impracticable for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, DutchFork Bancshares and Newberry Federal will base their decision as to whether or not to offer the common stock in the state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state, and of actually registering or qualifying the

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shares, or the need to register DutchFork Bancshares, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     Newberry Federal and DutchFork Bancshares have retained Trident Securities to consult with and advise Newberry Federal and to assist Newberry Federal and DutchFork Bancshares, on a best efforts basis, in the distribution of shares in the offering. Trident Securities is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Trident Securities will assist Newberry Federal in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Newberry Federal as placement agent on a best efforts basis in the sale of the common stock in the direct community offering if one is held; conducting training sessions with directors, officers and employees of Newberry Federal regarding the conversion process; and assisting in the establishment and supervision of Newberry Federal's conversion center and, with management's input, will train Newberry Federal's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

     Based on negotiations between Newberry Federal and DutchFork Bancshares concerning the fee structure, Trident Securities will receive a management fee of $10,000 plus a fee equal to 2.0% of the aggregate dollar amount of all stock sold in the subscription and direct community offerings. Such amount does not include any shares sold to the employee stock ownership plan, directors, officers and employees of Newberry Federal or DutchFork Bancshares or their immediate families. Such fee will be paid upon completion of the conversion. Trident Securities will be reimbursed for its reasonable out-of-pocket expenses, including legal fees.

     Trident Securities has not prepared any report or opinion constituting a recommendation or advice to DutchFork Bancshares or Newberry Federal or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to DutchFork Bancshares or Newberry Federal of the purchase price or the terms of the stock to be sold. Trident Securities expresses no opinion as to the prices at which common stock to be issued may trade. Trident Securities and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by DutchFork Bancshares and Newberry Federal to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

     With certain limitations, DutchFork Bancshares and Newberry Federal have also agreed to indemnify Trident Securities against liabilities and expenses, including legal fees, incurred from certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

Description of Sales Activities

     The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at Newberry Federal's conversion center at its main office. The conversion center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Trident Securities employees will be working at the conversion center. Employees of Trident Securities will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Trident Securities or by the selected dealers managed by Trident Securities. The management and employees of Newberry Federal may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution

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of the order form. Management of Newberry Federal may answer questions regarding the business of Newberry Federal when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of DutchFork Bancshares and Newberry Federal have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of Newberry Federal or DutchFork Bancshares will be compensated, directly or indirectly, for any activities related to the offer or sale of securities issued in the conversion.

     None of Newberry Federal's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Newberry Federal's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with Newberry Federal, must be received by Newberry Federal by 12:00 Noon, Eastern time, on _________ __, 2000. DutchFork Bancshares need not accept order forms that are not received by that time or are executed defectively or are received without full payment or without appropriate withdrawal instructions. In addition, Newberry Federal and DutchFork Bancshares are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. DutchFork Bancshares and Newberry Federal have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Notwithstanding the foregoing, Newberry Federal and DutchFork Bancshares will have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the direct community offering at any time before 48 hours before the completion of the conversion. Under the plan of conversion, the interpretation by DutchFork Bancshares and Newberry Federal of the terms and conditions of the plan of conversion and of the order form will be final. In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by Newberry Federal before the direct community offering terminates, which may be on or at any time after the end of the offering. Once received, an executed order form may not be modified, amended or rescinded without the consent of Newberry Federal unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

     In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account could result in fewer shares being allocated to a subscribing member.

     Full payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Newberry Federal. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest

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will be paid on payments made by cash, check, bank draft or money order at
Newberry Federal's passbook rate from the date payment is received at the conversion center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes Newberry Federal to withdraw the amount of the purchase price from his or her deposit account, Newberry Federal will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Newberry Federal will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Newberry Federal's passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price upon the completion of the conversion; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or DutchFork Bancshares to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts maintained in Newberry Federal do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Since Newberry Federal does not offer those accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase DutchFork Bancshares's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Newberry Federal now holds the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Newberry Federal to purchase common stock should contact the conversion center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified in properly completed order forms or to the last address of the persons appearing on the records of Newberry Federal as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form

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will confirm receipt or delivery under Rule 15c2-8. Order forms will only be distributed with a prospectus. By executing and returning the regulatory mandated certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this stock offering. The certification form could be used as support to show that you understand the nature of this investment.

Stock Pricing and Number of Shares to be Issued

     Federal regulations require that the aggregate purchase price of the securities sold in the conversion be based upon an estimated pro forma value of DutchFork Bancshares and Newberry Federal as converted, as determined by an independent appraisal. Newberry Federal and DutchFork Bancshares have retained Keller & Company, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of DutchFork Bancshares and Newberry Federal as converted, as well as a business plan. Keller & Company will receive a fee expected to total approximately $33,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in the preparation of the appraisal and business plan. Newberry Federal has agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

     Keller & Company has prepared an appraisal of the estimated pro forma market value of DutchFork Bancshares and Newberry Federal as converted taking into account the formation of DutchFork Bancshares as the holding company for Newberry Federal. For its analysis, Keller & Company undertook substantial investigations to learn about Newberry Federal's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed Newberry Federal's conversion application as filed with the Office of Thrift Supervision and DutchFork Bancshares's registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited Newberry Federal's facilities and had discussions with Newberry Federal's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. Keller & Company did not perform a detailed individual analysis of the separate components of DutchFork Bancshares' or Newberry Federal's assets and liabilities.

     Keller & Company's analysis utilized three selected valuation procedures, the price/book method, the price/earnings method, and price/assets method, all of which are described in its report. Keller & Company placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. In applying these procedures, Keller & Company reviewed, among other factors, the economic make-up of Newberry Federal's primary market area, Newberry Federal's financial performance and condition in relation to publicly traded institutions that Keller & Company deemed comparable to Newberry Federal, the specific terms of the offering of DutchFork Bancshares's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Keller & Company's analysis provides an approximation of the pro forma market value of DutchFork Bancshares and Newberry Federal as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of DutchFork Bancshares after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

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     On the basis of the analysis in its report, Keller & Company has advised
DutchFork Bancshares and Newberry Federal that, in its opinion, as of February 7, 2000, and updated as of April 5, 2000, the estimated pro forma market value of DutchFork Bancshares and Newberry Federal, as converted and, therefore, the common stock was within the valuation range of $10,030,000 to $13,570,000 with a midpoint of $11,800,000. After reviewing the methodology and the assumptions used by Keller & Company in the preparation of the appraisal, the board of directors established the estimated valuation range which is equal to the valuation range of $10,030,000 to $13,570,000 with a midpoint of $11,800,000.
Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 1,003,000 and 1,357,000 with a midpoint of 1,180,000. The purchase price of $10.00 per share was determined by discussion among the boards of directors of Newberry Federal and DutchFork Bancshares and Trident Securities, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by DutchFork Bancshares at this time. The estimated valuation range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Newberry Federal, regulatory guidelines or national or local economic conditions. Keller & Company's appraisal report is filed as an exhibit to the registration statement that DutchFork Bancshares has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of DutchFork Bancshares and Newberry Federal as converted, as of the close of the subscription offering.

     No shares will be sold unless Keller & Company confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of DutchFork Bancshares and Newberry Federal as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more than 1,560,550 shares or less than 1,003,000 shares. If the total amount of shares issued is less than 1,003,000 or more than 1,560,550 for aggregate gross proceeds of less than $10,030,000 or more than $15,605,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. If Keller & Company establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the boards of directors of Newberry Federal and DutchFork Bancshares, if possible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

     In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents Newberry Federal furnished to it. Keller & Company also considered financial and other information

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from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Newberry Federal and DutchFork Bancshares or independently value the assets or liabilities of DutchFork Bancshares and Newberry Federal. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

     Copies of the appraisal report of Keller & Company, including any amendments, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Newberry Federal and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

     The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

     . No eligible subscriber, including all persons on a joint account or similarly titled account, may purchase more than $175,000 of common stock in the subscription offering, which equals 17,500 shares. All persons on a joint account or similarly titled account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account;

     . The ESOP may purchase, in the aggregate, up to 8% of the shares of common stock sold in the conversion;

     . No person may purchase more than $175,000 of common stock in the direct community offering, which equals 17,500 shares;

     . No person may purchase more than $175,000 of common stock in the syndicated community offering, which equals 17,500 shares; and

     . No person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of $175,000 of common stock, which equals 17,500 shares.

     For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares if the maximum purchase limitations are exceeded.

     Newberry Federal's and DutchFork Bancshares's boards of directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares that exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Newberry Federal and DutchFork Bancshares do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the estimated valuation range. If the boards of directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of DutchFork Bancshares

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and Newberry Federal may be, given the opportunity to increase their subscriptions accordingly, based on the rights and preferences of any person who has priority subscription rights.

     The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. DutchFork Bancshares and Newberry Federal may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

     The plan of conversion defines "associate," with respect to a particular person, to mean any corporation or organization other than Newberry Federal or a majority-owned subsidiary of Newberry Federal of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Newberry Federal or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by a corporation would be included with the number of shares that a person could purchase individually under the purchase limitations described above.

     The plan of conversion defines "officer" to mean an executive officer of Newberry Federal, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and Controller.

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Newberry Federal and DutchFork Bancshares and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision or the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the Office of Thrift Supervision, and if the Office of Thrift Supervision does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by DutchFork Bancshares must meet these regulatory restrictions unless the Office of Thrift Supervision would provide otherwise. Stock repurchases by DutchFork Bancshares will depend upon receipt of dividends from Newberry Federal because DutchFork Bancshares initially will have no source of income other than dividends from Newberry Federal and earnings from the investment of the limited net proceeds from the offering retained by DutchFork Bancshares.

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Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased by directors and officers of DutchFork Bancshares may not be sold for a period of one year following the conversion, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision. Any stock purchased after the conversion is free of this restriction. Accordingly, shares of common stock issued by DutchFork Bancshares to directors and officers will bear a legend giving appropriate notice of the restriction and, in addition, DutchFork Bancshares will give appropriate instructions to the transfer agent for DutchFork Bancshares's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock will also be restricted.

     Purchases of outstanding shares of common stock of DutchFork Bancshares by directors, officers, or any person who was an executive officer or director of Newberry Federal after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of DutchFork Bancshares's outstanding common stock or to the purchase of stock under the stock-based incentive plan.

     DutchFork Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of DutchFork Bancshares may be resold without registration. Shares purchased by an affiliate of DutchFork Bancshares will have resale restrictions under Rule 144 of the Securities Act. If DutchFork Bancshares meets the current public information requirements of Rule 144, each affiliate of DutchFork Bancshares who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of DutchFork Bancshares or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by DutchFork Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face certain restrictions on the transfer of securities purchased with subscription rights and to certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations of the plan of conversion by Newberry Federal will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision or the Federal Deposit Insurance Corporation. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by the board of directors as a result of comments from regulatory authorities or otherwise, without the further approval of Newberry Federal's members.

     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Newberry Federal's board of directors. If this condition is not satisfied, the plan of conversion will be terminated and Newberry Federal will continue its business in the mutual form of organization. The plan of conversion may be terminated by the board of directors at any time.

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                        RESTRICTIONS ON ACQUISITION OF
                   DUTCHFORK BANCSHARES AND NEWBERRY FEDERAL

General

     Newberry Federal's plan of conversion provides for the conversion of Newberry Federal from the mutual to the stock form of organization and, as part of the conversion, the adoption of a new federal stock charter and bylaws by Newberry Federal's members. The plan of conversion also provides for the concurrent formation of a holding company. See "The Conversion--General." As described below and elsewhere in this document, certain provisions in DutchFork Bancshares' certificate of incorporation and bylaws and in its management remuneration provided for in the conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, Newberry Federal's federal stock charter and bylaws may also have "anti-takeover" effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either DutchFork Bancshares or Newberry Federal.

Restrictions in DutchFork Bancshares' Certificate of Incorporation and Bylaws

     DutchFork Bancshares' certificate of incorporation and bylaws contain provisions that could make more difficult an acquisition of DutchFork Bancshares by means of a tender offer, proxy context or otherwise. Some provisions will also render the removal of the incumbent board of directors or management of DutchFork Bancshares more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the DutchFork Bancshares Board, but which DutchFork Bancshares shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in DutchFork Bancshares' certificate of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

     Business Combinations with Related Persons. The certificate of incorporation requires the approval of the holders of at least 80% of DutchFork Bancshares' outstanding shares of voting stock to approve certain "business combinations" involving a "related person" except in cases where the proposed transaction has been approved in advance by a majority of those members of DutchFork Bancshares' board of directors who are unaffiliated with the related person and were directors before the time when the related person became a related person.

     The term "related person" includes any individual that owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of DutchFork Bancshares or an affiliate of such person or entity.

     A "business combination" includes:

          . any merger or consolidation of DutchFork Bancshares with or into any related person;

          . any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of DutchFork Bancshares or combined assets of DutchFork Bancshares and its subsidiaries to a related person;

          . any merger or consolidation of a related person with or into DutchFork Bancshares or a subsidiary of DutchFork Bancshares;

          . any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a related person to DutchFork Bancshares or a subsidiary of DutchFork Bancshares;

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          .    the issuance of any securities of DutchFork Bancshares or a subsidiary of DutchFork Bancshares to a related person;

          . the acquisition by DutchFork Bancshares or a subsidiary of DutchFork Bancshares of any securities of a related person;

          . any reclassification of common stock of DutchFork Bancshares or any recapitalization involving the common stock of DutchFork Bancshares; or

          . any agreement or other arrangement providing for any of the foregoing.

     The shares of common stock that Newberry Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Newberry Federal's employee stock ownership plan and DutchFork Bancshares' stock-based incentive plan, could result in management and employees controlling in excess of 20% of DutchFork Bancshares' outstanding stock, which would enable management and employees as a group to defeat any business combination involving a related person.

     Limitation on Voting Rights. The certificate of incorporation of DutchFork Bancshares provides that no record owner of any outstanding DutchFork Bancshares common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of DutchFork Bancshares common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the articles of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of Newberry Federal or DutchFork Bancshares or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by DutchFork Bancshares to be beneficially, owned by such person and his or her affiliates.

     Evaluation of Offers. The Certificate of Incorporation of DutchFork Bancshares further provides that the board of directors of DutchFork Bancshares, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of DutchFork Bancshares, (2) merge or consolidate DutchFork Bancshares with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of DutchFork Bancshares, may, as part of the exercise of its judgment in determining what is in the best interest of DutchFork Bancshares and the stockholders of DutchFork Bancshares, give consideration to those factors that directors of any subsidiary (including Newberry Federal) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: DutchFork Bancshares' present and future customers and employees and those of its subsidiaries (including Newberry Federal); the communities in which DutchFork Bancshares and Newberry Federal operate or are located; the ability of DutchFork Bancshares to fulfill its corporate objectives as a savings and loan holding company; and the ability of Newberry Federal to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of DutchFork Bancshares, the board of directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of DutchFork Bancshares, even if the price offered is significantly greater than the then market price of any equity security of DutchFork Bancshares.

     Board of Directors

     Classified Board. The board of directors of DutchFork Bancshares is divided into three classes, each of which contains approximately one-third of the number of directors. The shareholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a

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shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of DutchFork Bancshares.

     Filling of Vacancies; Removal. The certificate of incorporation provides that any vacancy occurring in the DutchFork Bancshares Board, including a vacancy created by an increase in the number of directors, may be filled by a
vote of a majority of the directors then in office.   The certificate of
incorporation of DutchFork Bancshares provides that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

     Qualifications. The Bylaws of DutchFork Bancshares disqualify from election, reelection, appointment or reappointment to the board of directors any person who resides outside a 50 mile radius of Newberry, South Carolina. This provision prevents non-local shareholders from nominating themselves for election to the Board. In addition, the Bylaws of DutchFork Bancshares disqualify from election or appointment any person who, among other offenses, has been convicted of, or is currently charged in any complaint with participation in, a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one-year under state or federal law.

     Shareholder Action by Written Consent; Special Meetings of Shareholders. Stockholders of DutchFork Bancshares must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The certificate of incorporation provides that only the Chairman or a majority of the board of directors of DutchFork Bancshares may call special meetings of the shareholders of DutchFork Bancshares. Shareholders are not able to call a special meeting or require that the Board do so. At a special meeting, shareholders may consider only the business specified in the notice of meeting given by DutchFork Bancshares. The provisions of DutchFork Bancshares' articles of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting, unless a special meeting is called by the Chairman or at the request of a majority of the board of directors. These provisions also would also prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take shareholder action. Moreover, a shareholder could not force shareholder consideration of a proposal between annual meetings over the opposition of the Chairman and the DutchFork Bancshares Board by calling a special meeting of shareholders.

     Advance Notice Provisions for Shareholder Nominations and Proposals. The DutchFork Bancshares bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of DutchFork Bancshares. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the DutchFork Bancshares Board or by a shareholder who has given appropriate notice to DutchFork Bancshares before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given DutchFork Bancshares appropriate notice of its intention to bring that business before the meeting. DutchFork Bancshares' Secretary must receive notice of the nomination or proposal not less than 90 days nor more than 120 days before the annual meeting. A shareholder who desires to raise new business must provide certain information to DutchFork Bancshares concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide DutchFork Bancshares with certain information concerning the nominee and the proposing shareholder.

     Advance notice of nominations or proposed business by shareholders gives the DutchFork Bancshares Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the DutchFork Bancshares Board, to inform shareholders and make recommendations about those matters.

     Preferred Stock. The Certificate of Incorporation authorize the DutchFork Bancshares Board to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the

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series, including voting rights, conversion rates, and liquidation preferences.
Although the DutchFork Bancshares Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. The DutchFork Bancshares Board will make any determination to issue shares with those terms based on its judgment as to the best interests of DutchFork Bancshares and its shareholders.

     Amendment of Certificate of Incorporation. DutchFork Bancshares' Certificate of Incorporation require the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, calling special meetings, the number and classification of directors, director and officer indemnification by DutchFork Bancshares and amendment of DutchFork Bancshares' bylaws and certificate of incorporation. These supermajority voting requirements make it more difficult for the shareholders to amend these provisions of the DutchFork Bancshares certificate of incorporation. The shares of common stock that Newberry Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Newberry Federal's employee stock ownership plan and DutchFork Bancshares' stock-based incentive plan, could result in management and employees controlling in excess of 20% of DutchFork Bancshares' outstanding stock, which would enable management and employees as a group to defeat any shareholder proposal to amend these provisions of the DutchFork Bancshares certificate of incorporation.

Anti-Takeover Effects of DutchFork Bancshares' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce DutchFork Bancshares' vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its board of directors. Provisions of the Stock-Based Incentive Plan provide for accelerated benefits to participants if a change in control of DutchFork Bancshares or Newberry Federal occurs or a tender or exchange offer for their stock is made. See "Management of Newberry Federal--Benefits--Stock-Based Incentive Plan." DutchFork Bancshares and Newberry Federal have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination associated with a change in control of DutchFork Bancshares or Newberry Federal. See "Management of Newberry Federal-- Executive Compensation--Employment Agreements," and "Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of DutchFork Bancshares. Additionally, the provisions could deter offers to acquire the outstanding shares of DutchFork Bancshares which might be viewed by stockholders to be in their best interests.

     DutchFork Bancshares' board of directors believes that the provisions of the certificate of incorporation and bylaws are in the best interest of DutchFork Bancshares and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the board of directors believes it is in the best interests of DutchFork Bancshares and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became

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an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute: (1) any business combination if, before the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (2) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans; (3) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (4) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the board of directors does not intend to propose any such amendment.

Restrictions in Newberry Federal's Federal Stock Charter and Bylaws

     Although the board of directors of Newberry Federal is not aware of any effort that might be made to obtain control of Newberry Federal after the conversion, the board of directors believes that it is appropriate to adopt provisions permitted by federal regulation to protect the interests of the converted bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of DutchFork Bancshares, as Newberry Federal's sole stockholder. See "Risk Factors--Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve."

     Newberry Federal's federal stock charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Newberry Federal by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate, will be prohibited for a period of three years following the date of completion of the conversion without the prior written approval of the Office of Thrift Supervision. If shares are acquired in violation of this provision of Newberry Federal's federal stock charter, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares with respect to any matters submitted to the stockholders for a vote. This limitation shall not apply to any transaction in which Newberry Federal forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of DutchFork Bancshares seek, among other things, to elect one-third or more of DutchFork Bancshares' board of directors, to cause DutchFork Bancshares' stockholders to approve the acquisition or corporate reorganization of DutchFork Bancshares or to exert a continuing influence on a material aspect of the business operations of DutchFork Bancshares, which actions could indirectly result in a change in control of Newberry Federal, the board of directors of Newberry Federal will be able to assert this provision of Newberry Federal's federal stock charter against such holders. Although the board of directors of Newberry Federal is not currently able to determine when and if it would assert this provision of Newberry Federal's federal stock charter, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Newberry Federal, DutchFork Bancshares and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Newberry Federal indirectly through a change in control of DutchFork Bancshares.


     In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, Newberry Federal's Bylaws provide for the election of three classes of directors to staggered terms.

     Finally, the federal stock charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Newberry Federal's board of directors without stockholder approval. Although Newberry Federal has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide Newberry Federal with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of Newberry Federal occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Newberry Federal and its then existing stockholders.

Regulatory Restrictions

     Office of Thrift Supervision Conversion Regulations. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of DutchFork Bancshares without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of DutchFork Bancshares without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares with respect to any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Change in Bank Control Act. The acquisition of ten percent (10%) or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association, including a converted savings bank such as Newberry Federal or a savings and loan holding company, such as DutchFork Bancshares, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of DutchFork Bancshares' voting stock or the power to direct the management or policies of DutchFork Bancshares. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of DutchFork Bancshares' voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.


                   DESCRIPTION OF DUTCHFORK BANCSHARES STOCK

General

     DutchFork Bancshares is authorized to issue 4,000,000 shares of common stock having a par value of $.01 per share and 500,000 shares of preferred stock having a par value of $.01 per share. DutchFork Bancshares will not issue any shares of preferred stock in the conversion. Each share of DutchFork Bancshares' common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

     The common stock of DutchFork Bancshares will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Dividends. DutchFork Bancshares can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. The payment of dividends by DutchFork Bancshares is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of DutchFork Bancshares will be entitled to receive and share equally in dividends as may be declared by the board of directors of DutchFork Bancshares out of funds legally available for dividends. If DutchFork Bancshares issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the conversion, the holders of common stock of DutchFork Bancshares will possess exclusive voting rights in DutchFork Bancshares. They will elect DutchFork Bancshares' board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Except as discussed in "Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If DutchFork Bancshares issues preferred stock, holders of DutchFork Bancshares preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal."

     As a federal mutual savings bank, corporate powers and control of Newberry Federal are currently vested in (1) its members who elect Newberry Federal's directors, and (2) its board of directors, who elect the officers of Newberry Federal and who fill any vacancies on the board of directors. After the conversion, voting rights will be vested exclusively in DutchFork Bancshares, which will own all of the outstanding capital stock of Newberry Federal, and will be voted at the direction of DutchFork Bancshares' board of directors. Consequently, the holders of the common stock of DutchFork Bancshares will not have direct control of Newberry Federal.

     Liquidation.   If there is any liquidation, dissolution or winding up of
Newberry Federal, DutchFork Bancshares, as the holder of Newberry Federal's capital stock, would be entitled to receive all of Newberry Federal's assets available for distribution after payment or provision for payment of all debts and liabilities of Newberry Federal, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders. Upon liquidation, dissolution or winding up of DutchFork Bancshares, the holders of its common stock would be entitled to receive all of the assets of DutchFork Bancshares available for distribution after payment or provision for payment of all its debts and liabilities. If DutchFork Bancshares issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Indemnification and Limit on Liability. DutchFork Bancshares' certificate of incorporation contains provisions that limit the liability of and indemnity of its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of DutchFork Bancshares shall be indemnified and held harmless by DutchFork Bancshares to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by DutchFork Bancshares the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of DutchFork Bancshares shall not be personally liable to DutchFork Bancshares or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     Preemptive Rights; Redemption. Holders of the common stock of DutchFork Bancshares will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     DutchFork Bancshares will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of DutchFork Bancshares are restricted by provisions in its Certificate of Incorporation and Bylaws and by rules and regulations of various regulatory agencies. See ''Regulation and Supervision" and "Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal."


                     DESCRIPTION OF NEWBERRY FEDERAL STOCK

General

     The Federal Stock Charter of Newberry Federal, to be effective upon the conversion, authorizes the issuance of stock consisting of 10,000 shares of common stock, par value $1.00 per share, and 1,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the board of directors may determine. Each share of common stock of Newberry Federal will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the board of directors will be authorized to approve the issuance of common stock up to the amount authorized by the stock Certificate of Incorporation without the approval of Newberry Federal's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of Newberry Federal will be held by DutchFork Bancshares. Newberry Federal stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

     Dividends. The holders of Newberry Federal's common stock will be entitled to receive and to share equally in such dividends as may be declared by the board of directors of Newberry Federal out of its legally available funds. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation of Income--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the conversion, the holders of Newberry Federal's common stock will possess exclusive voting rights in Newberry Federal. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See

"Restrictions on Acquisition of DutchFork Bancshares and Newberry Federal--Anti-Takeover Effects of DutchFork Bancshares' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. If there is a liquidation, dissolution, or winding up of Newberry Federal, the holders of common stock will be entitled to receive, after payment of all Newberry Federal's debts and liabilities, including all deposit accounts and accrued interest on deposit accounts, and distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of Newberry Federal available for distribution in cash or in kind. If additional preferred stock is issued after the conversion, the holders thereof may also have priority over the holders of common stock if there is a liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of Newberry Federal's common stock will not be entitled to preemptive rights with respect to any shares of Newberry Federal which may be issued. Upon receipt by Newberry Federal of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.


                           REGISTRATION REQUIREMENTS

     DutchFork Bancshares has registered the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934 and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.


                             LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for DutchFork Bancshares by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the South Carolina tax consequences of the conversion have been opined upon by Clifton D. Bodiford, CPA, Columbia, South Carolina. Muldoon, Murphy & Faucette LLP and Clifton D. Bodiford have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Trident Securities by Elias, Matz, Tiernan & Herrick, L.L.P., Washington, D.C.


                                    EXPERTS

     The consolidated financial statements of Newberry Federal as of September 30, 1999 and 1998, and for each of the years in the two-year period ended September 30, 1999, are included in this prospectus in reliance upon the report of Clifton D. Bodiford, CPA, Columbia, South Carolina, included elsewhere in this prospectus and upon the authority of said firm as experts in accounting and auditing.

     Keller & Company has consented to the summary in this prospectus of its report to Newberry Federal setting forth its opinion as to the estimated pro forma market value of DutchFork Bancshares and Newberry Federal, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     DutchFork Bancshares has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-31986) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and

Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, South Carolina 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

     Newberry Federal has filed an application for approval of conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. The conversion application may be examined at the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

     DutchFork Bancshares has filed with the Office of Thrift Supervision an application to form a holding company. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

     A copy of the plan of conversion, DutchFork Bancshares' Certificate of Incorporation and Bylaws and Newberry Federal's Federal Stock Charter and Bylaws are available without charge from Newberry Federal.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                  Newberry Federal Savings Bank and Subsidiary



                                                                                               Page
                                                                                               ----

Report of Independent Auditor................................................................   F-2

Consolidated Balance Sheets as of December 31, 1999 (unaudited)
  and September 30, 1999 and 1998.............................................................  F-3

Consolidated Statements of Income for the Three Months Ended
  December 31, 1999 and 1998 (unaudited) and for the Years Ended September 30, 1999 and 1998..   31

Consolidated Statements of Comprehensive Operations for the Three Months Ended
  December 31, 1999 and 1998 (unaudited) and for the Years Ended September 30, 1999 and 1998..  F-5

Consolidated Statements of Retained Earnings for the Three Months Ended
  December 31, 1999 (unaudited) and for the Years Ended September 30, 1999 and 1998...........  F-6

Consolidated Statements of Cash Flows for the Three Months Ended
  December 31, 1999 and 1998 (unaudited) and for the Years Ended September 30, 1999 and 1998..  F-7

Notes to Consolidated Financial Statements....................................................  F-9

                                    *  *  *


          All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

          Separate financial statements for DutchFork Bancshares have not been included in this prospectus because DutchFork Bancshares, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                      [LETTERHEAD OF CLIFTON D. BODIFORD]


                         Report of Independent Auditor


The Board of Directors
Newberry Federal Savings Bank and Subsidiary
Newberry, South Carolina

I have audited the accompanying consolidated balance sheets of Newberry Federal Savings Bank and Subsidiary as of September 30, 1999 and 1998, and the related consolidated statements of income, comprehensive operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted the audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Newberry Federal Savings Bank and Subsidiary at September 30, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



November 2, 1999                                   /s/ Clifton D. Bodiford

                         Newberry Federal Savings Bank
                                and Subsidiary
                          Consolidated Balance Sheets


                                                 December 31,        September 30,
                                                     1999          1999           1998
                                                 ------------  -------------  ------------
Assets                                            (unaudited)
Cash and cash equivalents (Notes 1, 2
   and 12)                                       $  6,123,328   $  3,256,053  $  4,963,719
Investments and mortgage-backed securities
  (Notes 1, 3, 7 and 12):
  Available for sale:
     Investments (cost of $24,577,854 and
         $6,631,375 at September 30, 1999
         and 1998 respectively and
         $25,064,700 at December 31, 1999)         22,000,851     22,067,828     6,542,262
     Mortgage-backed securities (cost of
         $100,578,925 and $86,297,233 at
         September 30, 1999 and 1998
         respectively and $114,440,228
         at December 31, 1999)                    109,887,856     96,884,504    85,152,382
  Held for investment:
     Investments (fair value of
         $1,141,000 and $1,346,700 at
         September 30, 1999 and 1998
         respectively and $1,141,000 at
         December 31, 1999)                         1,141,000      1,141,000     1,346,045
     Mortgage-backed securities (fair
         value of $4,339,769 and $6,833,377
         at September 30, 1999 and 1998
         respectively and $4,366,219 at
         December 31, 1999)                         4,332,492      4,465,704     6,818,659
Loans receivable (Notes 1, 4, 7, 10, and 12):      74,788,258     75,324,278    71,249,049
Repossessed assets                                     22,195         14,271        18,757
Premises, furniture and equipment, net (Notes
   1 and 5)                                         3,622,623      3,656,352     3,743,885
Accrued interest receivable:
  Loans and mortgage-backed securities
     (Note 1)                                         470,146        489,453       524,766
  Investments and other property                      814,711        778,828       524,954
Prepaid assets                                        159,684        255,218       238,933
Prepaid income tax and tax refunds
   receivable                                       1,706,024      1,440,936        60,567
Deferred tax asset (Notes 1 and 9)                    530,050        461,406       525,496
Other                                               1,000,632        914,991     1,065,571
                                                 ------------   ------------  ------------
Total assets                                     $226,599,850   $211,150,822  $182,775,045
                                                 ============   ============  ============

                         Newberry Federal Savings Bank
                                and Subsidiary
                    Consolidated Balance Sheets (continued)


                                                December 31,            September 30,
                                                   1999              1999           1998
                                               -------------     ------------   -------------
                                                (unaudited)
Liabilities and retained earnings
Liabilities:
  Deposit accounts (Note 6, 12 and
     15)                                        $148,436,718     $137,537,411    $141,702,366
  Federal Home Loan Bank advances
     (Notes 7 and 12)                             35,740,000       39,240,000      20,600,000
  Other borrowings                                 5,325,000        7,370,000
  Advances from borrowers for taxes
     and insurance (Note 4)                           17,004           59,983          84,930
  Accrued income taxes payable                                                        279,479
  Accounts payable - securities                   19,662,172        8,893,350
  Accounts payable                                    39,479           50,713         107,057
  Accrued expenses                                   690,657          698,873         577,305
  Accrued interest payable                           465,458          523,227         397,695
  Other                                               95,180           76,461         255,065
                                                ------------     ------------    ------------
Total liabilities                                210,471,668      194,450,018     164,003,897
                                                ------------     ------------    ------------

Commitments and contingencies (Note 10)

Retained earnings, substantially restricted
   (Notes 9 and 11)                               20,849,689       20,551,275      19,536,945
Net accumulated unrealized gains (losses)
   on investments and mortgage backed
   securities available for sale
   (Notes 1 and 3)                                (4,721,507)      (3,850,471)       (765,797)
                                                ------------     ------------    ------------
                                                  16,128,182       16,700,804      18,771,148
                                                ------------     ------------    ------------
Total liabilities and retained earnings         $226,599,850     $211,150,822    $182,775,045
                                                ============     ============    ============

See accompanying notes.

                         Newberry Federal Savings Bank
                                and Subsidiary
              Consolidated Statements of Comprehensive Operations

                                                   Three Months Ended
                                                       December 31,            Year Ended September 30,
                                                   1999          1998             1999           1998
                                                ----------    -----------     -----------    -----------
                                                (unaudited)    (unaudited)
Net income                                      $  298,414     $  232,403     $ 1,014,330    $ 1,251,456

Other Comprehensive income (loss),
   net of tax:
    Unrealized gains (losses) arising
     during the period, net of tax effect
     of $(1,885,797) and $57,713 for
     the years ended September 30, 1999
     and 1998, respectively, and $(532,502)
     and $141,540 for the three months
     ending December 31, 1999 and 1998,
     respectively                                 (871,036)      (231,523)     (3,084,674)        94,415
                                                ----------     ----------     -----------    -----------

Comprehensive income (loss)                     $ (572,622)    $      880     $(2,070,344)   $ 1,345,871
                                                ==========     ==========     ===========    ===========

See accompanying notes

                         Newberry Federal Savings Bank
                                and Subsidiary
                 Consolidated Statements of Retained Earnings

                                                                   Accumulated
                                                                      Other
                                                    Retained      Comprehensive
                                                    Earnings          Income          Total
                                                  ------------    -------------    -----------
Balance at September 30, 1997                     $ 18,285,489     $  (860,212)   $17,425,277
   Net income                                        1,251,456                      1,251,456
   Change in net unrealized depreciation
      on investments available for sale
      (net of deferred and current income
      taxes of $57,713)                                                 94,415         94,415
                                                  ------------     -----------    -----------
Balance at September 30, 1998                       19,536,945        (765,797)    18,771,148
   Net income                                        1,014,330                      1,014,330
   Change in net unrealized depreciation
      on investments available for sale
      (net of deferred and current income
      tax benefit of $(1,885,797))                                  (3,084,674)    (3,084,674)
                                                  ------------     -----------    -----------
Balance at September 30, 1999                       20,551,275      (3,850,471)    16,700,804
   Net income (unaudited)                              298,414                        298,414
   Change in net unrealized depreciation
      on investments available for sale
      (net of deferred and current income
      tax benefit of $(532,502))(unaudited)                           (871,036)      (871,036)
                                                  ------------     -----------    -----------
Balance at December 31, 1999 (unaudited)          $ 20,849,689     $(4,721,507)   $16,128,182
                                                  ============     ===========    ===========


See accompanying notes.
                                      F-6

                         Newberry Federal Savings Bank
                                and Subsidiary
                     Consolidated Statements of Cash Flows


                                                                       Three Months Ended
                                                                          December 31,           Year ended September 30,
                                                                       1999         1998          1999              1998
                                                                   -------------------------   ----------------------------
Operating Activities                                               (unaudited)   (unaudited)
Net income                                                         $   298,414   $   232,403   $ 1,014,330      $ 1,251,456
Adjustments to reconcile net income to net cash
 provided (used) by operating activities:
  Depreciation                                                          59,450        60,156       234,918          207,022
  Provision for losses                                                 160,000        10,000       142,000           85,000
  (Gain) loss on sales of investments and mortgage-
     backed securities                                                       -       (10,366)     (194,166)        (605,752)
  Net (gain)loss on sales on loans                                           -             -             -          (19,865)
  Net (gain) loss on sales of foreclosed real estate                         -             -         9,861                -
  Increase (decrease) in deferred loan origination fees                 (1,082)         (448)       (4,747)          (5,597)
  Amortization of premiums (discounts) on investments,
     mortgage-backed securities and loans                             (300,952)     (431,140)     (466,154)        (765,900)
  Decrease (increase) in accrued interest receivable and
     other assets                                                      316,297      (364,138)      485,187         (588,697)
  Decrease (increase) in prepaid assets                                 95,534        69,904       (16,285)        (152,580)
  Decrease (increase) in deferred tax asset                            (71,194)      (12,510)       16,350          (44,141)
  Increase (decrease) in accrued interest payable                      (57,769)     (117,311)      125,532         (143,442)
  Increase (decrease) in accounts payable and accrued
     expenses                                                       10,749,372      (552,657)    8,958,574            6,581
  Increase (decrease) in other liabilities                            (121,080)      100,970      (458,085)         119,396
  Origination of loans held for sale                                   (47,357)            -      (531,370)      (2,762,903)
  Proceeds from sales of loans held for sale                           578,727             -             -        3,169,415
                                                                   -----------   -----------   -----------      -----------
Net cash provided (used) by operating activities                    11,658,360    (1,015,137)    9,315,945         (250,007)
                                                                   -----------   -----------   -----------      -----------

                         Newberry Federal Savings Bank
                                and Subsidiary
               Consolidated Statements of Cash Flows (continued)

                                                              Three Months Ended
                                                                  December 31,                 Year ended September 30,
                                                              1999           1998               1999                1998
                                                          -------------  -------------     --------------      -------------
                                                           (unaudited)    (unaudited)
Investing Activities
Principle payments on mortgage-backed securities             4,465,858      6,204,556         35,230,156          23,477,002
Purchases of held to maturity securities                             -     (1,141,000)           (56,000)         (2,334,734)
Proceeds from maturities of securities                               -      1,351,782          1,351,781           4,831,715
Purchases of available for sale securities                  23,579,442    (20,927,649)      (125,256,440)       (159,849,705)
Proceeds from sales of available for sale securities         5,199,085     14,705,839         59,720,666         130,247,475
Net (increase) decrease in loans receivable                   (162,191)    (1,782,192)        (3,704,569)         (5,717,859)
Proceeds from sales of foreclosed real estate                        -              -             18,082                   -
Purchases of premises, furniture and equipment                 (25,721)       (86,533)          (147,385)           (262,867)
                                                          ------------   ------------      -------------       -------------
Net cash provided (used) by investing activities           (14,102,411)    (1,675,197)       (32,843,709)         (9,608,973)
                                                          ------------   ------------      -------------       -------------
Financing Activities
Net increase (decrease) in deposit accounts                 10,899,307       (187,445)        (4,164,955)         12,981,319
Proceeds from Federal Home Loan Bank advances                4,600,000              -         18,640,000          22,000,000
Payments on Federal Home Loan Bank advances and
   other borrowings                                        (21,270,000)    (7,620,000)                 -         (29,000,000)
Proceeds from other borrowings                              11,125,000      9,280,000          7,370,000                   -
Increase (decrease) in advances from borrowers for
   taxes and insurance                                         (42,981)       (47,202)           (24,947)            (26,104)
                                                          ------------   ------------      -------------       -------------
Net cash provided by financing activities                    5,311,326      1,425,353         21,820,098           5,955,215
                                                          ------------   ------------      -------------       -------------
Net increase (decrease) in cash and cash equivalents         2,867,275     (1,264,981)        (1,707,666)         (3,903,765)
Cash and cash equivalents at beginning of year               3,256,053      4,963,719          4,963,719           8,867,484
                                                          ------------   ------------      -------------       -------------
Cash and cash equivalents at end of year                  $  6,123,328   $  3,698,738      $   3,256,053       $   4,963,719
                                                          ============   ============      =============       =============
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during the year for:
   Interest                                               $  2,200,605   $  2,690,664      $   7,271,143       $   7,698,351
   Taxes                                                             -              -      $     484,097       $   1,028,211

See accompanying notes.

                         Newberry Federal Savings Bank
                                 and Subsidiary
                   Notes to Consolidated Financial Statements

Years Ended September 30, 1999 and 1998 and Three Months Ended December 31, 1999
                                    and 1998
(Data at and for the three months ended December 31, 1999 and 1998 is unaudited)

1.   Organization and Summary of Significant Accounting Policies

          Organization

          The Bank is in the business of obtaining deposits in Newberry and the surrounding area and investing those deposits in loans and securities.

          Summary of Significant Accounting Policies

          The data at and for the three months ended December 31, 1999 and 1998, which are unaudited, includes all adjustments which, in the opinion of management, are of a normal recurring nature and are necessary for a fair presentation of these interim periods. The results of operations for the three month periods are not necessarily indicative of the results that may be expected for the year.


          (a)  Principles of Consolidation


          The consolidated financial statements include the accounts of the Bank and Inter-Community Service Corporation. The activities of the Service Corporation are the sale of insurance and investment products. Significant intercompany balances and transactions have been eliminated upon consolidation.


          (b) Cash Equivalents

          For the purpose of presentation in the consolidated financial statements cash equivalents are defined as those investments with a maturity of three months or less when purchased.

          (c) Trading Securities

          Government bonds held principally for resale in the near term, and mortgage-backed securities held for sale in conjunction with the Bank's mortgage banking activities, are classified as trading account securities and recorded at their fair values. Unrealized gains and losses on trading account securities are included immediately in other income.

          (d)  Securities Held to Maturity

          Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

                         Newberry Federal Savings Bank
                                 and Subsidiary

1.  Organization and Summary of Significant Accounting Policies (continued)

          (e) Securities Available for Sale

          Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities.

          Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized.

          Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

          Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses.

          Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

          (f) Loans Held for Sale

          Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

          (g) Loans Receivable


          Loans receivable that management has the intent to hold until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.


          Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.


          Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The net amount is deferred and amortized over the contractual life of the loan.



          The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

                         Newberry Federal Savings Bank
                                 and Subsidiary

1.   Organization and Summary of Significant Accounting Policies (continued)

          (g) Loans Receivable (continued)

          The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan losses experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

          For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

          (h) Foreclosed Real Estate

          Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value, less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

          (i) Income Taxes

          Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          (j) Premises and Equipment

          Land is carried at cost. Bank premises, and equipment are carried at cost, less accumulated depreciation computed principally by the straight-line method.

                         Newberry Federal Savings Bank
                                 and Subsidiary


1.   Organization and Summary of Significant Accounting Policies (continued)

          (k) Financial Instruments

          The majority of derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

          Interest-Rate Exchange Agreements. Interest-rate exchange agreements (swaps) used in asset/liability management activities are accounted for using the accrual method. Net interest income (expense) resulting from the differential between exchanging floating and fixed-rate interest payments is recorded on a current basis. Gains or losses on the sales of swaps used in asset/liability management activities are deferred and amortized into interest income or expense over the maturity period of the swap.

          Financial Futures. Interest-rate futures contracts are entered into by the Bank as hedges against exposure to interest-rate risk and are not for speculation purposes. Changes in the market value of interest-rate futures contracts are deferred while the contracts are open and subsequently amortized into interest income or expense over the maturity period of the hedged assets or liabilities after the contract closes.

          Other Off-Balance-Sheet Instruments. In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

          (l) Fair Values of Financial Instruments

          The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

          Cash and short-term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale and held-to-maturity securities. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

                         Newberry Federal Savings Bank
                                 and Subsidiary

1.   Organization and Summary of Significant Accounting Policies (continued)

          (l) Fair Values of Financial Instruments (continued)

          Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans adjusted for differences in loan characteristics. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using rates currently being offered for similar certificates.

          The fair values of the Bank's debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          Accrued interest. The carrying amounts of accrued interest approximate their fair values.

          Off-balance sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

          (m) Use of Estimates

          The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         Newberry Federal Savings Bank
                                 and Subsidiary

1.   Organization and Summary of Significant Accounting Policies (continued)

          (m) Use of Estimates (continued)


          Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses. The estimation process includes management's judgment as to inherent losses on existing loans based on an internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and the effect on specific borrowers. In determining the collectibility of loans, management also considers the fair value of underlying collateral. Various regulatory agencies, as an integral part of their examination process, review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of the examination. Because of these factors, it is possible that the allowance for loan losses could change materially.


          (n) Reclassifications

          Certain 1998 amounts have been reclassified to conform with 1999 classifications.

          (o) Marketing Expenses

          The Bank expenses the cost of marketing as incurred. Marketing expenses totalled $153,569 and $136,984 for the years ended September 30, 1999 and 1998, and $48,225 and $42,420 for the three months ending December 31, 1999 and 1998, respectively.

                         Newberry Federal Savings Bank
                                 and Subsidiary

2.   Cash and Cash Equivalents

          Cash and cash equivalents are as follows:



                             December 31,                September 30,
                                 1999                 1999          1998
                             ------------         -------------  ----------
Cash and due from banks       $ 4,755,381           $ 1,725,337  $ 4,001,809
Interest bearing deposits       1,367,947             1,530,716      961,910
                              -----------           -----------  -----------
                              $ 6,123,328           $ 3,256,053  $ 4,963,719
                              ===========           ===========  ===========

3.   Investments and Mortgage-Backed Securities

          Securities Available for Sale - The amortized cost, gross unrealized gains, gross unrealized losses and fair values of securities available for sale consisted of the following:


                                                      December 31, 1999
                                     ---------------------------------------------------
                                                     Gross       Gross
                                      Amortized    Unrealized  Unrealized       Fair
                                         Cost        Gains       Losses        Value
                                     ------------  ----------  -----------  ------------
 Bonds and notes-US government
  and agency securities              $ 22,139,795  $            $2,922,322  $ 19,217,473
                                     ------------  ----------   ----------  ------------
 Equity securities:
  Mutual funds                          1,057,512         336      148,371       909,477
  Stock in Federal Home Loan Bank       1,787,000                              1,787,000
  Other                                    80,393       6,508                     86,901
                                     ------------  ----------   ----------  ------------
   Total equity securities              2,924,905       6,844      148,371     2,783,378
                                     ------------  ----------   ----------  ------------
 Total investments                   $ 25,064,700  $    6,844   $3,070,693  $ 22,000,851
                                     ============  ==========   ==========  ============

 Mortgage-backed securities-
  Government guaranteed              $ 87,073,372  $  602,928   $4,011,591  $ 83,664,709
  Private issues                       27,366,856       4,077    1,147,786    26,223,147
                                     ------------  ----------   ----------  ------------
 Total Mortgage-backed securities    $114,440,228  $  607,005   $5,159,377  $109,887,856
                                     ============  ==========   ==========  ============

                         Newberry Federal Savings Bank
                                 and Subsidiary

3.   Investments and Mortgage-Backed Securities (continued)



                                                           September 30, 1999
                                     ----------------------------------------------------------
                                                            Gross       Gross
                                             Amortized   Unrealized   Unrealized       Fair
                                               Cost         Gains       Losses        Value
                                             --------    ----------   ----------   ------------
 Bonds and notes-US government
  and agency securities                    $ 21,487,174   $      498   $2,376,744   $19,110,928
                                           ------------   ----------   ----------   -----------
 Equity securities:
  Mutual funds                                1,056,858                   142,365       914,493
  Stock in Federal Home Loan Bank             1,962,000                               1,962,000
  Other                                          71,822        8,585                     80,407
                                           ------------   ----------   ----------   -----------
   Total equity securities                    3,090,680        8,585      142,365     2,956,900
                                           ------------   ----------   ----------   -----------
 Total investments                         $ 24,577,854   $    9,083   $2,519,109   $22,067,828
                                           ============   ==========   ==========   ===========

 Mortgage-backed securities-
  Government guaranteed                    $ 76,792,538   $1,391,260   $3,833,097   $74,350,701
  Private issues                             23,786,387      137,936    1,390,520    22,533,803
                                           ------------   ----------   ----------   -----------
 Total Mortgage-backed securities          $100,578,925   $1,529,196   $5,223,617   $96,884,504
                                           ============   ==========   ==========   ===========

                         Newberry Federal Savings Bank
                                and Subsidiary

3.   Investments and Mortgage-Backed Securities (continued)

                                                           September 30, 1998
                                       ------------------------------------------------------
                                                          Gross          Gross
                                         Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         Losses        Value
                                         ---------     -----------    ----------    ---------
Bonds and notes-US government
 and agency securities                $ 3,976,224      $   11,975    $   13,778   $ 3,974,421
                                      -----------      ----------    ----------   -----------
Equity securities:
 Mutual funds                           1,053,343                        87,310       966,033
 Stock in Federal Home Loan Bank        1,530,000                                   1,530,000
 Other                                     71,808                                      71,808
                                      -----------      ----------    ----------   -----------
  Total equity securities               2,655,151                        87,310     2,567,841
                                      -----------      ----------    ----------   -----------
Total investments                     $ 6,631,375      $   11,975    $  101,088   $ 6,542,262
                                      ===========      ==========    ==========   ===========

Mortgage-backed securities-
 Government guaranteed                $71,133,220      $1,063,377    $2,321,412   $69,875,185
 Private issues                        15,164,013         113,184                  15,277,197
                                      -----------      ----------    ----------   -----------
Total Mortgage-backed securities      $86,297,233      $1,176,561    $2,321,412   $85,152,382
                                      ===========      ==========    ==========   ===========

Securities Held to Maturity - The amortized cost, gross unrealized gains, gross unrealized losses and fair value of securities held to maturity consisted of the following:

                                                          December 31, 1999
                                       ------------------------------------------------------
                                                          Gross          Gross
                                         Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         Losses        Value
                                         ---------     ----------     ----------    ---------
     Municipal securities               $1,091,000     $               $           $1,091,000
     Other                                  50,000                                     50,000
                                        ----------     ----------       --------   ----------
                                         1,141,000                                  1,141,000
                                        ----------     ----------       --------   ----------
Mortgage-backed securities               4,332,492        124,910         91,183    4,366,219
                                        ----------     ----------       --------   ----------
     Government guaranteed              $5,473,492     $  124,910       $ 91,183   $5,507,219
                                        ==========     ==========       ========   ==========

                                                         September 30, 1999
                                       ------------------------------------------------------
                                                          Gross          Gross
                                         Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         Losses        Value
                                         ---------     ----------     ----------    ---------
     Municipal securities              $1,091,000      $               $           $1,091,000
     Other                                 50,000                                      50,000
                                       ----------      ----------       --------   ----------
                                        1,141,000                                   1,141,000
                                       ----------      ----------       --------   ----------
Mortgage-backed securities              4,465,704          10,197        136,132    4,339,769
                                       ----------      ----------       --------   ----------
     Government guaranteed             $5,606,704      $   10,197       $136,132   $5,480,769
                                       ==========      ==========       ========   ==========

                         Newberry Federal Savings Bank
                                and Subsidiary

3. Investments and Mortgage-Backed Securities (continued)

                                                         September 30, 1998
                                       ------------------------------------------------------
                                                          Gross          Gross
                                         Amortized     Unrealized     Unrealized       Fair
                                            Cost          Gains         Losses        Value
                                         ---------     ----------     ----------    ---------
Bonds and notes-US government
 and agency securities                  $  255,045       $    655     $            $  255,700
Municipal securities                     1,091,000                                  1,091,000
                                        ----------       --------     ----------   ----------
                                         1,346,045            655                   1,346,700
Mortgage-backed securities
 Government guaranteed                   6,818,659         66,289         51,571    6,833,377
                                        ----------       --------     ----------   ----------
                                        $8,164,704       $ 66,944     $   51,571   $8,180,077
                                        ==========       ========     ==========   ==========

     The market value of municipal securities and other securities is not readily determinable, but approximates cost.

     At September 30, 1999, investments with a book value of approximately $12,153,000 were pledged as collateral for various deposits, and investments with a book value of $5,843,699 were pledged as collateral on Federal Home Loan Bank advances. At December 31, 1999, investments with a book value of approximately $15,274,191 were pledged as collateral on various deposits, and investments with a book value of $5,278,967 were pledged as collateral on Federal Home Loan Bank advances.

     Gross realized gains and gross realized losses on sales of available-for-sale securities were $207,410 and $13,249, respectively for the year ended September 30, 1999. For the year ended September 30, 1998 gross realized gains were $642,797 and realized losses were $37,045. For the three months ending December 31, 1999, and 1998, gross realized gains on sales of available for sale securities were $0 and $10,366, respectively.

                         Newberry Federal Savings Bank
                                and Subsidiary


3. Investments and Mortgage-Backed Securities (continued)

     The scheduled maturities of securities (other than equity securities) were as follows:

                                                       December 31, 1999
                               ----------------------------------------------------------------
                                Held-to maturity securities     Available-for-sale securities
                               -----------------------------   -------------------------------
                                 Amortized         Fair           Amortized            Fair
                                   Cost            Value             Cost             Value
                                 ---------       ---------        ---------         ----------
Due in one year or less        $                $              $  9,660,937       $  9,660,937
Due from one to five years
Due from five to ten years                                          967,737            935,220
Due after ten years             5,473,492        5,507,219      125,951,349        118,509,172
                               ----------       ----------     ------------       ------------
                               $5,473,492       $5,507,219     $136,580,023       $129,105,329
                               ==========       ==========     ============       ============

                                                       September 30, 1999
                               ---------------------------------------------------------------
                                Held-to maturity securities     Available-for-sale securities
                               -----------------------------   -------------------------------
                                 Amortized         Fair           Amortized            Fair
                                   Cost            Value             Cost             Value
                                 ---------       ---------        ---------         ----------
Due in one year or less        $                $              $                  $
Due from one to five years
Due from five to ten years                                          966,620            959,950
Due after ten years             5,606,704        5,480,769      121,099,479        115,035,482
                               ----------       ----------     ------------       ------------
                               $5,606,704       $5,480,769     $122,066,099       $115,995,432
                               ==========       ==========     ============       ============

     The Bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (FASB
     115), September 30, 1994. Under the Statement, debt securities that the Bank has the positive intent and ability to hold to maturity are classified as "held-to-maturity" securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading" securities and reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities that are not classified as either held-to-maturity or trading securities are classified as "available-for-sale" securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of retained earnings.

                         Newberry Federal Savings Bank
                                and Subsidiary


4. Loans Receivable

     Loans receivable consisted of the following:

                                             December 31,           September 30,
                                                 1999            1999           1998
                                             ------------    -------------  ------------
     Commercial real estate                   $10,023,468      $ 9,740,346   $ 9,060,586
     Commercial-other                           1,832,935
     Real estate construction                   1,136,306        1,891,559     2,614,372
     Residential mortgage -  1-4 family        51,478,960       52,111,556    47,226,751
     Multi-family                                  53,561           53,621        57,782
     Consumer loans                            11,736,328       12,994,160    13,136,919
                                              -----------      -----------   -----------
                                               76,261,358       76,791,242    72,096,410
                                              -----------      -----------   -----------
      Less:
      Allowance for losses                        332,631          184,170       181,057
      Loans in process                          1,033,350        1,174,593       553,356
      Deferred loan origination fees, net         107,119          108,201       112,948
                                              -----------      -----------   -----------
                                                1,473,100        1,466,964       847,361
                                              -----------      -----------   -----------
      Loans receivable, net                   $74,788,258      $75,324,278   $71,249,049
                                              ===========      ===========   ===========

     The Bank's loan portfolio consists principally of adjustable rate residential first mortgage loans to individuals and to builders of single family homes in South Carolina, primarily in Newberry County.

     Loans receivable at September 30, 1999 included $531,370 of loans held for sale. The fair value of these loans exceeded cost. There were no loans held for sale at December 31, 1999.

     Mortgage loans include $1.5 million and $2.1 million representing participating interests in loans originated and serviced by other financial institutions as of September 30, 1999 and 1998, and $1.2 million at December 31, 1999.

     Non-accrual loans are as follows:

     Non-accrual loans                  $152,000   $163,000   $269,000
                                        ========   ========   ========
     Interest income which would
        have been recognized under
        original terms                  $ 12,160   $ 13,040   $ 21,520
     Interest income recognized            9,162      9,825     16,214
                                        --------   --------   --------
     Interest income not recognized     $  2,998   $  3,215   $  5,306
                                        ========   ========   ========

                         Newberry Federal Savings Bank
                                and Subsidiary

4.  Loans Receivable (continued)

     Mortgage loans at September 30, 1999 and 1998 are net of participations and whole loans sold and serviced for others in the amounts of $22,049,615 and $29,144,793, respectively and $21,795,925 at December 31, 1999. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts and disbursing payments to investors. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. Custodial escrow balances maintained in connection with loans serviced for others were $74,859 and $89,198 at September 30, 1999 and 1998, respectively and $37,392 at December 31, 1999.

     Changes in the allowance for losses are summarized as follows:

                                  Three Months Ended          Year Ended
                                      December 31,           September 30,
                                   1999        1998        1999         1998
                                   ----        ----        ----         ----
     Beginning balance           $184,170    $181,057   $ 181,057    $ 191,968
     Provision for losses         160,000      10,000     142,000       85,000
     Charge-offs                  (14,758)    (28,569)   (166,637)    (122,000)
     Recoveries                     3,219       4,000      27,750       26,089
                                 --------    --------   ---------    ---------
     Ending balance              $332,631    $166,488   $ 184,170    $ 181,057
                                 ========    ========   =========    =========

     Restructured loans totalled approximately $54,000 and $72,000 at September 30, 1999 and 1998 and $85,000 at December 31, 1999.

     The Bank is not committed to lend additional funds to debtors whose loans have been modified.

     Loan activity for loans to executive officers and directors was as follows:

                                      Three months
                                         Ended                 Year Ended
                                        March 31,              December 31,
                                     1999        1998        1999       1998
                                     ----        ----        ----       ----
     Balance, beginning of period  $564,678   $ 311,657   $ 311,657   $361,467
     New loans                        5,000     431,000     541,000
     Repayments (net of advances)    (2,658)   (225,989)   (287,979)   (49,810)
                                   --------   ---------   ---------   --------
     Balance, end of period        $567,020   $ 516,668   $ 564,678   $311,657
                                   ========   =========   =========   ========

     No loans were made to executive officers or directors for the purpose of buying stock in the conversion.

                         Newberry Federal Savings Bank
                                and Subsidiary

5.  Premises, Furniture, and Equipment

     Premises, furniture and equipment are summarized as follows:

                                    December 31,         September 30,
                                       1999           1999          1998
                                    ----------     ----------   ----------
     Land                           $1,071,688     $1,071,688   $1,071,688
     Buildings and improvements      2,838,402      2,838,402    2,838,402
     Furniture and equipment         1,077,441      1,051,721      904,869
                                    ----------     ----------   ----------
                                     4,987,531      4,961,811    4,814,959
     Less accumulated depreciation   1,364,908      1,305,459    1,071,074
                                    ----------     ----------   ----------

     Premises, furniture and
       equipment, net               $3,622,623     $3,656,352   $3,743,885
                                    ==========     ==========   ==========

     Depreciation expense for the years ended September 30, 1999 and 1998 was $234,918 and $207,022, and $59,540 and $60,156 for the three months ended December 31, 1999 and 1998, respectively.

6.  Deposit Accounts

     The following is a comparative summary of deposits and interest rates by type:

                                  December 31,         September 30,
                                      1999           1999          1998
                                  ------------   ------------   ------------
     NOW and money market
        -0.00% to 6.00%           $ 27,619,261   $ 27,432,392   $ 24,358,590
                                  ------------   ------------   ------------
     Passbook -.27% to 5.00%        17,380,879     17,734,474     18,090,133
                                  ------------   ------------   ------------
     Certificates of deposit:
      2.60% to 3.99%                 1,253,329        785,723        486,068
      4.00% to 5.99%                91,674,411     86,416,426     91,062,213
      6.00% to 7.99%                 8,424,633      3,328,455      6,082,072
      8.00% to 9.99%                 2,084,205      1,839,941      1,623,290
                                  ------------   ------------   ------------
     Total certificates of
        deposit                    103,436,578     92,370,545     99,253,643
                                  ------------   ------------   ------------
     Total deposit accounts       $148,436,718   $137,537,411   $141,702,366
                                  ============   ============   ============
     Weighted average interest
      rate of NOW and money
      market accounts                    2.77%          2.47%          2.45%
                                         =====          =====          =====

     The aggregate amount of short-term CD's with a minimum denomination of $100,000 was approximately $21.2 million and $26.4 million at September 30, 1999 and 1998, respectively, and $31.7 million at December 31, 1999. Non-interest bearing deposits were not material at September 30, 1999 and 1998 and at December 31, 1999. Deposits in excess of $100,000 are not insured. The Bank did not have any brokered deposits.

                         Newberry Federal Savings Bank
                                and Subsidiary

6. Deposit Accounts (continued)

     The scheduled maturities of certificates of deposit are as follows:

                                      December 31,  September 30,
                                          1999          1999
                                     -------------  ------------
     2000                            $  91,386,898   $80,194,119
     2001                                9,968,647    10,419,653
     2002                                1,772,868     1,447,969
     2003                                  258,500       253,390
     2004                                   36,175        42,108
     Thereafter                             13,490        13,306
                                      ------------   -----------
     Total certificates of deposit    $103,436,578   $92,370,545
                                      ============   ===========

7. Federal Home Loan Bank Advances

     The Bank has an agreement for advances and security agreement with blanket floating lien with the Federal Home Loan Bank (FHLB). Advances are collateralized by the Bank's investment in stock in the FHLB, certain wholly owned first mortgage loans on 1-4 family dwelling that have not been delinquent 30 days or more during the most recent twelve month period, and certain investments. Loans of $38,488,003 and investments of $5,843,699 collateralized the advances at September 30, 1999. At September 30, 1998, loans of $34,614,428 and investments of $0 collateralized these advances. At December 31, 1999, loans of $34,053,643 and investments of $5,278,967 collateralized these advances.

     Advances from the FHLB consisted of the following:

                                         December 31,              September 30,
                                             1999             1999               1998
                                         ------------     -------------      -----------
     Contractual Maturity
     Within one year- adjustable rate     $23,740,000       $29,240,000       $
     2000-fixed rate                        2,000,000                           2,600,000
     2002-fixed rate                                                            8,000,000
     2008-fixed rate                       10,000,000        10,000,000        10,000,000
                                          -----------       -----------       -----------
                                          $35,740,000       $39,240,000       $20,600,000
                                          ===========       ===========       ===========
Weighted average rate                            5.44%             5.65%             5.65%
                                          ===========       ===========       ===========

     The Bank had an available line of credit of $7,500,000 at September 30, 1999 and $5,500,000 at December 31, 1999.

                         Newberry Federal Savings Bank
                                and Subsidiary

8. Other Borrowings

     Federal funds and other borrowings generally mature within one to four days of the transaction date. No securities have been pledged to collateralize other borrowings since September 15, 1998.

     Information concerning other borrowings is summarized as follows:

                                                        Three Months Ended
                                                            December 31,                 Year Ended December 31,
                                                       1999              1998             1999              1998
                                                    ----------         ----------       ----------       ----------
     Average balance during the period              $4,417,000         $  553,000       $2,120,000       $  737,000
     Average interest rate during the period              5.35%              5.25%            4.95%            5.25%
     Average interest rate at end of period               5.10%              4.88%            5.50%            ----
     Maximum month end balances                     $5,325,000         $1,660,000       $7,370,000       $5,875,000

9. Income Taxes

        The Bank and Subsidiary file consolidated federal income tax returns on a fiscal year basis.

     Income tax expense is summarized as follows:

                             Three Months Ended
                                 December 31,           Year Ended September 30,
                           ------------------------     ------------------------
                              1999          1998           1999          1998
                           ----------    ----------     ----------   -----------
     Current               $  269,886    $  169,813     $  757,786   $   805,616
     Deferred                 (71,116)      (15,578)        13,230        28,688
                           ----------    ----------     ----------   -----------

     Total income taxes    $  198,770    $  154,235     $  771,016   $   834,304
                           ==========    ==========     ==========   ===========

     Income taxes differed from amounts computed by applying the statutory federal rate (34%) to income before income taxes and cumulative effect of a change in accounting principle as follows:

                                Three Months Ended
                                    December 31,        Year Ended September 30,
                                -------------------     ------------------------
                                  1999       1998         1999           1998
                                --------   --------     --------       ---------
     Tax at federal
       income tax rate          $169,043   $131,457     $607,018        $709,158
     Increase (decrease)
       resulting from:
       State income tax
         expense, net of
         federal tax benefit      19,688     15,311       75,020          45,014
       Other, net                 10,039      7,467       88,978          80,132
                                --------   --------     --------        --------
     Total                      $198,770   $154,235     $771,016        $834,304
                                ========   ========     ========        ========

     Effective tax rate             40.0%      39.9%        43.2%           40.0%
                                    ====       ====         ====            ====

                         Newberry Federal Savings Bank
                                 and Subsidiary

9.  Income Taxes (continued)

     The tax effects of significant items comprising the Bank's net deferred tax asset as of December 31 are as follows:

                                                                                         1999           1998
                                                                                       ---------      ---------
     Deferred tax assets:
      Differences between book and tax basis of bad debt reserves                      $  53,255      $  53,255
      Differences between book and tax basis of investments                              614,428        663,186
      Deferred compensation for Director Emeritus                                         81,530         63,314
       Other                                                                               2,719          5,918
                                                                                       ---------      ---------
      Total deferred tax assets                                                          751,932        785,673
       Valuation allowance
                                                                                       ---------      ---------
      Net deferred tax assets                                                            751,932        785,673
                                                                                       ---------      ---------
     Deferred tax liabilities:
        Differences between book and tax pension expense                                 (58,324)       (46,418)
        Differences between book and tax basis of Federal Home
         Loan Bank stock                                                                 (31,251)       (91,612)
        Differences between book and tax basis of property                              (132,307)      (111,094)
                                                                                       ---------      ---------
     Total deferred tax liabilities                                                     (221,882)      (249,124)
                                                                                       ---------      ---------
     Net deferred tax asset                                                            $ 530,050      $ 536,549
                                                                                       =========      =========

     The tax effects of significant items comprising the Bank's net deferred tax asset as of September 30 are as follows:

                                                                                         1999           1998
                                                                                       ---------      ---------
     Deferred tax assets:
        Differences between book and tax basis of bad debt reserves                    $  56,421      $  64,050
        Differences between book and tax basis of investments                            616,903        664,642
        Deferred compensation for Director Emeritus                                       81,530         63,214
        Other                                                                              2,760          7,689
                                                                                       ---------      ---------
     Total deferred tax assets                                                           757,614        799,595
        Valuation allowance
                                                                                       ---------      ---------
        Net deferred tax assets                                                          757,614        757,614
                                                                                       ---------      ---------
     Deferred tax liabilities:
        Differences between book and tax pension expense                                 (46,418)       (34,457)
        Differences between book and tax basis of Federal Home
          Loan Bank stock                                                               (117,483)       (91,750)
        Differences between book
         and tax basis of property                                                      (132,307)      (147,892)
                                                                                       ---------      ---------
     Total deferred tax liabilities                                                     (296,208)      (274,099)
                                                                                       ---------      ---------
     Net deferred tax asset                                                            $ 461,406      $ 525,496
                                                                                       =========      =========

     During the years ended September 30, 1999 and 1998, income taxes (benefits) of $(1,885,797) and $57,713, respectively, were allocated to the change in retained earnings for the tax effects of unrealized gains and losses on assets available for sale. For the three month periods ending December 31, 1999 and 1998, these income taxes (benefits) allocated were $(532,502) and $141,540, respectively.

                         Newberry Federal Savings Bank
                                and Subsidiary

9.  Income Taxes (continued)

     Savings banks which meet certain definitional tests and operating requirements prescribed by the Internal Revenue Code have been allowed a special bad debt deduction and other special tax provisions. If a savings bank did not meet the federal income tax requirements necessary to meet these definitions, the savings bank would lose the benefits of these special provisions.

     The special bad debt deduction was based on either specified experience formulas or a specified percentage of taxable income. The deduction was subject to certain limitations based on the aggregate loans, savings account balances, and retained earnings at year end. Gains and losses on sales of repossessed property and provisions for losses on loans and foreclosed real estate were generally adjustments to the tax bad debt reserve and not includable in the computation of taxable income before this deduction.

     In 1996, legislation was passed that eliminated the special bad debt deduction for thrift institutions effective for years beginning after 1995, or for the Bank's fiscal year beginning October 1, 1996. For tax purposes, the Bank was required to recapture its past - 1987 additions ("excess reserves") to its bad debt reserves. Under the legislation, the Bank qualifies as a "small bank," and the excess reserves will be restored to taxable income ratably over the six years, beginning in the year the bank no longer qualifies as a bank. Deferred taxes have been provided for the amount of these excess reserves. No deferred tax liability is provided for $4.8 million tax basis bad debt reserves that arose prior to the Bank's 1988 fiscal year.

10. Commitments

     In the normal course of business, the Bank enters into financial instrument transactions to satisfy the financial needs of its customers and to manage its own exposure to credit and market risks. Many of these financial instruments typically have off-balance sheet risk resulting from their nature including the terms of settlement. These instruments may be categorized as commitments.

     Market risk arises from the possibility that market changes, including interest rate movements, may make financial instruments less valuable. Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. The Bank has control procedures regarding the extent of the Bank transactions with specific counter-parties, the manner in which transactions are settled and the ongoing assessment of counter-party creditworthiness.

                         Newberry Federal Savings Bank
                                and Subsidiary

10. Commitments (continued)

     The contract or notional (face) amounts disclosed below and at Notes 1 and 12 provide a measure of the Bank's involvement in such instruments but are not indicative of potential loss. Management does not anticipate any material adverse effect on the Bank's financial position resulting from its involvement in these instruments. In many cases, these financial instruments serve to reduce, rather than increase, market risk.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments to extend credit at fixed rates exposes the Bank to some degree of interest rate risk. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies, but may include real property, equipment and income-producing commercial properties.

     Most of the Bank's business activity is with customers in South Carolina. As of September 30, 1999 and December 31, 1999 the Bank had no significant concentrations of credit risk in its loan portfolio.

     The Bank had commitments outstanding to originate loans (excluding undisbursed portion of loans in process) as follows:

                                        December 31, 1999  September 30, 1999
                                        -----------------  ------------------
               Variable rate                 $280,000           $162,000
               Fixed rate (ranging
                from 6.3% to 10%)             838,190            286,869

     Lines of credit extended to borrowers amounted to approximately $14,526,323, of which $6,554,434 was undisbursed at September 30, 1999. At December 31, 1999, lines of credit extended to borrowers amounted to $14,859,668, of which $6,383,405 was undisbursed.

                         Newberry Federal Savings Bank
                                and Subsidiary

11. Regulatory Capital Requirements

     The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage ratio and an 8% risk-based capital ratio. Effective April 1, 1999, however, the minimum leverage ratio increased to 4% for all institutions except those with the highest rating on the CAMELS financial institution rating system. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard requires an institution to maintain Tier 1 or core capital to risk-weighted assets of at least 4% and total capital to risk-weighted assets of at least 8%. Total capital is defined as core capital and supplementary capital. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core or Tier 1 capital is defined as common stockholders' equity and retained earnings, certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less intangible other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. Presently, the Office of Thrift Supervision has deferred implementation of the interest rate risk component.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     As of December 31, 1998, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, core and tangible ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                         Newberry Federal Savings Bank
                                and Subsidiary

11. Regulatory Capital Requirements (continued)

     The Bank's actual capital amounts and ratios are presented in the following table:

                                                                           To Be Well
                                                                           Capitalized
                                                        Minimum            For Prompt
                                                      For Capital          Corrective
                                                        Adequacy             Action
                                   Actual               Purposes           Provisions
                               --------------       --------------      ----------------
                               Ratio   Amount       Ratio   Amount      Ratio     Amount
                               -----   ------       -----   ------      -----     ------
                                (dollars in thousands)
December 31, 1999
  Tangible capital             9.00%   $20,096      2.00%   $4,611
  Core capital                 8.73%   $20,096      4.00%   $9,222       5.00%   $11,527
  Risk-based capital          18.86%   $20,415      8.00%   $8,659      10.00%   $10,824

September 30, 1999
  Tangible capital             9.24%   $19,797      2.00%   $4,284
  Core capital                 9.24%   $19,797      4.00%   $8,569       5.00%   $10,711
  Risk-based capital          17.39%   $19,945      8.00%   $9,174      10.00%   $11,467

September 30, 1998
  Tangible capital            10.28%   $18,785      1.50%   $2,740
  Core capital                10.28%   $18,785      4.00%   $7,308       5.00%   $ 9,135
  Risk-based capital          24.89%   $19,670      8.00%   $6,323      10.00%   $ 7,904

A reconciliation of capital under generally accepted accounting principles
(GAAP) to tangible, core and risk-based capital is as follows:


                                                         September 30,
                                       December 31,   -------------------
                                           1999         1999        1998
                                       ------------   --------   --------
GAAP capital                                $16,128    $16,701    $18,771
Investment in subsidiary                       (754)      (754)      (752)
Unrealized losses (gains) on
   available-for-sale securities              4,722      3,850        766
                                            -------    -------    -------
Core and tangible capital                    20,096     19,797     18,785
Unrealized losses (gains) on
   available-for-sale securities                 70         64        708
Allowance for loan and lease losses             333        162        246
Equity investments                              (84)       (78)       (69)
                                            -------    -------    -------
Risk-based capital                          $20,415    $19,945    $19,670
                                            =======    =======    =======

                         Newberry Federal Savings Bank
                                and Subsidiary

12.  Fair Value of Financial Instruments

          The following tables set forth the fair value of the Bank's financial and nonfinancial instruments (in thousands):

                                                            December 31,
                                                                1999
                                                    ---------------------------
                                                      Carrying         Fair
                                                       Value           Value
                                                    ------------   ------------
          Financial instruments:
          Assets:
          Cash and cash equivalents                  $   6,123     $   6,123
          Investments and mortgage-backed
             securities                                137,362       137,396
          Loans receivable                              74,788        74,497
          Accrued interest receivable                    1,285         1,285
          Liabilities:
          Deposit accounts:
             Demand deposits and passbook
               accounts                                 45,000        45,000
             Certificates of deposit                   103,437       103,573
          FHLB advances                                 35,740        35,740
          Other borrowings                               5,325         5,325
          Advances from borrowers for
             taxes and insurance                            17            17


                                                                            September 30,
                                                                1999                            1998
                                                    ----------------------------    --------------------------
                                                     Carrying            Fair         Carrying         Fair
                                                      Value             Value          Value          Value
                                                    -----------   --------------    ------------   -----------
           Financial instruments:
           Assets:
               Cash and cash equivalents             $  3,256        $  3,256         $  4,964        $ 4,964
               Investments and mortgage-backed
                 securities                           124,559         124,433           99,859         99,874
               Loans receivable                        75,324          75,163           71,249         71,718
               Accrued interest receivable              1,268           1,268            1,050          1,050
               Liabilities:
               Deposit accounts:
                 Demand deposits and passbook
                   accounts                            45,166          45,166           42,449         42,449
                 Certificates of deposit               92,371          92,145           99,253         99,549
               FHLB advances                           39,240          39,240           20,600         20,600
               Other borrowings                         7,370           7,370
               Advances from borrowers for
                  taxes and insurance                      60              60               85             85

                         Newberry Federal Savings Bank
                                and Subsidiary

12.  Fair Value of Financial Instruments (continued)

          Commitments to extend credit. The fair values of these instruments are immaterial because their underlying interest rates approximate market.

          The fair value of cash and cash equivalents approximates the carrying value. The fair values of loans receivable are based on current market prices for securities backed by similar loans. The fair values of investments and mortgage-backed securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          The fair value of demand deposits and savings accounts approximates the carrying value. The fair value of certificates of deposit is estimated using the rates currently offered for deposits of similar remaining terms. The fair value of FHLB advances and federal funds purchased is estimated based on current rate for advances with similar terms.

          The fair value of loan commitments is estimated based on current levels of interest rates versus the committed interest rates.

          Management uses its best judgment in estimating the fair value of non-traded financial instruments, but there are inherent limitations in any estimation technique. For example, liquid markets do not exist for many categories of loans held by the Bank. By definition, the function as a financial intermediary is, in large part, to provide liquidity where organized markets do not exist. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Bank could realize in a current transaction.

          The information presented is based on pertinent information available to management as of December 31, 1999. Although management is not aware of any factors, other than changes in interest rates, that would significantly affect the estimated fair values, the current estimated fair value of these instruments may have changed significantly since then.

13.  Employee Benefit Plans

          The Bank participates in a non-contributory defined benefit plan covering employees based on age and years of service. Benefits are based on length of service and a percentage of qualifying compensation. The Bank uses the service pro-rata unit credit method as its actuarial valuation method.

                         Newberry Federal Savings Bank
                                and Subsidiary

13.  Employee Benefit Plans (continued)

      The following table sets forth the Plan's funded status and amounts recognized in the consolidated financial statements as of and for the periods indicated:

                                                                                      September 30
                                                                                    1999         1998
                                                                                 ----------   ----------

      Accumulated benefit obligation                                             $  900,498   $  704,472
       Vested                                                                         8,448        6,321
       Nonvested                                                                    504,375      441,542
      Additional benefits based on estimated future salaries                     ----------   ----------

      Projected benefit obligation                                                1,413,321    1,152,335
      Plan assets at fair value                                                   1,276,438    1,090,122
                                                                                 ----------   ----------
      Excess of plan assets over projected benefit obligation                       136,883       62,213
      Unrecognized net assets at transition being amortized
         over 15.8 years                                                             95,584      111,958
      Unrecognized net losses                                                      (354,619)    (264,992)
                                                                                 ----------   ----------

      Total accrued pension liability (prepaid)                                  $ (122,152)  $  (90,821)
                                                                                 ==========   ==========

    A reconciliation of the benefit obligation for the year ended September 30, 1999 is as follows:

       Balance, September 30, 1998                                               $1,152,335
          Benefits                                                                  (49,158)
          Service cost                                                               99,707
          Interest cost                                                              68,777
          Actuarial gain                                                             69,023
          Other                                                                      72,627
                                                                                 ----------
       Balance, September 30, 1999                                               $1,413,321
                                                                                 ==========

    A reconciliation of the fair value of plan assets for the year ended September 30, 1999 is as follows:

    Balance, September 30, 1998                                                  $1,090,122
       Return on assets                                                             109,933
       Actual contribution                                                          125,541
       Distribution                                                                 (49,158)
                                                                                 ----------
    Balance, September 30, 1999                                                  $1,276,438
                                                                                 ==========

     At September 30, 1999, $935,701 of plan assets were on deposit with the Bank.

                         Newberry Federal Savings Bank
                                and Subsidiary

13. Employee Benefit Plans (continued)

     Pension expense included the following components:

                                                              Three Months Ended        Year Ended
                                                                  December 31,          September 30,
                                                                1999      1998       1999        1998
                                                             ----------  --------   --------   ---------
     Service cost - benefits earned during period            $ 28,546   $ 24,926   $  99,707   $ 86,334
     Interest cost on projected benefit obligation             19,640     17,153      68,614     60,337
     Expected return on plan assets                           (32,062)   (27,483)   (109,933)   (59,744)
     Amortization of transition asset                          (4,094)    (4,094)    (16,374)   (16,374)
     Recognized net actuarial gain                             19,762     17,260      69,033     13,177
                                                             --------   --------   ---------   --------

     Total pension expense                                   $ 31,792   $ 27,762   $ 111,047   $ 83,730
                                                             ========   ========   =========   ========

     The discount rate and rate of increase in future salary levels used in determining the actuarial present value of the projected benefit obligation shown in the preceding table were 5.5% and 4.0% for 1999, respectively and 6.0% and 4.0% for 1998, respectively. The expected long-term rate of return on assets was 5.5% and 6.75% for the years ended September 30, 1999 and 1998, respectively.

     The Bank also maintains an Employee Savings Plan for all employees, qualified under Section 401(k) of the Internal Revenue Code. The Bank matches 100% of the first 3% of earned compensation consisting of regular wages and overtime payments. The Bank's contributions to the 401(k) plan were $30,412 and $31,413 for the years ended September 30, 1999 and 1998, respectively and $7,603 and $7,853 for the three months ended December 31, 1999 and 1998, respectively.

14.   Interest Rate Risk

     The Bank maintains a program of asset and liability management designed to minimize the Bank's vulnerability to material and prolonged changes in interest rates. An interest-earning asset or interest-bearing liability is deemed to be interest-rate sensitive within a specific time period if it is estimated to mature or reprice within that time period. If interest-earning assets which are estimated to mature or reprice within a particular time period are less than the amount of interest-bearing liabilities with comparable maturity or repricing characteristics, a negative difference or "negative-gap" occurs, and in general, increases in interest rates would adversely affect net interest income over such period and decreases in interest rates would have the opposite effect.

                         Newberry Federal Savings Bank
                                and Subsidiary

14. Interest Rate Risk

     Similarly, if interest-earning assets which are estimated to mature or reprice within a particular time period exceed the amount of interest-bearing liabilities with comparable maturity or repricing characteristics, a positive difference or "positive gap" is present and, in general, increases in interest rates would positively affect net interest income over such period and decreases in interest rates would have the opposite effect.

     Interest-Rate Exchange Agreements. The Bank enters into interest-rate swap transactions in managing its interest-rate exposure. Interest-rate swap transactions generally involve the exchange of fixed- and floating-rate interest-payment obligations without the exchange of the underlying principal amounts.

     Entering into interest-rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest-rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

     At December 31, 1999 and September 30, 1999 and 1998 the Bank had limited its exposure to interest rate risk through agreements to receive quarterly payments in the London InterBank offered rate exceeds 8% rate interest payments. The notional principal amounts of interest-rate swaps outstanding were $10,000,000 for each of the periods, with original terms of two years. The net cost was $16,800 the two year period, and has been amortized against income. Amortization was $8,400 and $5,463 for the years ended December 31, 1999 and 1998 and $2,100 for the three months ended December 31, 1999. The Bank has not received any payments under these agreements.

15. Accounting Changes

     Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. As recently amended by Statement of Financial Standards No. 137, the statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. On that date, hedging relationships shall be designed in accordance with the statement. Earlier application is encouraged but is permitted only at the beginning of any fiscal quarter that begins after issuance of the statement. Earlier application of selected provisions of the statement is not permitted. The statement shall not be applied retroactively to financial statements of prior periods. The statement is not expected to have a material adverse impact on the consolidated financial position or results of operations of Newberry Federal.

                         Newberry Federal Savings Bank
                                and Subsidiary

15. Accounting Changes (continued)

     Employers' Disclosures about Pensions and Other Postretirement Benefits. Statement of Financial Accounting Standards No. 132, Employers' Disclosure about Pension and Other Postretirement Benefits, revises disclosures about pension and other post-retirement benefit plans. These disclosures are effective for years beginning after December 15, 1997 and were made for the year ended September 30, 1999.

16. Adoption of Plan of Conversion (Unaudited)

     On January 18, 2000, the Board of Directors of the Bank, subject to regulatory approval and approval by the members of the Bank, adopted a Plan of Conversion to convert from a federally-chartered mutual savings bank to a federal stock savings bank with the adoption of a federal thrift charter. The conversion will be accomplished through the amendment of the Bank's charter to stock form, the formation of DutchFork Bancshares, Inc. ("the Company"), which will acquire 100% of the Bank's outstanding common stock upon the conversion of the Bank from mutual to stock form, and the sale of the Company's common stock in an amount equal to the pro forma market value of the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to the Bank's eligible deposit account holders, then to other members of the Bank. Any shares of common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.

     The Board of Directors of the Bank intend to adopt an Employee Stock Ownership Plan and the Company may adopt various stock option and incentive plans, subject to ratification by the stockholders after conversion, if such stockholder approval is required by any regulatory body having jurisdiction to require such approval. In addition, the Board of Directors is authorized to enter into employment contracts with key employees.

     At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

     The Bank may not declare or pay cash dividends on or repurchase any of its shares of capital stock if the effect thereof would cause its net worth to be reduced below applicable regulatory requirements or the amount of the liquidation accounts of such a declaration and payment would otherwise violate regulatory requirements.

                         Newberry Federal Savings Bank
                                and Subsidiary

16. Adoption of Plan of Conversion (Unaudited) (continued)

     Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At December 31, 1999, no expenses have been incurred or deferred.

                         Newberry Federal Savings Bank
                                and Subsidiary

16. Adoption of Plan of Conversion (Unaudited) (continued)

     Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At December 31, 1999, no expenses have been deferred.

You should rely only on the information contained in this prospectus. Neither DutchFork Bancshares nor Newberry Federal has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. Neither the delivery of this prospectus nor any sale by means of this prospectus shall under any circumstances imply that there has been no change in the affairs of DutchFork Bancshares or Newberry Federal since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.

                        [Logo for DutchFork Bancshares]

         (Proposed Holding Company for Newberry Federal Savings Bank)

                       1,357,000 Shares of Common Stock

                                    _______

                                  Prospectus

                                    _______


                              Trident Securities,
                   A Division of McDonald Investments, Inc.


                                 ________, 2000


                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2000, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

  TENTH:
  -----

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
  (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of

  Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

  ELEVENTH:  A Director of this Corporation shall not be personally liable to
  --------
the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 25. Other Expenses of Issuance and Distribution.

  SEC filing fee...........................................   $  4,539
  OTS filing fee...........................................      8,400
  NASD filing fee..........................................      2,220
  Nasdaq filing fee........................................     38,750
  Edgar, printing, postage and mailing.....................     90,000
  Legal fees and expenses..................................    225,000
  Accounting fees and expenses.............................     60,000
  Appraisers' fees and expenses (including business plan)..     33,000
  Securities marketing firm expenses (1)...................    300,000
  Underwriter's counsel legal and out-of-pocket fees.......     42,500
  Conversion Agent fees and expenses.......................     16,500
  Blue Sky fees and expenses...............................     20,000
  Certificate printing.....................................      5,000
  Miscellaneous............................................      4,091
                                                              --------
  TOTAL                                                       $850,000
                                                              ========

---------------------
*Unless otherwise noted, fees are based upon the registration of 1,719,250 shares at $10.00 per share.

(1) Trident Securities will receive a management fee of $10,000 plus a commission of 2.0% of the aggregate dollar amount of the shares of common stock sold in the subscription offering and the direct community offering, excluding shares purchased by the ESOP and by officers and directors of Newberry Federal Savings Bank and their associates. See "The Conversion-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings." In addition, Trident Securities and members of the Syndicate may receive a commission in any syndicated community offering, should such an offering occur.

Item 26.    Recent Sales of Unregistered Securities.

None.

Item 27.  Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

 1.1 Engagement Letter between Newberry Federal Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.*

 1.2  Draft Form of Agency Agreement*
 2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Newberry Federal Savings Bank)*
 3.1  Certificate of Incorporation of DutchFork Bancshares, Inc.*
 3.2  Bylaws of DutchFork Bancshares, Inc.*
 4.0  Specimen Stock Certificate of DutchFork Bancshares, Inc.*

 5.0  Opinion of Muldoon, Murphy & Faucette LLP re: legality*
 8.1  Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters*
 8.2  Opinion of Clifton D. Bodiford, CPA re:  State Tax Matters*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2  Form of Newberry Federal Savings Bank Employment Agreement*
10.3  Form of DutchFork Bancshares, Inc. Employment Agreement*
10.4  Form of Newberry Federal Savings Bank Employee Severance Compensation
      Plan*
10.5  Form of Newberry Federal Savings Bank Supplemental Executive Retirement
      Plan*

10.6  Adoption Agreement for Employees Savings & Profit Sharing Plan and
      Trust*
21.0 Newberry Federal Savings Bank will be the Sole Subsidiary of DutchFork Bancshares, Inc.*

23.1  Consent of Muldoon, Murphy & Faucette LLP*
23.2  Consent of Clifton D. Bodiford, CPA

23.3  Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1  Powers of Attorney*
27.0  Financial Data Schedule*
99.1  Appraisal Report of Keller & Company, Inc. (P)*
99.2  Marketing Materials*

99.3  Updated Appraisal Report of Keller & Company, Inc. (P)*
--------------------------------------
(P) Filed pursuant to Rule 202 of Regulation S-T.

* Previously filed.

Item 28.  Undertakings.

    The small business issuer will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newberry, State of South Carolina, on May 8, 2000.

                               DUTCHFORK BANCSHARES, INC.



                               By:  /s/ J. Thomas Johnson
                                  ------------------------------------
                                   J. Thomas Johnson
                                   Chairman, President and
                                    Chief Executive Officer
                                    (duly authorized representative)

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

   Name                          Title                          Date
   ----                          -----                          ----

/s/ J. Thomas Johnson            Chairman, President and        May 8, 2000
-----------------------------    Chief Executive Officer
J. Thomas Johnson                (principal executive officer)


/s/ Steve P. Sligh               Executive Vice President,      May 8, 2000
-----------------------------    Treasurer, Chief Financial
Steve P. Sligh                   Officer and Director
                                 (principal accounting
                                 and financial officer)


          *                      Corporate Secretary
-----------------------------    and Director
Robert E. Livingston, III


          *                      Director
-----------------------------
Keitt Purcell


          *                      Director
-----------------------------
Robert W. Owen


          *                      Director
-----------------------------
James E. Wiseman


-------------
* Pursuant to a Power of Attorney dated March 8, 2000 and filed as Exhibit 24.0 to the Registration Statement on Form SB-2 of DutchFork Bancshares, Inc. on March 8, 2000.

/s/ J. Thomas Johnson            Chairman, President and        May 8, 2000
-----------------------------    Chief Executive Officer
J. Thomas Johnson

CONFORMED

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Newberry Federal Savings Bank 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newberry, South Carolina, on May 8, 2000.


                           NEWBERRY FEDERAL SAVINGS BANK
                           401(K) PLAN



                           By:  /s/ J. Thomas Johnson
                              -------------------------------------
                              J. Thomas Johnson

                              TABLE OF CONTENTS

           List of Exhibits (filed herewith unless otherwise noted)

The exhibits filed as a part of this Registration Statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

 1.1 Engagement Letter between Newberry Federal Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.*

 1.2  Draft Form of Agency Agreement*
 2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Newberry Federal Savings Bank)*
 3.1  Certificate of Incorporation of DutchFork Bancshares, Inc.*
 3.2  Bylaws of DutchFork Bancshares, Inc.*
 4.0  Specimen Stock Certificate of DutchFork Bancshares, Inc.*

 5.0  Opinion of Muldoon, Murphy & Faucette LLP re: legality*
 8.1  Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters*
 8.2  Opinion of Clifton D. Bodiford, CPA re:  State Tax Matters*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2  Form of Newberry Federal Savings Bank Employment Agreement*
10.3  Form of DutchFork Bancshares, Inc. Employment Agreement*
10.4  Form of Newberry Federal Savings Bank Employee Severance Compensation
      Plan*
10.5  Form of Newberry Federal Savings Bank Supplemental Executive Retirement
      Plan*

10.6  Adoption Agreement for Employees Savings & Profit Sharing Plan and
      Trust*
21.0 Newberry Federal Savings Bank will be the Sole Subsidiary of DutchFork Bancshares, Inc.*

23.1  Consent of Muldoon, Murphy & Faucette LLP*
23.2  Consent of Clifton D. Bodiford, CPA

23.3  Consent and Subscription Rights Opinion of Keller & Company, Inc.*
24.1  Powers of Attorney*
27.0  Financial Data Schedule*
99.1  Appraisal Report of Keller & Company, Inc. (P)*
99.2  Marketing Materials*

99.3  Updated Appraisal Report of Keller & Company, Inc. (P)*
--------------------------------------
(P) Filed pursuant to Rule 202 of Regulation S-T.

* Previously filed.